UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SILICON GRAPHICS INTERNATIONAL CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.001 per share, of Silicon Graphics International Corp.

(2)	Aggregate number of securities to which transaction applies:

As of August 22, 2016, (A) 36,516,417 shares of common stock issued and outstanding, (B) 379,894 shares of common stock issuable upon the exercise of outstanding stock options with exercise price below $7.75 and (C) 2,372,175 shares of common stock underlying outstanding awards of restricted stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 36,516,417 shares of common stock multiplied by $7.75 per share; (B) 379,894 shares of common stock underlying outstanding of stock options multiplied by $7.75 per share and (C) 2,372,175 shares of common stock underlying restricted stock units multiplied by $7.75 per share. In accordance with Exchange Act Rule 0-11, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001007.

(4)	Proposed maximum aggregate value of transaction:

$304,330,766.50

(5)	Total fee paid:

$30,646.11

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Proxy Statement — Subject to Completion, Dated August [    ], 2016

SILICON GRAPHICS INTERNATIONAL CORP.

[                    ], 2016

To the Stockholders of Silicon Graphics International Corp.:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the “Special Meeting,” of Silicon Graphics International Corp., a Delaware corporation, which we refer to as “SGI,” the “Company,” “we,” “us,” or “our,” to be held on [            ], 2016, at [    ]:00 p.m., Pacific Time, at our principal executive offices at 900 North McCarthy Blvd., Milpitas, California 95035.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” dated as of August 11, 2016, by and among SGI, Hewlett Packard Enterprise Company, which we refer to as “HPE” or “Parent,” and Satellite Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HPE, which we refer to as “Acquisition Sub,” and approve the Merger and the other transactions contemplated by the Merger Agreement (as defined below). Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into SGI, which we refer to as the “Merger,” and SGI will become a wholly owned subsidiary of HPE. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $7.75 in cash, without interest and less any applicable withholding taxes, for each share of common stock of SGI that you own (unless you have properly exercised and perfected your appraisal rights), which represents a premium of approximately (i) 43% over the average closing price of SGI’s common stock for the 30 calendar days ending on August 10, 2016, the last trading day prior to the date the Merger Agreement was publicly announced, and (ii) 41% over the closing price of SGI’s common stock on August 10, 2016.

The Board of Directors of SGI, which we refer to as the “Board of Directors,” after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of SGI and its stockholders; (2) approved and declared advisable the Merger Agreement and the consummation by SGI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the stockholders of SGI for adoption; and (4) resolved to recommend that SGI stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board of Directors recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of SGI as of the record date. Please note that any abstention or other failure to vote your shares of common stock will be counted as a “NO” vote for purposes of adopting the Merger Agreement and approving the Merger and the other transactions contemplated thereby.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders May Call Toll-Free: (800) 322-2885

Banks & Brokers May Call Collect: (212) 929-5500

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Ronald D. Verdoorn	Jorge L. Titinger

Chairman of the Board	President and Chief Executive Officer

The accompanying proxy statement is dated [            ], 2016 and, together with the enclosed form of proxy card, is first being mailed to stockholders of SGI on or about [            ], 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

SILICON GRAPHICS INTERNATIONAL CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [            ], 2016

Notice is hereby given that a special meeting of stockholders, which we refer to as the “Special Meeting,” of Silicon Graphics International Corp., a Delaware corporation, which we refer to as “SGI,” the “Company,” “we,” “us,” or “our,” will be held on [                    ], 2016, at [    ] p.m., Pacific time, at our principal executive offices at 900 North McCarthy Blvd., Milpitas, California 95035, for the following purposes:

1. Approval of the Merger Agreement. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” dated as of August 11, 2016, by and among SGI, Hewlett Packard Enterprise Company, which we refer to as “HPE” or “Parent,” and Satellite Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HPE, which we refer to as “Acquisition Sub,” and approve the Merger and the other transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into SGI, which we refer to as the “Merger,” and SGI will become a wholly owned subsidiary of HPE;

2. Adjournment or Postponement of the Special Meeting. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting;

3. Advisory Vote Regarding Merger-Related Compensation. To consider and vote on a nonbinding, advisory basis, the compensation that will or may become payable to SGI’s named executive officers by SGI that is based on or otherwise relates to adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and

4. Any Other Business. To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on [                    ], 2016 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone.

If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

By the Order of the Board of Directors,

Ronald D. Verdoorn	Jorge L. Titinger
Chairman of the Board	President and Chief Executive Officer

Dated: [                    ], 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders May Call Toll-Free: (800) 322-2885

Banks & Brokers May Call Collect: (212) 929-5500

i

Annexes

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Satellite Acquisition Sub, Inc., a wholly-owned subsidiary of Hewlett Packard Enterprise Company, with and into Silicon Graphics International Corp., with Silicon Graphics International Corp. surviving as the wholly-owned subsidiary of Hewlett Packard Enterprise Company, which we refer to as the “Merger”, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information”. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “SGI,” the “Company,” “we,” “our,” “us” and similar words refer to Silicon Graphics International Corp., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Hewlett Packard Enterprise Company as “HPE” and Satellite Acquisition Sub, Inc. as “Acquisition Sub”. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of August 11, 2016, by and among SGI, HPE and Acquisition Sub, as it may be amended from time to time, as the “Merger Agreement”.

Parties Involved in the Merger (Page 34)

Silicon Graphics International Corp.

SGI is a global leader in high performance solutions for compute, data analytics and data management, that enable customers to accelerate time to discovery, innovation, and profitability. SGI is focused on helping customers solve their most demanding business and technology challenges.

SGI develops, markets and sells a broad line of low cost, mid-range and high-end scale-out and scale-up servers, enterprise-class storage, differentiating software and designed-to-order solutions for large-scale data center deployments, coupled with global support and highly experienced professional services. SGI solutions are designed to deliver high impact results with lower total cost of ownership and to achieve industry-leading speed, scale and efficiency.

SGI solutions are utilized by scientific, business and government communities to fulfill highly compute-intensive application needs in petascale and exascale environments. Delivering industry-leading computing power and fast and efficient data movement, both within the computing system and to and from large-scale data storage installations, SGI systems enable customers to access, analyze, transform, manage and visualize information in real and near real-time.

SGI has approximately 1,100 employees worldwide and has 600 granted and pending patents. SGI serves over 6,500 customers and sells products and services in about 50 countries through a direct and indirect sales force, including original equipment manufacturers, system integrators and value added resellers. SGI has over 260 active partners.

SGI’s common stock is listed on The NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “SGI”.

SGI’s principal executive office is located at 900 North McCarthy Blvd., Milpitas, California 95035, and its telephone number is (669) 900-8000.

Hewlett Packard Enterprise Company

HPE is a leading global provider of the cutting-edge technology solutions customers need to optimize their traditional Information Technology (‘‘IT’’) while helping them build the secure, cloud-enabled, mobileready future that is uniquely suited to their needs. HPE’s legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and HPE strives every day to uphold and enhance that legacy through dedication to providing innovative technological solutions to its customers.

HPE believes that it offers the most comprehensive portfolio of enterprise solutions in the IT industry. With an industry-leading position in servers, storage, networking, converged systems, software and services, combined with its customized financing solutions, HPE believes that it is best equipped to deliver the right IT solutions to help drive optimal business outcomes for its customers.

HPE’s common stock, par value $0.01 (which we refer to as “HPE common stock”), is listed on the New York Stock Exchange, which we refer to as “NYSE,” under the symbol “HPE”.

HPE’s principal executive office is located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 687-5817.

Satellite Acquisition Sub, Inc.

Satellite Acquisition Sub, Inc. is a wholly owned direct subsidiary of HPE and was formed on August 8, 2016, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement and has not engaged in any business activities, other than in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Satellite Acquisition Sub, Inc.’s principal executive office is located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 687-5817.

The Merger and the Merger Consideration (Page 36)

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Acquisition Sub will merge with and into SGI, and SGI will continue as the surviving corporation and as a wholly owned subsidiary of HPE, which we refer to as the “Surviving Corporation”. Upon completion of the Merger, SGI will cease to be a publicly traded company and each outstanding share of SGI common stock , par value $0.001 per share (which we refer to as “our common stock”), that is issued and outstanding immediately prior to the effective time of the Merger (other than (i) any shares held by SGI or its wholly-owned subsidiaries or owned, directly or indirectly, by HPE or Acquisition Sub, and (ii) any shares owned by stockholders who are entitled to and who shall have properly exercised and perfected appraisal rights under the Delaware General Corporation Law, which we refer to as the “DGCL”), will be canceled, extinguished and automatically converted into the right to receive $7.75 per share, in cash, without interest and less any applicable withholding taxes, which we refer to as the “Merger Consideration”. Following the completion of the Merger, you will no longer own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any other rights as a stockholder of SGI (except that stockholders who shall have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below in the section of this proxy statement captioned “The Merger — Appraisal Rights”).

If the Merger is completed and your shares of our common stock are held in book-entry form, the paying agent (as defined in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”) will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your stock certificate(s) representing your shares of our common stock to the paying agent following consummation of the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section in this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”.

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name.”

Material U.S. Federal Income Tax Consequences of the Merger (Page 67)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in this proxy statement in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash in the Merger, unless such Non-U.S. Holder has certain connections to the United States.

The determination of actual tax consequences of the Merger to a holder of our common stock will depend on the holder’s specific situation. For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

Treatment of Equity Incentive Awards (Page 58)

As a result of the Merger, the treatment of SGI’s equity awards that are outstanding immediately prior to the time at which the Merger will become effective, which we refer to as the “Effective Time,” will be as follows:

Options

At the Effective Time, each option to purchase shares of our common stock (which we refer to as “Company Option”), granted under the Company’s 2014 Omnibus Incentive Plan, 2006 New Recruit Equity Incentive Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan or 2005 Employee Stock Purchase Plan, each as amended, which we refer to collectively as the “Company Equity Plans”, that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time will be converted into and become an option, fully vested and immediately exercisable, to purchase HPE common stock (which we refer to as “HPE Option”), with (i) the number of shares of HPE common stock subject to such HPE Option obtained by multiplying the number of shares of our common stock subject to the Company Option by the Conversion Ratio, rounded down to the nearest whole share, and

(ii) an exercise price equal to the exercise price for the Company Option divided by the Conversion Ratio and rounded up to the nearest whole cent. Each HPE Option shall otherwise be subject to the same terms and conditions of the Company Equity Plans. As used herein, “Conversion Ratio” means the quotient obtained by dividing (x) $7.75 by (y) the average of the closing sale prices of one share of HPE common stock as reported on the New York Stock Exchange for each of the five consecutive trading days immediately preceding (but not including) the date on which the Merger is consummated, which we refer to as the “Parent Closing Price”.

Restricted Stock Units

At the Effective Time, each award of unvested restricted stock units (including performance-based stock units, referred to as “PSUs”), which we refer to collectively as the “Restricted Stock Units”, granted under any Company Equity Plans that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time (other than those Restricted Stock Units that become settlable as a result of the consummation of the Merger and are settled in shares of our common stock) will be converted into and thereafter represent the right with respect to HPE common stock, and HPE will assume the Restricted Stock Units in accordance with the terms of the Company Equity Plans and/or restricted stock unit agreement by which each Restricted Stock Unit is evidenced, as applicable. Accordingly, from and after the Effective Time, (i) HPE’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Restricted Stock Unit assumed by HPE; (ii) the Restricted Stock Units assumed by HPE will represent the right to receive shares of HPE common stock (or cash, if so provided under the terms of such Restricted Stock Units or required by applicable law) upon settlement of such Restricted Stock Units promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms); (iii) the number of shares of HPE common stock subject to each award of Restricted Stock Units will be equal to the number of shares of our common stock subject to such award immediately prior to the Effective Time (100% of the target number of shares of our common stock set forth in the applicable award agreement governing the Restricted Stock Unit as applied to any portion of the Restricted Stock Unit that remains subject to performance-based vesting criteria, in each case to the extent such portion is outstanding immediately prior to the cancellation of such Restricted Stock Unit) multiplied by the applicable Conversion Ratio, rounded down to the nearest whole share, with any remaining fractional share discarded; and (iv) the performance-based vesting requirement shall be waived in favor of time based vesting over the original vesting period.

Conditions to the Merger (Page 88)

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of the following conditions at or prior to the Effective Time:

•	the Merger Agreement shall have been adopted by the holders of at least a majority of our outstanding common stock, which we refer to as the “Company Stockholder Approval”;

•	the required antitrust approvals pursuant to the HSR Act and the antitrust laws of certain other countries will have been obtained or made, as applicable, and the respective waiting periods required in connection with such required antitrust approvals will have expired or terminated; and

•	no order, injunction, ruling or other legal restraint and no provision of law will prohibit or make illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that prior to invoking this condition, a party shall have taken all actions required of such party by the Merger Agreement to have any such injunction, order or other prohibition lifted.

In addition, the obligations of HPE and Acquisition Sub to effect the Merger are subject to the satisfaction or waiver by HPE of the following conditions:

•	SGI’s representations and warranties in the Merger Agreement regarding (i) stockholder approval and (ii) the receipt of a fairness opinion from Dean Bradley Osborne Partners LLC, which we refer to as “DBO”, were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•	SGI’s representations and warranties in the Merger Agreement regarding the absence of changes that constitute or would reasonably be expected to have or result in a Company Material Adverse Effect (as defined in the Merger Agreement) and inapplicability of anti-takeover statutes were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•	SGI’s representations and warranties in the Merger Agreement regarding SGI’s capitalization were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies in such representations and warranties that are de minimis in nature;

•	each of the remaining representations and warranties of SGI set forth in the Merger Agreement were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for any inaccuracies (considered collectively) which do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect (as defined in the Merger Agreement);

•	SGI will have complied with and performed in all material respects each covenant or agreement contained in the Merger Agreement to be complied with or performed by SGI at or prior to the Effective Time;

•	since the date of the Merger Agreement, there will not have occurred and be continuing any event, change, circumstance, occurrence, effect or state of facts that has had or would reasonably be expected to have or result in a Company Material Adverse Effect (as defined in the Merger Agreement);

•	SGI will have delivered to HPE a certificate signed by its Chief Executive Officer and Chief Financial Officer certifying that the foregoing conditions to HPE’s and Acquisition Sub’s obligations to complete the Merger have been satisfied;

•

there will not be pending any action by any governmental entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements (as defined in the Merger Agreement), (ii) relating to the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements and seeking to obtain from HPE or the Company or any of its subsidiaries (collectively, the “Acquired Corporations”) any damages or other relief that may be material to HPE or the Acquired Corporations, (iii) seeking to prohibit or limit in any material respect HPE’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations, (iv) that could materially and adversely affect the right or ability of HPE, or any of the Acquired Corporations, to own the assets or operate the business of any of the Acquired Corporations, or (v) seeking to compel any of the Acquired Corporations, HPE or any subsidiary of HPE to dispose of or hold separate any shares of our common stock or any material assets as a result of the Merger or any of the other transactions contemplated by the Merger Agreement; and

•	HPE shall have received a duly executed payoff letter in customary form from Morgan Stanley Senior Funding, Inc. pertaining to the credit agreement that SGI has therewith providing for the release of all encumbrances in favor of such party upon the discharge in full in accordance with such payoff letter, which payoff is expected to be made promptly following the consummation of the Merger.

In addition, SGI’s obligations to effect the Merger are subject to the satisfaction or waiver by SGI of the following conditions:

•	the representations and warranties of HPE and Acquisition Sub in the Merger Agreement were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date, except (i) for any inaccuracies (considered collectively) that do not constitute, and would not reasonably be expected to have or result in, an HPE Material Adverse Effect (as defined in the Merger Agreement), and (ii) for such representations and warranties that expressly relate to an earlier date, in which case as of such earlier date;

•	HPE and Acquisition Sub must have complied with and performed in all material respects each covenant or agreement contained in the Merger Agreement to be complied with or performed by them at or prior to the Effective Time; and

•	HPE will have delivered to SGI a certificate, signed by an authorized officer of each of HPE and Acquisition Sub certifying that the foregoing conditions to SGI’s obligations to complete the Merger have been satisfied.

Recommendations of the Board of Directors (Page 45)

After considering various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” SGI’s Board of Directors, which we refer to as the “Board of Directors,” unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of SGI and its stockholders; (2) approved and declared advisable the Merger Agreement and consummation by SGI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the stockholders of SGI for adoption and (4) resolved to recommend that SGI stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger (which we refer to collectively as the “Board Recommendation”).

Opinion of Dean Bradley Osborne Partners LLC (“DBO”) (Page 48)

We retained DBO to act as our independent financial advisors in connection with the Merger. We selected DBO to act as our independent financial advisors based on DBO’s qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. At the meeting of the Board of Directors on August 11, 2016, DBO rendered its oral opinion, subsequently confirmed in writing, that as of August 11, 2016, and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by SGI’s stockholders, excluding any shares held by HPE or any affiliates of HPE and any dissenting shares (as defined in the section of this proxy statement captioned “The Merger — Merger Consideration”), pursuant to the Merger Agreement was fair, from a financial point of view, to those SGI stockholders.

The full text of the written opinion of DBO, dated August 11, 2016, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by DBO in rendering its opinion. You should read the opinion carefully in its entirety. DBO’s opinion was provided to the Board of Directors and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the consideration to be received by SGI’s stockholders, excluding any shares HPE or any affiliates of HPE and any dissenting shares (as defined in the section of this proxy statement captioned “The Merger — Merger Consideration”), pursuant to the Merger Agreement. It does not address any other aspect of the Merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the Merger or any other matter. For a further discussion of DBO’s opinion, see the section of this proxy statement captioned “The Merger — Opinion of Opinion of Dean Bradley Osborne Partners LLP”.

Interests of SGI’s Directors and Executive Officers in the Merger (Page 57)

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted by SGI’s stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	the entitlement of each executive officer who is eligible to participate in the Company’s Severance and Change of Control Policy for Officers and Directors, effective September 19, 2014, which we refer to as the “Severance and Change of Control Policy,” to receive payments and benefits under the Severance and Change of Control Policy in connection with an involuntary termination of service other than for “Cause” or voluntary resignation following certain circumstances as set forth in the Severance and Change of Control Policy within the 12-month period immediately following the Effective Time, which may include:

•	accelerated vesting of shares subject to each equity-based award held by eligible executive officers;

•	a lump sum severance payment equal to a full year of the executive officers’ annual base salary, the full amount of their annual target bonuses and the prorated amount of their target bonuses in which the year of termination occurred; and

•	Company-provided health continuation coverage for a period of time following termination.

•	continued indemnification and directors’ and officers’ liability insurance.

If the proposal to adopt the Merger Agreement and the Merger and the other transactions contemplated thereby is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of SGI’s Directors and Executive Officers in the Merger.”

Appraisal Rights (Page 62)

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and adoption of the Merger and the other transactions contemplated thereby, who continuously hold their shares of our common stock through the Effective Time, and who properly demand appraisal of their shares of our common stock in compliance with the requirements of Section 262 of the DGCL, which we refer to as “Section 262,” will be entitled to exercise appraisal rights in connection with the Merger under Section 262. This means that holders of shares of our common stock who may exercise appraisal rights and who also have properly exercised, perfected and not lost those appraisal rights are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as those holders comply exactly with the procedures established by Section 262.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.

To exercise your appraisal rights, you must follow exactly the procedures specified under the DGCL, including, (i) delivering a written demand for appraisal to SGI before the vote is taken on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; (ii) not submitting a proxy or otherwise voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; and (iii) continuing to hold your shares of our common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement in the section captioned “The Merger — Appraisal Rights” and Section 262 regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Non Solicitation of Other Offers (Page 82)

Under the terms of the Merger Agreement, SGI shall not (and shall not resolve or propose to) directly or indirectly, and shall ensure that each of its subsidiaries and the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of SGI and its subsidiaries, which we refer to collectively for the purpose of this section as “representatives,” do not (and do not resolve or propose to) directly or indirectly:

•	solicit, initiate or knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as defined below), including by approving any transaction, or approving any person (other than HPE and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL;

•	furnish or otherwise provide access to any non-public information regarding SGI or any of its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or

•	engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry.

Any violation of the restrictions, procedures and agreements set forth in the non-solicitation provisions of the Merger Agreement by any representative of SGI or any of its subsidiaries, whether or not such person is purporting to act on behalf of SGI or any of its subsidiaries, or otherwise, will be deemed to be a breach of the non-solicitation provisions of the Merger Agreement by SGI.

Notwithstanding the restrictions described above, these covenants will not prohibit SGI or its representatives, at any time prior to obtaining the adoption of the Merger Agreement by its stockholders, from furnishing information (including non-public information) regarding SGI and its subsidiaries to participate in discussions and negotiations with a person making an unsolicited, bona fide, written Acquisition Proposal if:

•	SGI has received an unsolicited, bona fide written Acquisition Proposal;

•	such Acquisition Proposal did not otherwise result from a breach of the non-solicitation provisions of the Merger Agreement; and

•	the Board of Directors determines in good faith, after consultation with its outside counsel and financial advisor, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Offer (as defined below).

In addition, except as permitted by the Merger Agreement, the Board of Directors has agreed that neither it, nor any of its committees, will: (i) withdraw or modify in a manner adverse to HPE or Acquisition Sub, permit the withdrawal or modification in a manner adverse to HPE or Acquisition Sub, or publicly propose to withdraw or modify in a manner adverse to HPE or Acquisition Sub, the Board Recommendation (any of the foregoing actions being referred to as an “Adverse Recommendation Change”); or (ii) approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any Acquisition Proposal, or cause or permit SGI or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an Acquisition Transaction (as defined below), other than an Acceptable Confidentiality Agreement.

Prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, SGI shall: (i) give HPE written notice of the identity of such person and of SGI’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person; and (ii) receive from such person, and deliver to HPE a copy of an executed acceptable confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of the Acquired Corporations and containing other provisions no less favorable to SGI than the provisions of the confidentiality agreement entered into by and between HPE and SGI in connection with the Merger (an “Acceptable Confidentiality Agreement”)

In the event that SGI, any other Acquired Corporation or any of their directors, officers or financial advisors receives an Acquisition Proposal or Acquisition Inquiry at any time during period before the closing of the Merger, SGI is required, pursuant to the terms of the Merger Agreement, to promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify HPE of such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry, the material terms and conditions thereof, and, if available, a copy of any written documentation received by such Acquired Corporation setting forth such terms and conditions).

SGI has agreed to promptly (and in no event later than 24 hours) respond to reasonable requests from HPE with respect to the status of any such Acquisition Proposal or Acquisition Inquiry.

SGI has further agreed to promptly request each person or entity that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information heretofore furnished to such person or entity by or on behalf of any of the Acquired Corporations and discontinue the access of any third party that, as of the date of the Merger Agreement, had access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

In addition to the obligations set forth above, SGI has also agreed that it will not, and will ensure that each other Acquired Corporation will not, in connection with an Acquisition Proposal, release or permit the release of any person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights, and will use its reasonable best efforts to enforce or cause to be enforced each such agreement at the request of HPE.

As described in this proxy statement, “Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by HPE or any of its affiliates) contemplating or otherwise relating to any Acquisition Transaction.

As described in this proxy statement, “Acquisition Transaction” shall mean any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement) involving (a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a person or entity or “group” (as defined in the Exchange Act and the rules thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company or the surviving entity in a merger or the resulting direct or indirect parent of the Company or surviving entity; or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of any class of voting securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class); (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter); or (c) any liquidation or dissolution of any of the Acquired Corporations whose business constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter).

As described in this proxy statement, “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than from HPE or any of HPE’s affiliates) that would reasonably be expected to lead to an Acquisition Proposal.

As described in this proxy statement, “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal, which the board of directors of the Company determines in good faith, after taking into account the advice of its financial advisor and outside legal counsel, is: (i) more favorable to SGI’s stockholders from a financial point of view than the terms of the Merger, taking into account all financial, legal, regulatory and other aspects of such proposal and the person or entity making the proposal (including any changes to the terms of the Merger Agreement proposed by HPE to SGI in response to such proposal or otherwise, and any fees payable by SGI thereunder); and (ii) is reasonably likely to be consummated on the terms proposed; provided, that for purposes of this definition of “Superior Offer” and the definition of “Acquisition Proposal” as used in this definition, the references to 15% in the definition of Acquisition Proposal shall be deemed to be references to 50%.

Termination of the Merger Agreement; Termination Fees (Page 90)

SGI and HPE may terminate the Merger Agreement at any time prior to the Effective Time by mutual consent.

In addition, either SGI or HPE may terminate the Merger Agreement at any time prior to the Effective Time if:

•	the Merger shall have not been consummated on or before May 11, 2017, which we refer to as the “outside date”; provided, however, that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the primary cause of, or the primary factor that resulted in, the consummation of the Merger not occurring on or prior to the outside date;

•	a court or governmental entity of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, or making the consummation of the Merger illegal, provided, however, that a party shall not be permitted to terminate the Merger Agreement pursuant to this provision if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•	the approval of SGI’s stockholders sought by this proxy statement shall have not been obtained at the stockholders’ meeting we plan to convene for the purpose of obtaining that approval, or any adjournment or postponement of SGI’s stockholders’ meeting at which a vote on the adoption of the Merger Agreement will be taken; or

•	in the case of SGI, HPE, and, in the case of HPE, SGI, shall have failed to perform any of its covenants or agreements set forth in the Merger Agreement (other than, solely in the case of HPE, with respect to SGI’s failure to perform the covenants and agreements in the Merger Agreement regarding non-solicitation and stockholders’ meetings, the treatment of which is described in the section immediately below this paragraph), or if any of such other party’s representations and warranties set forth in the Merger Agreement were inaccurate as of the date of the Merger Agreement or shall have become inaccurate and continue to be inaccurate as of the Effective Time, and which failure to perform or to be accurate, either individually or in the aggregate, (i) would result in the failure of certain conditions to the obligation of the terminating party to effect the Merger; and (ii) cannot be or has not been cured by the earlier of the outside date and 30 days following the giving of written notice of such failure to the other party; provided, that no party will have the right to terminate if it is then in material breach of any of its representatives, warranties, covenants or agreements under the Merger Agreement.

HPE may also terminate the Merger Agreement if a Triggering Event shall have occurred. A “Triggering Event” is defined as the occurrence of any of the following: (a) the Board of Directors or any committee thereof shall have made an Adverse Recommendation Change; (b) SGI shall have failed to include in this proxy statement the Board Recommendation; (c) the Board of Directors fails to reaffirm unanimously and publicly its recommendation of the Merger Agreement and the Merger, within five business days (or, if earlier, prior to the time of the Company holds the stockholder meeting to vote on the adoption of the Merger Agreement and the Merger, which we refer to as the “Company Stockholder Meeting”) after HPE requests in writing that such recommendation be reaffirmed publicly following the delivery of a notice by the Board of Directors to HPE pursuant to the Merger Agreement; (d) a tender or exchange offer relating to shares of our common stock shall have been commenced by a third party and SGI shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer (or, if earlier, prior to the time of the Company Stockholder Meeting), a statement disclosing that SGI recommends rejection of such tender or exchange offer and reaffirming the Board Recommendation; (e) an Acquisition Proposal is publicly announced, and SGI fails to issue a press release that reaffirms the Board Recommendation, within five business days (or, if earlier, prior to the time of the Company Stockholder Meeting) after such Acquisition Proposal is publicly announced; or (f) SGI, any of its subsidiaries or any of their respective representatives shall have breached the non-solicitation provisions of the Merger Agreement in any material respect, which results in an Acquisition Proposal.

SGI may also, subject to complying with the obligations described above under the caption “No Solicitation of Other Offers”, terminate the Merger Agreement at any time prior to obtaining the Company Stockholder Approval in order to accept a Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Superior Offer (which we refer to as the “Specified Definitive Acquisition Agreement”): (i) the Board of Directors authorizes SGI, subject to complying with the terms of the Merger Agreement, to enter into a Specified Definitive Acquisition Agreement; (ii) immediately prior to or substantially concurrently with the termination of the Merger Agreement, SGI enters into the Specified Definitive Acquisition Agreement with respect to such Superior Offer; and (iii) SGI, immediately prior to or concurrently with such termination, pays HPE the termination fee required by the Merger Agreement (as more fully described below).

Fees Payable by SGI (Page 90)

Except for a termination fee payable in specified circumstances, or with respect to a prevailing party in an action or suit related to the Merger Agreement, SGI, on the one hand, and HPE and Acquisition Sub, on the other hand, are each responsible for all of their own respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement, whether or not the Merger is completed.

SGI must pay to HPE a termination fee of $12.2 million if the Merger Agreement is terminated (i) under specified circumstances relating to a Specified Definitive Acquisition Agreement or an Acquisition Proposal, (ii) in the event SGI is in material breach of the Merger Agreement or the SGI’s stockholders do not vote in favor of the adoption of the Merger Agreement or the Merger shall not have been consummated on or prior to May 11, 2017 and (x) at such time an alternative Acquisition Transaction was publicly announced and (y) SGI enters into an Acquisition Transaction within 12 months of such termination (where, for purposes of clause (y) all references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”), or (iii) in the event a Triggering Event has occurred.

For more information on these termination fees, see the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement; Termination Fees.”

The Special Meeting (Page 26)

Date, Time and Place

A special meeting of stockholders of SGI, which we refer to as the “Special Meeting,” will be held on [            ], 2016, at [    ]:00 p.m., Pacific time, at our principal executive offices at 900 North McCarthy Blvd., Milpitas, California 95035.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on [                ], 2016, which we refer to as the “Record Date”. You will have one vote at the Special Meeting for each share of our common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to: (1) adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Quorum

As of the Record Date, there were [                ] shares of our common stock outstanding and entitled to vote at the Special Meeting. The stockholders of SGI representing a majority of the voting power of the issued and outstanding common stock of SGI, present in person or represented by proxy, shall constitute a quorum at the Special Meeting.

Required Vote

If a quorum is present, the affirmative vote of a majority of the outstanding shares of common stock of SGI is required to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. A failure to vote your shares of our common stock and an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

Approval of each of the proposal to adjourn the Special Meeting, whether or not a quorum is present at the Special Meeting, and the non-binding, advisory vote, of certain compensation that will or may become payable to SGI’s executive officers in connection with the Merger, if a quorum is present, requires the affirmative vote of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against these proposals but failure to vote your shares will have no effect on the outcome of these proposals.

Concurrently with the execution of the Merger Agreement, Jorge L. Titinger, President and Chief Executive Officer of SGI and a member of the Board of Directors, Cassio Conceicao, Executive Vice President and Chief Operating Officer of SGI, Mekonnen Asrat, Senior Vice President and Chief Financial Officer of SGI, Kirk Williams, Senior Vice President, General Counsel and Corporate Secretary of SGI, Peter Hilliard, Senior Vice President and Chief Administrative Officer of SGI, as well as the remaining members of the Board of Directors, Ronald D. Verdoorn, Charles M. Boesenberg, Gary A. Griffiths, Michael W. Hagee, Douglas R. King, Nina Richardson and Kirsten Wolberg, who beneficially own an aggregate of 596,075 of shares of our common stock outstanding as of August 10, 2016 (the date prior to executing the Voting Agreement), representing approximately 1.5% of shares of Company stock outstanding as of that date, entered into a voting agreement with HPE (the “Voting Agreement”), pursuant to which each of them agreed, among other things, (i) to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) on certain restrictions in the transfer of their shares of SGI’s common stock. The Voting Agreement is executed by each of these directors and officers in an individual’s capacity as a stockholder, and therefore does not limit or restrict such signatory thereto from acting in his or her capacity as a director or officer in such person’s discretion on any matter. The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement. A copy of the Voting Agreement is attached as Annex D to this proxy statement and is incorporated herein by reference.

Share Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [                ] shares of our common stock, representing approximately [    ]% of the shares of our common stock outstanding on the Record Date. As described above, directors and executive officers have entered into the Voting Agreement obligating them to vote, all of their shares of our common stock (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby (the “Board Recommendation”); and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and have further informed us that they currently intend to vote (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger].

Voting and Proxies

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (1) signing another proxy card with a later date and returning it to us prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, and “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s executive officers in connection with the Merger.

Shares of our common stock represented at the Special Meeting but not voted, including shares of our common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal. If you abstain from voting, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, “AGAINST” the proposal to adjourn the Special Meeting, whether or not a quorum is present, and “AGAINST” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s executive officers in connection with the Merger. If you do not execute a proxy card, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s executive officers in connection with the Merger. Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s executive officers in connection with the Merger.

Effect on SGI if the Merger is Not Completed (Page 35)

If the Merger Agreement is not adopted and the Merger and the other transactions contemplated by the Merger Agreement are not approved by stockholders or if the Merger is not completed for any other reason, SGI stockholders will not receive any payment for their shares of our common stock. Instead, SGI will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic and current reports with the Securities and Exchange Commission, which we refer to as the “SEC”. Under specified circumstances, SGI will be required to pay HPE a termination fee upon the termination of the Merger Agreement. For more details, see the section of this proxy statement captioned “The Merger — Effect on SGI if the Merger is Not Completed.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information”.

Q:	Why am I receiving these materials?

A:	The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of common stock of SGI, as of the Record Date, in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Acquisition Sub will merge with and into SGI, and SGI will become a wholly owned subsidiary of HPE and to adopt the Merger and the other transactions contemplated by the Merger Agreement, including the Merger;

2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and

3)	To approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [ ], 2016, at [ ]:00 p.m., Pacific Time, at our principal executive offices at 900 North McCarthy Blvd., Milpitas, California 95035.

Q:	Who is entitled to vote at the Special Meeting?

A:	Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of our common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of our common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted in person.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on SGI?

A:	The proposed Merger is the acquisition of SGI by HPE. If the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Acquisition Sub will merge with and into SGI, with SGI continuing as the Surviving Corporation. As a result of the Merger, SGI will become a wholly owned subsidiary of HPE, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic or current reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $7.75 for each share of our common stock that you own, unless you have properly exercised, perfected and not withdrawn or lost your appraisal rights under the DGCL. For example, if you own 100 shares of our common stock, you will receive $775.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes.

Q:	How does the Merger Consideration compare to the market price of the common stock?

A:	The relationship of the Merger Consideration to the trading price of our common stock constituted a premium of approximately (i) 43% over the average closing price of our common stock for the 30 calendar days ending on August 10, 2016, the last trading day prior to the date when the Merger Agreement was publicly announced, and (ii) 41% over the closing price of our common stock on August 10, 2016.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:	No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates, as described in the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name”.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:	The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of our common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies SGI in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors, after considering the various factors described in the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of SGI and its stockholders; (2) approved and declared advisable the Merger Agreement and consummation by SGI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the stockholders of SGI for adoption and (4) resolved to recommend that SGI stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

The Board of Directors recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby (the “Board Recommendation”); (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement and the Merger and the other transactions contemplated thereby are not adopted and approved by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, SGI will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic and current reports with the SEC. See the section of this proxy statement captioned “The Merger — Effect on SGI if the Merger is Not Completed”.

Under specified circumstances, SGI will be required to pay HPE a termination fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement; Termination Fees”.

Q:	What constitutes a quorum?

A:	Stockholders of SGI representing a majority of the voting power of the issued and outstanding common stock of SGI, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. As of the Record Date, [ ] shares of our common stock will be required to obtain a quorum. When a quorum is present to organize a meeting of SGI stockholders, it is not broken by the subsequent withdrawal of any SGI stockholders. Abstentions and any broker non-votes are considered as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

Q:	What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger?

A:	Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

Approval, by non-binding, advisory vote, of certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger also requires the affirmative vote of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on either the proposal to adjourn the Special Meeting, or the proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on either of these proposals. However, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	Are there any other risks to me from the Merger that I should consider?

A:	Yes. There are risks associated with all business combinations, including the Merger. For further detail, see the section of this proxy statement captioned “Forward-Looking Statements”.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by SGI.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. For voting purposes, any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, and as a result, any shares held in “street name” will not be combined for voting purposes with shares that you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for the shares held in each such form, because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing such account.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot;

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, or the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us in accordance with the instructions therein prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” Mekonnen P. Asrat, our Chief Financial Officer, and Kirk O. Williams, our General Counsel, with full power of substitution, are the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:	SGI intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that SGI files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information”.

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:	If you are a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

The determination of actual tax consequences of the Merger to a holder of our common stock will depend on the holder’s specific situation. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”.

Q:	What will the holders of SGI stock options and restricted stock units receive in the Merger?

A:

At the Effective Time, each option to purchase shares of our common stock (which we refer to as “Company Option”), granted under the Company’s 2014 Omnibus Incentive Plan, 2006 New Recruit Equity Incentive Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan or 2005 Employee Stock Purchase Plan, each as amended, which we refer to collectively as the “Company Equity Plans,” that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time will be converted into and become an option, fully vested and immediately exercisable, to purchase HPE common stock (which we refer to as “HPE Option”), with (i) the number of shares of HPE common stock subject to such HPE Option obtained by multiplying the number of shares of our common stock subject to the Company Option by the Conversion Ratio, rounded down to the nearest whole share, and (ii) an exercise price equal to the exercise price for the Company Option divided by the Conversion Ratio and rounded up to the nearest whole cent. Each HPE Option shall otherwise be subject to the same terms and conditions of the Company Equity Plans. As used herein, “Conversion Ratio” means the quotient obtained by dividing (x) $7.75 by (y) the average of the closing sale prices of one share of HPE common stock as reported on the New York Stock Exchange for each of the five consecutive trading days immediately preceding (but not including) the date on which the Merger is consummated, which we refer to as the “Parent Closing Price”.

At the Effective Time, each award of unvested restricted stock units (including performance-based stock units, referred to as “PSUs”), which we refer to collectively as the “Restricted Stock Units”, granted under any Company Equity Plans that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time (other than those Restricted Stock Units that will become settlable as a result of the consummation of the Merger and are settled in shares of our common stock) will be converted into and thereafter represent the right with respect to HPE common stock, and HPE will assume the Restricted Stock Units in accordance with the terms of the Company Equity Plans and/or restricted stock unit agreement by which each Restricted Stock Unit is evidenced, as applicable. Accordingly, from and after the Effective Time, (i) HPE’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Restricted Stock Unit assumed by HPE; (ii) the Restricted Stock Units assumed by HPE will represent the right to receive shares of HPE common stock (or cash, if so provided under the terms of such Restricted Stock Units or required by applicable law) upon settlement of such Restricted Stock Units promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms); (iii) the number of shares of HPE common stock subject to each award of Restricted Stock Units will be equal to the number of shares of our common stock subject to such award immediately prior to the Effective Time (100% of the target number of shares of our common stock set forth in the applicable award agreement governing the Restricted Stock Unit as applied to any portion of the Restricted Stock Unit that remains subject to performance-based vesting criteria, in each case to the extent such portion is outstanding immediately prior to the cancellation of such Restricted Stock Unit) multiplied by the Conversion Ratio, rounded down to the nearest whole share, with any remaining fractional share discarded; and (iv) the performance-based vesting requirement shall be waived in favor of time based vesting over the original vesting period.

Q:	What will happen to the ESPP (as defined below)?

A:	As of the date of the Merger Agreement, the Company took all such action as may be necessary to: (i) terminate any ongoing offering periods under the ESPP and refund all participant contributions with respect to any terminated offering period under the ESPP; and (ii) provide that no further offering period or purchase period shall commence under the ESPP after the date of the Merger Agreement.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first half of fiscal 2017 (occurring sometime prior to December 31, 2016). However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger,” many of which are outside of our control.

Q:	If the Merger is completed, how will I receive the cash for my shares?

A:

If the Merger is completed and your shares of our common stock are held in book-entry, the paying agent will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the paying agent in connection with the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section in this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures”.

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name”.

Q:	Am I entitled to appraisal rights under Delaware law?

A:	If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and who properly demand, and perfect, appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the Delaware General Corporation Law (the “DGCL”). This means that holders of shares of our common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement in the section captioned “The Merger — Appraisal Rights,” and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of SGI’s directors or officers have interests in the Merger that may differ from those of SGI stockholders generally?

A:	In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of SGI’s Directors and Executive Officers of SGI in the Merger”.]

Q:	Who can help answer my questions?

A:	If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders May Call Toll-Free: (800) 322-2885

Banks & Brokers May Call Collect: (212) 929-5500

FORWARD-LOOKING STATEMENTS

This proxy statement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included or incorporated by reference in this proxy statement, other than statements of historical fact, are forward-looking statements. Stockholders can identify forward-looking statements by the use of words such as “estimate,” “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) the Company may be unable to obtain Stockholder Approval as required for the proposed transaction; (2) other conditions to the closing of the proposed transaction may not be satisfied or waived; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction, including due to disruption of current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) the ability and timing to obtain required regulatory approvals; and (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; For a discussion of relevant factors, risks and uncertainties that could materially affect the Company’s future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended June 26, 2015, filed with the SEC on September 9, 2015 and incorporated herein by reference. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on [●], 2016, at [●]:00 p.m., Pacific Time, at our principal executive offices at 900 North McCarthy Blvd., Milpitas, California 95035.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby (the “Merger Proposal”); (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting (the “Adjournment Proposal”); and (iii) consider a non-binding, advisory proposal to approve certain compensation that will or may become payable to SGI’s named executive officers in connection with the Merger (the “Say-on-pay Proposal”).

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 900 North McCarthy Blvd., Milpitas, California 95035, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were [●] shares of our common stock outstanding and entitled to vote at the Special Meeting.

Stockholders of SGI representing a majority of the voting power of the issued and outstanding common stock of SGI, present in person or represented by proxy, shall constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

If a quorum is present, the affirmative vote of a majority of the outstanding shares of our common stock is required to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. Adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby by SGI’s stockholders is a condition to the closing of the Merger.

Approval of the Adjournment Proposal and the Say-on-pay Proposal, whether or not a quorum is present at the Special Meeting, each requires the affirmative vote of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Adoption of these two Proposals is not a condition to the closing of the Merger.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the Adjournment Proposal and the Say-on-pay Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Say-on-pay Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.

You will be entitled to one vote per share for each share of our common stock you owned on the Record Date.

Shares Held by SGI’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of our common stock, representing approximately [●]% of the shares of our common stock outstanding on the Record Date. Our directors and executive officers have informed us that they intend to vote, and each of them has entered into the Voting Agreement obligating them to vote, all of their shares of our common stock (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Say-on-pay Proposal.

Voting of Proxies

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Say-on-pay Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Say-on-pay Proposal.

Revocability of Proxies

If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the section of this proxy statement captioned “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of SGI and its stockholders; (2) approved and declared advisable the Merger Agreement and consummation by SGI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the stockholders of SGI for adoption and (4) resolved to recommend that SGI stockholders vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Say-on-pay Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by SGI. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, which we refer to as the “Proxy Solicitor,” to solicit proxies in connection with the Special Meeting at a cost of $[25,000], plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, we anticipate that the Merger will be consummated in the first half of 2017.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, who continuously hold their shares of our common stock through the Effective Time, and who properly demand appraisal of their shares of our common stock in compliance with the requirements of Section 262 of the Delaware General Corporation Law (the “DGCL”) are entitled to exercise appraisal rights in connection with the Merger under Section 262. This means that holders of shares of our common stock who may exercise appraisal rights and who also have properly exercised, perfected and not lost such appraisal rights are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as such holders comply exactly with the procedures established by Section 262.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.

To exercise your appraisal rights, you must follow exactly the procedures specified under the DGCL, including (i) delivering a written demand for appraisal to SGI before the vote is taken on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; (ii) not submitting a proxy or otherwise voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; and (iii) continuing to hold your shares of our common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement in the section captioned “The Merger — Appraisal Rights,” and Section 262 regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [            ], 2016

The proxy statement is available at [www.sgi.com under “Company — About SGI — Investor Relations — SEC Filings.”

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Silicon Graphics International Corp., Attention: Investor Relations, 900 North McCarthy Blvd., California 94304 or calling our Investor Relations Department at (669) 900-8000. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders May Call Toll-Free: (800) 322-2885

Banks & Brokers May Call Collect: (212) 929-5500

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE

TRANSACTIONS CONTEMPLATED THEREBY

We are asking you to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” and “The Merger Agreement”. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of our common stock voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO APPROVE

CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to SGI’s named executive officers by SGI in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of SGI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

We are asking stockholders to indicate their approval of the various compensation that will or may become payable by SGI to SGI’s named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of SGI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of SGI’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Silicon Graphics International Corp. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to SGI’s named executive officers by SGI that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of SGI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in SGI’s proxy statement for the Special Meeting.”

Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on SGI, the Board of Directors or HPE. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Silicon Graphics International Corp.

SGI is a global leader in high performance solutions for compute, data analytics and data management, that enable customers to accelerate time to discovery, innovation, and profitability. The Company is focused on helping customers solve their most demanding business and technology challenges.

SGI develops, markets and sells a broad line of low cost, mid-range and high-end scale-out and scale-up servers, enterprise-class storage, differentiating software and designed-to-order solutions for large-scale data center deployments, coupled with global support and highly experienced professional services. SGI solutions are designed to deliver high impact results with lower total cost of ownership and to achieve industry-leading speed, scale and efficiency.

SGI solutions are utilized by scientific, business and government communities to fulfill highly compute-intensive application needs in petascale and exascale environments. Delivering industry-leading computing power and fast and efficient data movement, both within the computing system and to and from large-scale data storage installations, SGI systems enable customers to access, analyze, transform, manage and visualize information in real and near real-time.

SGI’s common stock is listed on NASDAQ under the symbol “SGI”.

SGI’s principal executive office is located at 900 North McCarthy Blvd., Milpitas, California 95035, and its telephone number is (669) 900-8000.

Hewlett Packard Enterprise Company

HPE is a leading global provider of the cutting-edge technology solutions customers need to optimize their traditional Information Technology (“IT”) while helping them build the secure, cloud-enabled, mobile-ready future that is uniquely suited to their needs. HPE’s legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and HPE strives every day to uphold and enhance that legacy through dedication to providing innovative technological solutions to its customers.

HPE believes that it offers the most comprehensive portfolio of enterprise solutions in the IT industry. With an industry-leading position in servers, storage, networking, converged systems, software and services, combined with its customized financing solutions, HPE believes that it is best equipped to deliver the right IT solutions to help drive optimal business outcomes for its customers.

HPE common stock is listed on NYSE under the symbol “HPE”.

HPE’s principal executive office is located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 687-5817.

Satellite Acquisition Sub, Inc.

Satellite Acquisition Sub, Inc. is a wholly owned direct subsidiary of HPE and was formed on August 8, 2016, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger

Agreement and has not engaged in any business activities other than in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Satellite Acquisition Sub, Inc.’s principal executive office is located at 3000 Hanover Street, Palo Alto, California 94304, and its telephone number is (650) 687-5817.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Acquisition Sub will merge with and into SGI, and SGI will continue as the Surviving Corporation and as a wholly owned subsidiary of HPE. As a result of the Merger, SGI will become a wholly owned subsidiary of HPE, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic or current reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such other time as is agreed upon in writing by HPE and SGI and specified in the certificate of merger in accordance with the DGCL.

Effect on SGI if the Merger is Not Completed

If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by stockholders or if the Merger is not completed for any other reason, SGI’s stockholders will not receive any payment for their shares of our common stock. Instead, SGI will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which SGI operates and risks related to adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review SGI’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that SGI’s business, prospects or results of operation will not be adversely impacted.

In addition, SGI will be required to pay to HPE a termination fee of $12.2 million if the Merger Agreement is terminated under specified circumstances. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement; Termination Fees.”

Merger Consideration

At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (including any shares resulting from the exercise of Company Options or settlement of Restricted

Stock Units which become vested as a result of the consummation of the Merger, but excluding excluded shares and dissenting shares, each as defined below) will be cancelled and automatically converted into the right to receive $7.75 in cash, without interest, and subject to deduction for any required withholding tax. As of the Effective Time, all shares of our common stock will be cancelled and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with, and subject to, the conditions of the Merger Agreement. At the Effective Time, each share of our common stock held by SGI or its subsidiaries or owned, directly or indirectly, by HPE or Acquisition Sub, which we refer to as “excluded shares,” will be automatically canceled without payment of any consideration. In addition, each share of our common stock held by a stockholder who is entitled to and who properly exercises and perfects appraisal rights under the DGCL, which we refer to as “dissenting shares,” will not be converted into the right to receive Merger Consideration, unless and until such stockholder fails to perfect or effectively withdraws or loses such stockholder’s right to appraisal under Section 262 of the DGCL, at which time each such share of our common stock will be converted into and will be exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the Merger Consideration. Dissenting shares shall be treated in accordance with Section 262, as more fully described in the section of this proxy statement captioned “The Merger — Appraisal Rights”.

Background of the Merger

The Board of Directors regularly evaluates SGI’s strategic direction and ongoing business plan with a view toward strengthening its core business and expanding the diversity of its product options in core regions and enhancing stockholder value. As part of this evaluation, the Board of Directors has, from time to time, considered a variety of strategic alternatives for SGI, including the continuation of SGI’s business plan as a standalone enterprise, potential strategic alliances and other commercial arrangements, modifications to SGI’s strategy and product direction, prospects for strategic mergers and acquisitions and other business combinations, sales of certain product lines and technologies, and/or a possible sale of SGI.

Beginning in 2014, SGI began to focus on a strategic plan to increase market share in SGI’s core areas of technical strength: high-performance computing (“HPC”), high-performance data analysis (“HPDA”) and related services for both the scale-up and scale-out technology solutions. Over the course of the following six to twelve months, the Board of Directors and senior management came to the conclusion that SGI’s need for capital investments to grow its business was outpacing its cash flows. This culminated in the decision to enter into a new credit agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. in January 2015. The Credit Agreement, which provided a total of $70 million of additional working capital at an effective annual interest rate of approximately 12%, enabled the Company to address its increasing capital needs as it invested and grew in the HPC and HPDA space. During the course of the fiscal year, however, it became clear to SGI management and the Board of Directors that the Company would remain capital constrained for the foreseeable future due to the working capital requirements of large HPC deals and the operating investments required to build the HPDA business.

In light of the ongoing capital constraints, the relatively high cost of capital associated with the Credit Agreement, and the likely high cost of any new capital raised the Board of Directors expressed a willingness to consider strategic alternatives that would maximize the value of the Company’s technology for the benefit of the Company’s stockholders. These strategic alternatives included considering a sale of selected product lines, as well as a sale of SGI.

On May 14, 2015, SGI, with the consent of the Board of Directors, signed a non-disclosure agreement with DBO enabling it to assist and advise the Board of Directors in connection with its evaluation of strategic alternatives available to SGI. The Board of Directors considered DBO as a potential financial advisor candidate to assist and advise the Board of Directors based on DBO’s qualifications, expertise and reputation, its knowledge of and involvement in prior transactions in the technology hardware and systems industry, and its knowledge and understanding of SGI’s business and affairs. In addition, SGI also retained DBO to act as its financial advisor in connection with its sale of a subsidiary business, which closed in February 2016.

In May of 2015, the Chief Executive Officer of Party B, a publicly traded technology company, expressed interest in exploring a potential acquisition of SGI to Richard Dracott, an outside consultant engaged by SGI, who relayed this inquiry to Cassio Conceicao, Executive Vice President and Chief Operating Officer of SGI. Following this conversation, Mr. Conceicao, notified Jorge Titinger, the President and Chief Executive Officer of SGI as well as members of the Board of Directors and certain other members of the SGI management team. As a result of this initial overture, Mr. Conceicao and a representative of DBO met with Party B’s Chief Executive Officer and Vice President of Development at Party B’s offices. Thereafter, on June 15, 2015, Mr. Conceicao, Mekonnen Asrat, Senior Vice President and Chief Financial Officer of SGI, and a representative of DBO met with representatives from Party B at Party B’s headquarters to discuss a potential transaction. These discussions were preliminary in nature and neither SGI nor Party B made any proposals during this meeting or otherwise discussed the specific terms of a potential strategic transaction, or any agreement to work towards a potential transaction.

Through the first half of 2015, Brian Freed, Vice President and General Manager, High Performance Data Analytics of SGI, had been in contact with representatives of Hewlett-Packard Company (“HP Co.”, the predecessor to HPE prior to the division of HP Co.) relating to his efforts to promote SGI’s UV Product Line in the enterprise HPDA space. On July 6, 2015, following an introduction by HP Co. board member, Mr. Titinger called Antonio Neri, then the Senior Vice President and General Manager of the HP Servers and HP Networking business units, to explore the possibility of a potential strategic transaction between SGI and HP Co., including a commercial partnership or an acquisition of SGI by HP Co. Mr. Neri introduced Mr. Titinger to Randy Meyer, Vice President & General Manager of the Mission Critical Systems segment of the HP Servers business unit.

On July 10, 2015, Mr. Meyer of HP Co. emailed Mr. Freed to inquire about negotiating an original equipment manufacturer, or OEM, arrangement relating to the UV Product Line, pursuant to which the SGI technology would be integrated into certain HP Co. products (the “OEM Agreement”).

On July 23, 2015, William Mannel, Vice President and General Manager of the High Performance Computing segment of the HP Servers business unit and a former employee of SGI, contacted Mr. Conceicao to express interest in the possible acquisition of SGI by HP Co. Mr. Conceicao shared this expression of interest with Jorge Titinger, the Chief Executive Officer of SGI, and other members of SGI’s executive team. This expression of interest was also communicated to the Board of Directors by Mr. Titinger. Over the course of the next week, representatives of SGI and HP Co. held additional discussions by telephone.

On August 8, 2015, SGI and HP Co. entered into a mutual non-disclosure agreement to facilitate the exploration of a potential strategic transaction (the “Non-Disclosure Agreement”).

On August 14, 2015, executives from SGI, including Messrs. Titinger and Asrat, and Robert Nikl (the then current SGI Chief Financial Officer), along with representatives of DBO met with executives from HP Co. to hold preliminary discussions about the possible acquisition of SGI by HP Co. No specific proposals were made at this meeting. Following this meeting through August 19, 2015, SGI furnished certain, non-public financial information and held multiple discussions with HP Co. relating to SGI’s business and operations.

On August 31, 2015, following up on a discussion at an industry conference in July, an executive from Party A, a publicly traded IT services corporation, contacted Gabriel Broner, Vice President and General Manager, High Performance Computing of SGI, to ask for a meeting at SGI headquarters to discuss potential partnerships and acquisitions. Mr. Broner promptly notified Messrs. Titinger, Conceicao, Nikl, Asrat and a representative of DBO. The meeting was subsequently arranged for September 11, 2015.

On September 1, 2015, SGI and DBO signed a formal engagement letter relating to DBO’s role as SGI’s financial advisor, which was engaged based upon its expertise in SGI’s industry and its knowledge of and involvement with SGI. Following the engagement of DBO, representatives of DBO and SGI management developed an initial list of potential strategic acquirers of SGI, which list was shared with, and endorsed by, the Board of Directors.

On September 11, 2015 Mr. Broner and a representative of DBO held a phone call with Party A to understand Party A’s intentions and learned that Party A was primarily interested in exploring the potential acquisition of SGI. At this time, Party A entered into a mutual non-disclosure agreement and the parties began exchanging non-public information.

On September 14, 2015, a corporate development executive from HP Co. contacted a representative of DBO to indicate HP Co. was not going to make a proposal at this time due, in part, to the impending division of HPE from HP Co., but still desired to pursue an OEM agreement. He further said that an executive would follow up with Mr. Titinger. DBO promptly informed SGI.

On September 17, 2015, an executive from HP Co. contacted Mr. Titinger to explain that HP Co. was not in a position to continue discussions with SGI regarding a potential acquisition of SGI at that time due, in part, to HP Co.’s focus primarily being on the splitting up of its business. The parties agreed to revisit discussions regarding a potential acquisition in approximately six months. Mr. Titinger subsequently notified the Board of Directors of the pause in the discussions with HP Co.

From mid-September 2015 through October 2015, SGI and Party A continued to correspond about a possible strategic transaction, and during such time, SGI continued to provide Party A with preliminary due diligence materials pursuant to the parties’ non-disclosure agreement.

On October 23, 2015, at the Company’s request, representatives from DBO contacted representatives of Party C, Party D and Party G, each a publicly traded hardware or software company, to inquire whether each would be interested in exploring a potential acquisition of SGI.

On October 26-27, 2015, representatives of DBO spoke with representatives from Party D and Party G and provided each party with certain publicly available information regarding SGI. Shortly thereafter, a representative from Party C informed DBO that it was not interested in exploring a strategic transaction with SGI at that time.

On October 28, 2015, representatives of Party G notified representatives of DBO that Party G was not interested in pursuing an acquisition of SGI, citing a lack of interest in the HPC market at that time.

On October 29, 2015, at the Company’s request, representatives of DBO contacted Party E, a publicly traded hardware company then in the process of being acquired. Party E did not respond.

On November 5, 2015, Party D notified representatives of DBO that it was not interested in considering an acquisition of SGI, citing a lack of interest in the HPC market at that time.

On February 4, 2016, the OEM Agreement between HPE and SGI became effective.

On February 8, 2016, Mr. Titinger of SGI reinitiated contact with Mr. Neri, Executive Vice President and General Manager of the HP Enterprise Group of HPE (following the division of HP Co. having been completed on November 1, 2015), to explore whether they would discuss further a potential strategic transaction between HPE and SGI. A member of the corporate development team at HPE responded via email expressing interest in reengaging talks about a strategic transaction.

On February 10, 2016, Mr. Asrat had a call with an executive of HPE, who expressed an interest in holding a meeting and requested that the SGI team provide HPE with updated diligence materials. SGI sent the updated information to HPE on February 17, 2016.

On March 2, 2016, Messrs. Titinger, Conceicao and Asrat and a representative of DBO met at HPE’s office with Vishal Bhagwati, Senior Vice President of Corporate Development of HPE. At this meeting the parties expressed a mutual interest to continue exploring a possible strategic transaction between the parties.

On March 9, 2016, the Board of Directors of SGI convened a meeting and established an ad hoc board committee, referred to as the Strategic Committee, consisting of directors Nina Richardson and Charles Boesenberg, which committee was empowered to closely review and monitor strategic initiatives involving SGI, including discussions relating to the acquisition of SGI, as well as financing matters, and to report back to the full Board of Directors as material developments should arise.

On March 24, 2016, at the direction of SGI, which had recently conducted business development meetings related to a potential reseller, or OEM relationship, of the UV Product Line with Party H, representatives of DBO called a representative from Party H to explore their potential interest in a strategic transaction between Party H and SGI. The representative from Party H expressed reservations about any potential strategic transaction, citing profitability, potential loss of HPE OEM Agreement revenue, hardware commoditization trends and regulatory concerns related to sales to agencies of the U.S. Federal government. The representative stated that Party H would reach back out if it was interested in engaging further. Neither SGI nor DBO heard from Party H again.

On March 31, 2016, Mr. Neri of HPE contacted Mr. Titinger of SGI to inform him that HPE would not be pursuing an acquisition of SGI at that time.

On April 20, 2016, in response to certain requests made by Party A and its legal counsel, who had not reviewed the initial non-disclosure agreement, SGI entered into a new non-disclosure agreement with Party A prior to proceeding with any further communications, which superseded the parties’ earlier non-disclosure agreement.

On April 25, 2016, Mr. Titinger provided a written and oral update to the Strategic Committee describing the progress of the various discussions and efforts on behalf of SGI with parties potentially interested in exploring a strategic transaction with SGI, the proposed timetable for following up with such parties, and their perceived level of interest. The committee directed Mr. Titinger to continue to explore strategic transactions.

On May 4, 2016, a representative of DBO met separately with Mr. Boesenberg to provide an additional update on the progress to date.

Also on May 4, 2016, Mr. Bhagwati of HPE contacted Mr. Asrat of SGI inquiring if SGI would be interested in exploring a transaction for only the UV Product Line and not the entire company. Mr. Asrat responded on May 5, 2016 that SGI was willing to entertain such a transaction, although the Company’s preference would be to sell the entire entity, rather than begin to split up core assets and technologies.

Representatives of HPE then sent additional diligence requests on May 11, 2016. Over May 16-17, Mr. Asrat held multiple conversations with executives from HPE to discuss the diligence process and address particular financial and operational related inquiries.

On May 18, 2016, executives from Party A called Mr. Titinger and another executive of SGI to coordinate another meeting between the parties to continue discussions regarding a possible strategic transaction.

On May 20, 2016, representatives of Party A met with Messrs. Titinger, Conceicao and Asrat and a representative of SGI, along with additional SGI executives, at SGI’s offices to discuss a potential acquisition of SGI by Party A.

On May 23, 2016, Mr. Titinger provided an update to the Strategic Committee regarding the status of discussions with parties potentially interested in a strategic transaction with SGI. Mr. Titinger noted that one concern around a sale of the UV Product Line is that such a sale would require the consent of the lender under the Credit Agreement, and that such consent would likely be conditioned on SGI’s prepayment of the full amount owed under the facility. As a result, an asset sale of the UV Product Line would reduce the Company’s debt, but would not be expected to generate significant working capital for the Company.

On May 31, 2016, Mr. Bhagwati of HPE delivered a non-binding proposal and exclusivity agreement for HPE to acquire certain assets of SGI relating to the UV Product Line for $70 million in cash. In response to the HPE offer, the full Board of Directors convened a meeting later in the day on May 31, 2016 with Mr. Titinger and other members of the executive team, along with representatives of DBO in attendance. Representatives of DBO discussed with the Board of Directors certain financial aspects of HPE’s proposal to purchase the UV Product Line and the potential for a sale of the remaining assets of SGI following a sale of the UV Product Line to HPE. After discussion, the Board of Directors rejected the proposal from HPE as not in the best interests of SGI and its stockholders. The Board of Directors, however, directed SGI management and its advisors to continue to explore strategic opportunities available to SGI. The Board of Directors then instructed DBO to produce a valuation of SGI taking into account SGI’s preliminary Fiscal Year 2017 Operating Plan and the long term strategic plan, which we refer to as the “Operating Plan.”

On June 3, 2016, SGI responded to HPE’s letter dated as of May 31, 2016, rejecting the proposal to purchase the UV Product Line at the $70 million price. On this same date, Mr. Asrat of SGI and a representative of DBO contacted Mr. Bhagwati of HPE to further discuss SGI’s rejection of HPE’s proposal. Mr. Bhagwati requested that SGI consider a price for which SGI would be willing to sell the UV Product Line. Mr. Asrat informed Mr. Bhagwati that that Board of Directors would consider the question at its next meeting.

On June 7, 2016, the Board of Directors convened a telephonic meeting, with Messrs. Titinger, Asrat, Conceicao and Williams and representatives from DBO in attendance. Representatives of DBO discussed with the Board of Directors background financial information regarding SGI and potential next steps that could be undertaken in preparation for evaluating any specific acquisition proposals that SGI might receive as well as any counter offers that SGI may consider making to HPE. Representatives of DBO then led an updated discussion of viable third parties that might reasonably have the interest and capability to consider a transaction with SGI, for either all or a portion of SGI. Members of SGI management then described the recent conversations with HPE regarding the potential strategic transaction, noting that HPE had expressed continued interest in the UV Product Line. The Board of Directors then discussed with management and representatives of DBO potential valuations for the UV Product Line as well as valuations for SGI as a whole with and without the UV Product Line and the feasibility of operating SGI without the UV Product Line or finding a third party buyer for SGI without the UV Product Line. The Board of Directors and SGI management also discussed the annual operating plan and the material risks associated with being able to achieve the forecasts set forth in the plan, including, among others, the fact that much of the anticipated growth in revenue, as reflected in the annual operating plan, was based on assumptions surrounding significant growth in sales associated with the UV Product Line, almost all of which was attributable to continued development of business with HPE, as well as the added risk of larger, better financed competitors to enter the UV market and/or incorporate UV technology into their own products. The Board of Directors noted that HPE could curtail or discontinue its use of the UV Product Line in its discretion and that sales to HPE thus far were below forecasted sales. Following questions and discussion by the Board of Directors, including potential responses to HPE, members of the Board of Directors instructed DBO to reach out to a potential financial buyer well acquainted with SGI to provide insight into the viability of a financial sponsor to take SGI private in conjunction with a disposition of the UV Product Line or otherwise provide a competitive offer to such a disposition.

On June 10, 2016, as authorized by the Board of Directors, representatives of DBO contacted Party F, a private equity fund that was familiar with SGI’s business.

On June 14, 2016, the Board of Directors convened a telephonic meeting to discuss the various conversations that SGI’s executives and representatives had been having with potential acquirers, consisting of HPE, Party A and Party F. Representatives of DBO were in attendance and presented their preliminary perspectives on SGI’s valuation, including an analysis of the value of the various parts or business lines of SGI.

The Board of Directors, with the assistance of DBO, discussed a potential counter proposal to be presented to HPE, including the price at which SGI may consider divesting the UV Product Line. Following these discussions, the Board of Directors determined that it should make a counter proposal for the sale of the UV Product Line at a price of $125 million. The Board of Directors further discussed the view that it would be best to seek a buyer for the remaining assets of the Company if the UV Product Line was sold to HPE at this price and to determine the viability of such a potential acquirer. The Board of Directors authorized its senior executives and DBO to deliver the counteroffer to HPE.

The Board of Directors also discussed a potential transaction with Party A. Outside counsel joined the meeting at this time and provided an overview of regulatory concerns that would arise in connection with a transaction with a foreign acquirer, such as Party A. Members of the Board of Directors voiced concern about the viability of such a transaction on the belief that SGI’s U.S. government business was significant enough that regulators would carefully review and scrutinize any such transaction. In light of these concerns, the Board of Directors determined that a proposed sale to Party A would bring potentially significant risks to the certainty of closing. The Board of Directors further discussed SGI’s projected capital needs and the risk that any substantial delays in closing a transaction could pose a challenge to SGI’s viability under its current operating plan. While not specifically ruling out a potential sale to Party A, the Board of Directors expressed a desire to find other potential acquirers who would have fewer obstacles to successfully close a transaction with SGI.

Also on June 14, 2016, Mr. Asrat of SGI and a representative of DBO contacted Mr. Bhagwati of HPE to inform him that SGI would entertain selling the UV Product Line to HPE at a price of $125 million, and SGI sent a letter to HPE indicating the same.

On June 15, 2016, Party F and SGI entered into a non-disclosure agreement and Party F conducted preliminary due diligence and valuation analyses.

On June 16, 2016, HPE sent SGI a non-binding proposal and exclusivity agreement to acquire the UV Product Line for $85 million.

On June 17, 2016, the Board of Directors convened a telephonic meeting to discuss HPE’s latest proposal for the UV Product Line. Representatives of DBO and senior executives of SGI were also in attendance and participated in the discussion. Following these discussions, the Board of Directors authorized DBO and SGI’s senior executives to make a counter proposal to HPE for a sale of the product line at a price of $115 million, provided that SGI would retain the flexibility to explore the sale of the remaining parts of the Company.

On June 19, 2016, SGI sent HPE a letter stating that SGI would be willing to negotiate the terms of a potential sale of the UV Product Line for $115 million, on the condition that SGI would have the freedom to simultaneously pursue a sale of the remaining parts of the Company. HPE had requested an exclusivity clause that would have prevented SGI from engaging in discussions with other third parties regarding potential sales of SGI or assets of SGI.

On June 20, 2016, Mr. Titinger had a discussion with the President of Party A’s data and security division regarding the possible strategic transaction between SGI and Party A, whether consisting of a sale of all of SGI or the remaining business of SGI following the potential divestiture of the UV Product Line. Later on that same date, the Board of Directors held a meeting in which Messrs. Asrat, Hilliard and Williams, as well a representative of DBO, were in attendance to provide an update regarding the progress that had been made to date with respect to potential strategic transactions.

On June 21, 2016, Party F informed representatives of DBO that it was not interested in pursuing a potential transaction for the whole Company or the remaining assets of the Company following the disposition of the UV Product Line citing three factors: (i) Party F’s low valuation of the Company based on limited cash flow generation; (ii) the investment would likely not be in line with Party F’s investment strategy and mandate and, in the case of a disposition, and (iii) lack of interest in SGI without the growth potential of the UV Product Line.

On June 23, 2016, the Board of Directors convened another meeting to discuss the progress and current status of potential strategic transactions. Also in attendance were Messrs. Conceicao, Asrat, Hilliard and Williams, as well as representatives of DBO. Representatives of DBO reviewed with the Board of Directors the status of strategic discussions held with various potential acquirers and reported to the Board of Directors that Party F had declined interest in a strategic transaction with SGI. As part of that discussion, representatives of DBO reviewed with the Board of Directors the lack of interest from Party F and the low probability that any other financial sponsor would submit a competitive proposal given SGI’s limited cash flow generation, the implied valuation multiples, lack of potential synergies and the current state of the debt markets. The Board of Directors also discussed the status of the negotiations with HPE. Anticipating that Party B might have a stronger strategic interest in SGI without the UV Product Line, the Board of Directors instructed Mr. Titinger to contact Party B. Also on that date, Mr. Titinger called the CEO of Party B.

On June 27, 2016, SGI executed a non-disclosure agreement with Party B. Later that day, HPE sent SGI a revised non-binding proposal and exclusivity agreement to acquire the UV Product Line for $105 million. Between June 27 and July 3, 2016 SGI and DBO shared preliminary diligence with Party B and engaged in a series of discussions with Party B.

On June 27, 2016, a telephonic meeting of the Board was convened. Also in attendance were Messrs. Conceicao, Asrat, Hilliard and Williams, as well as representatives of SGI’s outside advisers, including representatives of DBO. The directors discussed the terms of the latest HPE proposal. Representatives of DBO provided additional updates to their background financial analysis of SGI. A representative of Gibson, Dunn & Crutcher LLP (“Gibson”), SGI’s outside counsel, discussed with the Board of Directors its fiduciary duties in the context of a potential sale and how a decision to approve a sale of the UV Product Line would affect SGI’s ability to consummate a subsequent transaction for the remainder of SGI, as well as the relevant fiduciary considerations raised by such transactions. Following this meeting, and given that HPE’s offer price for the UV Product Line was approaching the Board of Directors’ minimum threshold, the Board of Directors instructed the representatives of DBO to re-check acquisition interest with certain strategic buyers.

On June 28, 2016, as authorized by the Board of Directors, representatives of DBO approached representatives of Party C, Party D, and Party G. Party E was not contacted due to its pending acquisition by one of the other parties which was contacted. Party H was not contacted due to its lack of follow through from the March 24, 2016 discussion. Representatives of Party G indicated to DBO that they were not interested in a potential transaction with SGI. Representatives of Party C also indicated to DBO that they were unlikely to have any interest, and representatives of Party D did not respond to DBO’s inquiry.

On July 4, 2016, the Chief Executive Officer of Party B emailed Mr. Titinger of the Company and informed him that Party B was not going to pursue a transaction with SGI at this time.

Also on July 4, 2016, Party A sent SGI a non-binding proposal and exclusivity agreement to acquire the Company for $7.50 per share, in cash, conditioned upon Party A obtaining financing and regulatory approvals, including required review and approvals by the United States Committee on Foreign Investments in the United States, referred to in this proxy statement as CFIUS. Following the receipt of the offer, the Board of Directors convened a telephonic meeting later that day. Representatives of DBO and Gibson were also in attendance. The Board of Directors discussed the terms of the Party A proposal. A representative of Gibson reviewed the fiduciary duties of the Board in considering and responding to an acquisition proposal as well as the legal terms of the proposal and answered questions. Representatives from DBO reviewed certain financial aspects of Party A’s proposal. The Board of Directors then discussed and compared Party A’s acquisition proposal for the entire company to the HPE proposal to acquire the UV Product Line for $105 million, as well as the business prospects for the Company after divesting the UV Product Line. The Board of Directors also discussed in length concerns relating to certainty of closing a transaction with Party A, both in light of the financing conditions and obtaining necessary regulatory approvals, including CFIUS. After further discussions, the Board of Directors determined that it would be in the best interest of SGI’s stockholders to sell the entire Company at $7.50 per share, rather than divest the UV Product Line to HPE, as the ability to either sell the remaining assets or continue as a going concern exploiting such remaining assets with a higher value to SGI’s stockholders was speculative and viewed as unlikely. As a result, the Board of Directors determined to reject the divestiture proposal from HPE, and directed DBO to inform HPE of this decision. On the evening of July 4, 2016, DBO Partners informed Mr. Bhagwati of HPE of the Board of Directors’ decision to reject HPE’s latest proposal in favor of a sale of the entire company.

On July 5, 2016, Mr. Neri of HPE contacted Mr. Titinger and informed him that HPE intended to submit a “final” proposal to acquire all of SGI, but cautioned Mr. Titinger that HPE would not be willing to engage in a competitive bidding process beyond this proposal. Later on July 5, 2016, Mr. Bhagwati from HPE submitted to the Company a written non-binding proposal and exclusivity agreement to acquire SGI for $7.75 per share, in cash. The offer was not subject to any financing conditions and there were not expected to be any substantive regulatory approvals needed, other than customary antitrust clearances that would be needed for a transaction of this size. He noted that this was HPE’s “final” proposal. In light of the lengthy prior discussions with HPE regarding a potential acquisition of the Company or its UV product line, HPE indicated that it would not engage in a competitive bidding process and that, if the Company wished to pursue the HPE bid, HPE would do so only with an exclusivity arrangement. HPE’s proposal was to expire at the end of the day on July 5, 2016. On July 1, 2016 (the last trading day prior to the offer), the closing price of our common stock on the Nasdaq was $5.08 per share making the $7.75 per share proposal a premium of 53%.

Later in the day on July 5, 2016, the Board of Directors convened a telephonic meeting, with senior executives of SGI, representatives of DBO and representatives of Gibson in attendance. After considering the terms of the HPE proposal, the relative certainty of closing with HPE as compared with Party A due to the financing and regulatory conditions of Party A’s proposals, the superior financial terms of the HPE proposal, the lack of other strategic interests and the concern that HPE would walk away if the Board of Directors attempted to further “shop” the HPE offer, the Board of Directors approved entering into the 30-day exclusivity arrangement with HPE and the Board of Directors authorized and directed Mr. Titinger to work toward the proposed acquisition of SGI by HPE.

Prior to entering into the exclusivity arrangement with HPE on July 5, 2016, Mr. Titinger notified Party A that SGI would be pursuing an alternative transaction. Party A did not initially respond to Mr. Titinger’s notification until after SGI had entered into a contractually binding exclusivity agreement; by the time Party A responded seeking additional information regarding the competing proposal, Mr. Titinger was required by the terms of the exclusivity arrangement with HPE to discontinue discussions with Party A during the exclusivity period.

From July 6, 2016 through the signing of the Merger Agreement on August 11, 2016, HPE management engaged in detailed due diligence with SGI, including meetings between members of management of SGI and HPE, which included presentations on sales and marketing, product and technology, litigation and risk management, compliance and ethics, finance, accounting, tax and human resources.

On July 6, 2016, a representative of Party C contacted a representative from DBO to follow up on DBO’s earlier outreach, expressing a willingness to receive more information regarding the proposed sale of SGI. In light of the terms of the exclusivity arrangement with HPE, representatives of DBO indicated that they were unable to hold any follow-up conversations at that time. DBO made SGI aware of this communication from Party C.

On July 16, 2016, representatives of Sidley Austin LLP (“Sidley”), counsel to HPE, delivered a draft of the Merger Agreement to representatives of Gibson. Over the course of the next four weeks, counsel for the two parties, together with management and representatives from both parties, negotiated the terms of the Merger Agreement, with significant focus on deal protection measures, including the size of the termination fee potentially payable, regulatory approvals, closing certainty and other matters.

During the course of the negotiations of the Merger Agreement, on July 16, 2016, a representative of Sidley informed a representative of Gibson that HPE wished to amend its existing OEM agreement with the Company to provide — in the event of a termination of the Merger Agreement — for a longer term and for expanded access to certain SGI products and technologies, including the UV Product Line, on arm’s length commercial terms. On July 16 and 17, 2016, members of SGI’s senior management team discussed this request internally and with representatives of DBO and Gibson. On July 18, 2016, representatives of Sidley again inquired about the status of this request. The matter was discussed further with representatives of the senior management team of SGI and SGI’s advisors at DBO and Gibson. Following these discussions, SGI management determined that it would not agree to this request, as it may in fact serve to preclude a potential topping bidder from expressing interest in an acquisition of SGI in a manner that would be inconsistent with the fiduciary duties of the Board of Directors. This matter was subsequently discussed with the Board of Directors, which concurred with the conclusion that the proposed amendment to the OEM agreement, as proposed by HPE, would be inconsistent with the fiduciary duties of the Board of Directors.

On July 29, 2016, representatives from Sidley reiterated the request for the amended OEM agreement. The matter was discussed again with representatives of SGI’s management and was again rejected as a potential deal protection that would potentially preclude a topping bid.

On August 5, 2016 representatives of SGI, Gibson, Sidley, HPE and DBO again discussed the request for the amended OEM Agreement. SGI again rejected the proposed amended OEM agreement.

On August 10, 2016, the Board of Directors convened a special meeting to consider the terms of the proposed Merger Agreement. Also in attendance were members of SGI’s management and representatives of Gibson and DBO. Representatives of Gibson reviewed the key terms of the Merger Agreement and described changes to the Merger Agreement from the prior version that had been presented to the Board of Directors, including the proposed deal protections and closing conditions. A discussion then ensued regarding the course of negotiations of the deal protections, including the break-up fee, the no-shop provisions in the draft definitive agreement, the prior demands for expense reimbursement on top of the break-up fee, and the prior demands for an amended OEM arrangement with HPE. The Board of Directors then discussed the perceived likelihood of a topping bid and how the various proposed deal protections would be expected to affect the ability and willingness of a topping bidder to emerge. A representative of Gibson then reviewed the fiduciary duties of the Board of Directors in the context of a sale of the Company.

Representatives of DBO reviewed with the Board of Directors its financial analyses of the consideration to be received by SGI stockholders pursuant to the Merger Agreement, and then reviewed the draft opinion of DBO regarding the fairness, from a financial point of view, of the consideration to be received by the SGI stockholders in the Merger, other than holders of excluded shares or dissenting shares. Following the presentation of DBO’s fairness analysis, the Board of Directors discussed its view that the proposed price of $7.75 per share in cash was fair to the Company’s stockholders. In light of the few remaining open points in the Merger Agreement (consisting of the break-up fee and the outside date for satisfaction of the closing conditions), the Board of Directors instructed management with the assistance of Gibson to work to finalize the Merger Agreement over the course of the remainder of the evening. The Board of Directors adjourned the meeting to August 11, 2016.

At the reconvened meeting on August 11, 2016, a representative from Gibson reported on the outcome of the negotiation of the final two points in the Merger Agreement. At this time, a representative from DBO reviewed its updated financial analysis of the proposed transaction with HPE. Then, a representative from DBO delivered to the Board of Directors DBO’s oral opinion, subsequently confirmed in writing by delivery of a written opinion dated August 11, 2016, that, as of that date and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in its written opinion, the $7.75 per share merger consideration to be received by the holders of our common stock, other than excluded shares or dissenting shares, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information about DBO’s opinion, see the section of this proxy statement below captioned “The Merger —

Opinion of Dean Bradley Osborne Partners LLP”. After discussing potential reasons for and against the proposed transaction (see below under the heading “The Merger — Recommendation of the Board of Directors and Reasons for the Merger”), the Board of Directors unanimously (i) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby were fair to and in the best interests of SGI and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated thereby, (iii) directed that the Merger Agreement be submitted to the stockholders of SGI for adoption and (iv) resolved to recommend that SGI’s stockholders vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby.

Just after the close of the U.S. markets on the afternoon of August 11, 2016, HPE, Acquisition Sub and SGI executed the Merger Agreement. In addition, all of the directors of SGI and certain members of SGI’s management executed the separate Voting Agreement. Following the execution of the Merger Agreement on August 11, 2016, the parties issued a press release announcing the Merger.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of SGI and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable by SGI to its named executive officers in connection with the Merger.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with SGI management, and representatives of its financial advisor and outside legal counsel. In recommending that stockholders vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	the fact that the all-cash Merger Consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.

•	the relationship of the $7.75 Merger Consideration to the trading price of our common stock, including that the Merger Consideration constituted a premium of approximately (i) 43% from the average closing price of our common stock in the 30 calendar day period prior to August 10, 2015 and (ii) 41% from the closing price of our common stock on August 10, 2016.

•	the recent and historical market prices of our common stock.

•	its belief, based on discussions and negotiations with HPE, that the $7.75 per share was the highest price HPE would be willing to pay.

•	the thorough review of SGI’s strategic and financial alternatives, including that:

•	representatives of SGI’s financial advisors contacted a total of nine strategic and financial buyers, including HPE, in an effort to obtain the best value reasonably available to stockholders;

•	its belief that it was unlikely that another party would be willing to pay more than $7.75 in cash in light of the fact that SGI actively negotiated increases in the offers made by potential buyers, including HPE in connection with its potential acquisition of the UV Product Line; and

•	the oral opinion of DBO, subsequently confirmed in writing, respectively, delivered to the Board of Directors that, as of August 11, 2016 and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in its opinion, the $7.75 Merger Consideration to be received by the holders of our common stock, other than HPE or any affiliates of HPE, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement captioned “— Opinion of Dean Bradley Osborne Partners LLP”.

•	the terms of the Merger Agreement and the related agreements, including:

•	SGI’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding alternative acquisition proposals;

•	SGI’s ability to terminate the Merger Agreement in order to accept a Superior Offer, subject to HPE’s ability to match such Superior Proposal and subject to paying HPE a termination fee of $12.2 million and other conditions of the Merger Agreement;

•	The fact that the Board of Directors believed that the termination fee of $12.2 million is reasonable and not preclusive of other offers;

•	SGI’s entitlement to specific performance to prevent breaches of the Merger Agreement;

•	That the Merger is subject to the approval of a majority of the outstanding stock of the Company; and

•	The Board of Directors’ view that the Merger Agreement was the product of arms’ length negotiation and contained customary terms and conditions.

•	the Board of Directors’ understanding of SGI’s business and operations, and its current and historical results of operations, financial prospects and condition.

•	the perceived risk of continuing as an independent public company or pursuing other alternatives, including (1) the continuation of SGI’s business plan as an independent enterprise, including SGI’s cash constraints to meet its business growth plans and perceived inability to raise additional capital on economically reasonable terms; (2) modifications to SGI’s strategy and product direction, including the execution on the business plan; (3) potential expansion opportunities into new business lines through acquisitions and combinations of SGI with other businesses; and (4) potential divestitures of one or more product lines, including the UV Product Line.

•	the competitive landscape and the dynamics of the market for SGI’s products and technology; and the assessment that other alternatives were not reasonably likely to create greater value for stockholders than the Merger, taking into account execution risk as well as business, competitive, industry and market risk.

•	the Board of Directors’ view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the Board of Directors and the belief that the termination fee potentially payable to HPE is reasonable in light of the circumstances, consistent with or below fees in comparable transactions and not preclusive of other offers (see the section of this proxy statement captioned “The Merger Agreement — Other Covenants Under the Merger Agreement — Alternative Acquisition Proposals; Change in the Recommendation of SGI’s Board of Directors”).

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

•	the fact that the announcement and pendency of the merger, or the risks and costs to SGI if the Merger does not close, could result in the diversion of management and employee attention, and potentially have a negative effect on our business and relationships with customers and suppliers.

•	the fact that stockholders will not participate in any future earnings or growth of SGI and will not benefit from any appreciation in value of SGI, including any appreciation in value that could be realized as a result of improvements to our operations.

•	the requirement that SGI pay HPE a termination fee of $12.2 million under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement to accept a Superior Proposal.

•	the restrictions on the conduct of SGI’s business prior to the consummation of the Merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent SGI from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, SGI might have pursued.

•	the fact that an all cash transaction would be taxable to SGI’s stockholders that are U.S. persons for U.S. federal income tax purposes.

•	the fact that under the terms of the Merger Agreement, SGI is unable to solicit other acquisition proposals during the pendency of the Merger.

•	the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of SGI management required to complete the Merger, which may disrupt our business operations.

•	the fact that SGI’s business, sales operations and financial results could suffer in the event that the Merger is not consummated.

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of our common stock.

•	the fact that the completion of the Merger will require antitrust clearance in the United States and certain other countries.

•	the fact that SGI’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of SGI’s other stockholders (see below in the section of this proxy statement captioned “— Interests of SGI’s Directors and Executive Officers in the Merger”).

The foregoing discussion is not meant to be exhaustive, but summarizes many, if not all, of the material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors unanimously adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement and recommends that stockholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby based upon the totality of the information presented to and considered by the Board of Directors.

Opinion of Dean Bradley Osborne Partners LLC

SGI retained DBO to provide it with financial advisory services and a financial opinion in connection with the possible sale of SGI. The Board of Directors selected DBO to act as SGI’s financial advisor based on DBO’s qualifications, expertise and reputation, its knowledge of and involvement in prior transactions in the technology hardware and systems industry, and its knowledge and understanding of SGI’s business and affairs. At the meeting of the Board of Directors on August 11, 2016, DBO rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that as of August 11, 2016, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, by DBO, as set forth in its written opinion, the Merger Consideration to be received by the holders of shares of our common stock (other than excluded shares and dissenting shares), pursuant to the Merger Agreement, was fair from a financial point of view to such holders of shares of our common stock.

The full text of the written opinion of DBO to the Board of Directors, dated as of August 11, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken, by DBO in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of DBO in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You should carefully read and consider DBO’s entire written opinion, as it contains important information. DBO’s opinion was directed to the Board of Directors, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than excluded shares and dissenting shares), pursuant to the Merger Agreement and as of the date of the opinion, and does not address any other aspects or implications of the Merger or related transactions. DBO’s opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger. The summary of the opinion of DBO set forth below is qualified in its entirety by reference to the full text of the opinion.

For the purpose of rendering its opinion, DBO, among other things:

1)	Reviewed certain publicly available financial statements and other business and financial information of SGI;

2)	Reviewed certain internal financial statements and other financial and operating data concerning SGI;

3)	Reviewed certain financial projections prepared by SGI’s management;

4)	Discussed the past and current operations and financial condition and the prospects of SGI with SGI’s senior executives;

5)	Reviewed the reported prices and trading activity for our common stock;

6)	Compared the financial performance of SGI and the prices and trading activity of our common stock with that of certain other publicly-traded companies comparable with SGI and our securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Reviewed published estimates of independent research analysts with respect to the future financial performance and price targets of SGI;

9)	Participated in certain discussions and negotiations among representatives of SGI and HPE and certain parties and their financial and legal advisors;

10)	Reviewed the Merger Agreement and certain related documents; and

11)	Performed such other analyses, reviewed such other information and considered such other factors as DBO deemed appropriate.

In arriving at its opinion, DBO assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to DBO by SGI, and which formed a substantial basis for its opinion. DBO did not assume responsibility or liability for any independent verification of such information. DBO further relied upon the assurances of SGI’s management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections for SGI, DBO assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of SGI’s management of the future financial performance of SGI. In addition, DBO assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement would not differ in any material respect from the draft furnished to DBO. DBO assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on SGI or on the contemplated benefits expected to be derived in the proposed Merger. DBO is not a legal, tax, regulatory or actuarial advisor. DBO is a financial advisor only and relied upon, without independent verification, the assessment of SGI and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. For the purposes of its analysis, DBO made no assessment of the status of any outstanding litigation involving SGI and excluded the effects of any such litigation in its analysis. Moreover, DBO expressed no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of SGI’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of our common stock (other than excluded shares and dissenting shares) in the Merger. DBO’s opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of the shares of our common stock (other than excluded shares and dissenting shares) pursuant to the Merger Agreement and did not address the underlying business decision of SGI to enter into the Merger Agreement. DBO did not make any independent valuation or appraisal of SGI’s assets or liabilities, nor was DBO furnished with any such valuations or appraisals. DBO’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to DBO as of, August 11, 2016. Events occurring after August 11, 2016 may affect DBO’s opinion and the assumptions used in preparing it, and DBO did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by DBO in connection with its oral opinion and the preparation of its written opinion letter dated August 11, 2016 to the Board of Directors. The following summary is not a complete description of DBO’s opinion or the financial analyses performed and factors considered by DBO in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 9, 2016, the last practical date prior to the meeting of the Board of Directors to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The various analyses summarized below were based on the closing price of $5.62 per share of our common stock as of August 9, 2016 (the last practical date prior to the meeting of the Board of Directors), and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by DBO, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying DBO’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, DBO used and relied upon the Operating Plan provided by SGI’s management received from SGI management on July 11, 2016 and referred to in this proxy statement as the “Operating Plan Case” and certain financial projections based on Wall Street research reports and referred to in this proxy statement as the “Street Case.” For more information, please see the section of this proxy statement captioned, “The Merger — Management Projections.”

Public Trading Comparables Analysis

DBO performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. DBO reviewed and compared certain financial estimates for SGI with comparable publicly available consensus equity analyst research estimates for companies, selected based on SGI’s professional judgment and experience, coupled with DBO’s knowledge of the computer hardware industry, that share similar business characteristics with SGI (we refer to these companies as the comparable companies). Although none of the comparable companies listed below are identical or directly comparable to SGI, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks and growth prospects, that for purposes of its analysis, DBO considered similar to those of SGI. The comparable companies were considered in two categories based on relative size of the companies’ percent gross profit margins. These comparable companies were the following:

Low Gross Margin

•	HPE

•	HP Inc.

•	Western Digital

•	ATOS

•	Super Micro Computer

•	Cray

High Gross Margin

•	IBM

•	F5 Networks

•	NetApp

•	Arista Networks

•	Teradata

•	Brocade

•	Qlogic

•	Nimble Storage

•	Extreme Networks

For SGI and each other company listed above, DBO calculated and compared various financial multiples and ratios based on publicly available financial data as of August 9, 2016 in the case of the comparable companies and the Street Case and as of July 11, 2016 in the Operating Plan Case. Among other calculations, the information DBO calculated for each of the selected companies included:

•	the ratio of aggregate value, which is referred to as AV, to estimated EBITDA for calendar years 2016 and 2017, which are referred to below as CY’16E AV/EBITDA and CY’17E AV/EBITDA, respectively; and

•	the ratio of stock price of its common equity to estimated earnings per share for calendar year 2017, which is referred to below as CY’17E P/E Ratio.

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, DBO selected representative ranges of the CY’16E AV/EBITDA, CY’17E AV/EBITDA and CY’17E P/E Ratio and applied these ranges of multiples to SGI’s estimated EBITDA for calendar years 2016 and 2017 and estimated earnings per share for calendar year 2017, respectively.

In addition, DBO calculated the historical next twelve months ratio of aggregate value to revenue for SGI, which is referred to below as Historical NTM AV/Revenue. DBO applied a representative range of multiples from its Historical NTM AV/Revenue analysis to SGI’s revenues.

DBO then calculated the estimated implied value per share of our common stock as of July 11, 2016 in the Operating Plan Case and as of August 9, 2016 in the Street Case as follows:

Calendar Year Financial Statistic	Selected Representative Multiple Range	Implied Equity Value Per Share of our Common Stock
Street Case
CY’17E AV / EBITDA	4.0x – 5.5x	$4.52 – $5.97
CY’17E P/E	7.0x – 11.0x	$2.66 – $4.18
Historical NTM AV/Revenue	0.30x – 0.45x	$4.62 – $6.62
Operating Plan Case
CY’16E AV / EBITDA	5.0x – 6.2x	$2.61 – $3.09
CY’17E AV / EBITDA	4.0x – 5.5x	$7.36 – $9.88
Historical NTM AV/Revenue	0.30x – 0.45x	$5.87 – $8.27

No company utilized in the public trading comparables analysis is identical to SGI. In evaluating the comparable companies, DBO made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond SGI’s control. These include, among other things, the impact of competition on SGI’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SGI and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis

DBO performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. DBO calculated a range of equity values per share for our common stock based on a discounted cash flow analysis to value SGI as a stand-alone entity. DBO utilized estimates from the Operating Plan Case and the Street Case for purposes of its discounted cash flow analysis, as more fully described below. With respect to the Operating Plan Case, DBO calculated that 57% of the revenue growth from 2016 to 2020 in the Operating Plan Case is derived from UV revenue which represented only 5% of 2016 revenues. DBO further noted that $199 million of the $325 million in UV revenue growth, or 61%, is forecast to come through one or more OEM partners, of which HPE is the only current OEM partner. DBO also noted risks associated with UV revenues, including entering the enterprise IT market which is relatively new to SGI, dependence on HPE and resellers, timing of revenue growth, growing the sales and marketing resources, transitioning to the next UV product generation, and potential competition from leaders in the computing industry within the time horizon covered by the Operating Plan Case. DBO also calculated that, while the Operating Plan Case forecasts $50 million more revenue than Wall Street analysts for the full fiscal year ended June 2017, the Operating Plan Case also forecasts $40 million less revenue in the first half of fiscal 2017, for which SGI has higher visibility than the full year. EBITDA and earnings in the Operating Plan Case are also forecast to be substantially lower in the first half of fiscal 2017 than Wall Street analyst estimates. DBO noted that a reduction in Wall Street analyst estimates often results in stock price declines.

DBO first calculated the estimated unlevered free cash flows which is defined as cash from operations less capital expenditures and stock based compensation. The Operating Plan estimates through 2020 were based on projections prepared by SGI management. The Street Case estimates through 2017 were based on publicly available Wall Street research available as of August 9, 2016. DBO calculated the present value of sum of discounted free cash flows for SGI for the six months ended June 30, 2017 through the six months ended June 30, 2020. Based on the perpetual growth rates ranging from 0.5% to 1.5%, selected based upon the application of its professional judgment and experience, DBO calculated terminal values in the year 2020. DBO also calculated that, due to the limited amounts of cash flow forecast in next several years, the present value of the terminal value in 2020 represents 77% of the total DCF aggregate value. The free cash flows and terminal values were discounted to present values as of July 11, 2016 at a discount rate of 15.5%, which discount rate was selected, upon the application of DBO’s professional judgment and experience, to reflect an estimate of SGI’s weighted average cost of capital.

DBO calculated the estimated implied value per share of our common stock as of July 11, 2016 and August 9, 2016 for the Operating Plan and Street Case, respectively, as follows:

Implied Value Per Share of SGI
Street Case	$4.16 – $5.03
Operating Plan	$8.50 – $10.45

Precedent Transactions Analysis

DBO performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. DBO compared publicly available statistics for transactions with computer hardware target companies, selected based on DBO’s professional judgment and experience, with an EBITDA margin less than 10% and less than 30% next twelve months revenue (“NTM Revenue”) NTM Revenue growth. DBO also selected certain comparable transactions due to high relevancy of certain characteristics with the Merger. The following is a list of the computer hardware transactions reviewed:

Selected Computer Hardware

Transactions (Target / Acquiror):

IBM x86 Server Business / Lenovo

Fusion-io / SanDisk

Opnext / Oclaro

Ingram Micro / Tianjin Tianhai Investment Co.

Bell Microproducts / Avnet

Brightpoint / Ingram Micro

Intermec / Honeywell International

Bull Société Anonyme / Atos SE*

Dell / Silver Lake*

Dot Hill / Seagate

Aruba Networks, Inc. / Hewlett-Packard Company (nka: HP, Inc.)

EMC / Dell

SanDisk / Western Digital

*	Represent only server transactions

For the transactions listed above, DBO noted the multiple of (i) the aggregate value of the transaction to revenue; (ii) the aggregate value of the transaction to the next twelve months’ EBITDA; and (iii) next twelve months price to per-share earnings. In addition, DBO noted the ranges of the following financial statistics: (1) the implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news) (the “One Day Premium”); and (2) the implied premium to the acquired company’s 90-trading-day average closing share price prior to announcement (or the last 90-trading-day average closing share price prior to the share price being affected by acquisition rumors or similar merger-related news) (the “90 Day Premium”). Because of the inherent differences in the business, operations, financial conditions and prospects of SGI and the companies included in the selected precedent analysis, DBO also made qualitative judgments concerning similarities and differences between the characteristics of the selected precedent transactions and the Merger.

Based on its analysis of the relevant metrics for each of the transactions listed above and upon the application of its professional judgment and experience, DBO selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant financial statistic for SGI. The following table summarizes DBO’s analysis:

Precedent Transactions Financial Statistic	Representative Ranges	Implied Value Per Share of our Common Stock
NTM AV / Revenue	0.3x – 0.4x	$5.12 – $6.62
NTM AV / EBITDA	5.3x – 9.4x	$5.60 – $9.45
NTM P/ E	13.0x – 18.0x	$4.75 – $6.57
One Day Premium	20% – 30%	$6.74 – $7.31
90 Day Premium	25% – 50%	$6.48 – $7.77

DBO noted that the consideration to be received by holders of shares of our common stock (other than excluded shares and dissenting shares) pursuant to the Merger Agreement is $7.75 per share. No company or transaction utilized in the precedent transactions analysis is identical to SGI or the Merger. In evaluating the precedent transactions, DBO made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond SGI’s control. These include, among other things, the impact of competition on SGI’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SGI and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of SGI derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with DBO’s analysis of the consideration for the Merger, but one of many factors DBO considered.

Other Information

DBO observed additional factors that were not considered part of DBO’s financial analysis with respect to its opinion, but which were noted as reference data for the Board of Directors, including the following information described under the sections titled “Stock Price Trading Range” and “Analysts’ Price Targets.”

Trading Range

DBO noted the trading range of the stock price during the one year ending August 9, 2016 and the historical volume weighted average price (“VWAP”) of the stock of SGI for various periods ending on August 9, 2016, the last practical trading day before the meeting of the Board of Directors to approve the Merger and related transactions. DBO observed the following:

Period Ending August 9, 2016	Range / VWAP
1 Year Range	$3.88 – $7.79
90 Day VWAP	$5.17
30 Day VWAP	$5.39
360 VWAP	$5.43

DBO observed that our common stock closed at $5.62 on August 9, 2016. DBO noted that the consideration per share of our common stock of $7.75 pursuant to the Merger Agreement reflected a 38% premium to the closing price of $5.62 per share of our common stock on August 9, 2016; a 44% premium to the 30-day average closing price of $5.40 per share and a 50% premium to the 90-day average closing price of $5.18 per share.

Equity Research Analysts’ Future Price Targets

DBO reviewed future public market trading price targets for our common stock prepared and published by equity research analysts prior to August 11, 2016 (the date on which DBO presented its oral opinion to the Board of Directors). These forward targets reflected each analyst’s estimate of the future public market trading price of our common stock in one year. Each of the analysts’ valuation methodologies was presented to the Board of Directors. The price targets for our common stock were $8.50, $8.00 and $6.00 based on the closing price of our common stock on July 20, 2016, June 29, 2016 and July 21, 2016, respectively.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including the future financial performance of SGI and future financial market conditions.

General

In connection with the review of the Merger by the Board of Directors, DBO performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, DBO considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. DBO believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, DBO may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be DBO’s view of the actual value of SGI. In performing its analyses, DBO made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond SGI’s control. These include, among other things, the impact of competition on SGI’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SGI and the industry, and in the financial markets in general. Any estimates contained in DBO’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

DBO conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than excluded shares and dissenting shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion, dated August 11, 2016, to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade.

The consideration to be received by the holders of shares of our common stock (other than excluded shares and dissenting shares) pursuant to the Merger Agreement was determined through arms-length negotiations between SGI and HPE and was unanimously approved by the Board of Directors. DBO provided advice to the Board of Directors during these negotiations but did not, however, recommend any specific consideration to SGI or the Board of Directors, nor did DBO opine that any specific consideration constituted the only appropriate consideration for the Merger. DBO’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. DBO’s opinion was not intended to, and does not, constitute advice or a recommendation as to how SGI stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger, or whether the stockholders should take any other action in connection with the Merger.

DBO’s opinion and its presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in deciding to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and the Merger and the other transactions contemplated thereby, and recommend that stockholders also adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the consideration pursuant to the Merger Agreement or of whether the Board of Directors would have been willing to agree to different consideration. DBO’s opinion was approved by a committee of DBO investment banking and other professionals in accordance with DBO’s customary practice.

The Board of Directors retained DBO based upon DBO’s qualifications, experience and expertise. DBO provides investment banking and other services to a wide range of persons from which conflicting interests or duties may arise. DBO, its affiliates, directors, members, managers and officers may at any time hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of HPE, SGI, Acquisition Sub or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, DBO provided SGI financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex B, in connection with the Merger, and SGI has agreed to pay DBO a fee of approximately $[5.49] million for its services, approximately $[3.99] million of which is contingent upon the closing of the Merger. SGI has also agreed to reimburse DBO for its reasonable expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, SGI has agreed to indemnify DBO and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling DBO or any of its affiliates from and against any losses, claims, damages or liabilities related to, arising out of or in connection with DBO’s engagement.

During the two-year period prior to the date of DBO’s opinion, DBO provided financial advisory services to SGI for a sale of a subsidiary of SGI, which sale was unrelated to the Merger and for which DBO was compensated approximately $30,000, and during that period DBO and its affiliates have not otherwise been engaged on any financial advisory or financing assignments for SGI or HPE, and have not otherwise received any fees for such services from SGI, HPE or their affiliates. DBO may seek to provide financial advisory or financing services to SGI, HPE and any of their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Management Projections

SGI does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in connection with the comprehensive strategic and financial review process as described in this proxy statement, management prepared a set of financial projections taken from the Operating Plan, which was provided to representatives of DBO and the representatives of HPE, which we refer to as the “Management Projections”. The Management Projections were the only financial forecasts with respect to SGI provided by SGI for use by its financial advisor in performing its financial analyses during the strategic and financial review process.

The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because they were provided to the Board of Directors, representatives of DBO and representatives of HPE in the strategic and financial review process. The Management Projections were not prepared with a view to compliance with (1) GAAP, (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Deloitte & Touche LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, SGI management.

Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by SGI management that they believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to SGI management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions, SGI’s ability to achieve forecasted sales (including continued growth in sales relating to the UV Product Line), accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The Management Projections cover multiple years, and such information by its nature becomes less reliable with each successive year. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Board of Directors, SGI, DBO, HPE or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby or any of the other proposals to be voted on at the Special Meeting. We do not intend to update or otherwise revise the Management Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

The Management Projections and the accompanying tables contain certain non-GAAP financial measures, including Non-GAAP Total Revenue, Non-GAAP Margin, Non-GAAP Operating Profit, Non-GAAP Net Income and EBITDA, which SGI believes are helpful in understanding its past financial performance and future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with SGI’s consolidated financial statements prepared in accordance with GAAP and the reconciliation to GAAP measures presented herein. SGI’s management regularly uses SGI’s supplemental non-GAAP financial measures internally to understand and manage the business and forecast future periods.

The Management Projections are forward-looking statements. For information on factors that may cause SGI’s future results to materially vary, see the information under the section captioned “Forward-Looking Statements.”

SGI’s Management Projections

	FY’2016	FY’2017	FY’2018	FY’2019	FY’2020
Total Revenue	$532,930	$630,366	$819,452	$947,195	$1,105,215
Non-GAAP Gross Margin	147,071	167,221	221,118	245,633	281,794
Total Operating Expenses	133,066	139,050	148,516	158,706	169,683

Non-GAAP Operating Profit	13,952	28,171	62,602	86,926	112,111

Non-GAAP Net Income	$3,864	$19,171	$61,102	$84,926	$109,111
EBITDA	$21,717	$38,619	$73,927	$98,951	$124,635

As noted above, the plans and projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. More specifically, the Management Projections forecast revenue to potentially grow from $533 million in FY’2016 to $1,105 million in FY’2020, an increase of $572 million. The UV Product Line was forecast to contribute $325 million, or 57%, of that revenue increase. This would require the UV Product Line to grow at a 70% compound annual growth rate from its $25 million contribution in FY’2016, when it represented 5% of total revenue. OEM partners represent $200 million of the FY’2020 projection, up from $1 million in FY’2016, requiring the HPE OEM Agreement to begin a substantial ramp up, as well as the signing of new OEM partners. The non-UV Product Line revenues were forecast at an 8% compound annual growth rate to FY’2020, but just 3% in FY’2017. Management and the Board of Directors recognize substantial execution risks in achieving the revenue growth reflected in the Management Projections, generally, and the UV Product Line revenue growth, specifically.

Interests of SGI’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted and approved by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters.

Insurance and Indemnification of Directors and Executive Officers

All rights to indemnification by SGI existing in favor of those person who are directors and officers of SGI as of the date of the Merger Agreement (who we refer to as the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the SGI’s certificate of incorporation or bylaws (as in effect as of the date of the Merger Agreement) and as provided in any indemnification agreements between SGI and said directors and officers (as in effect as of the date of the Merger Agreement), shall survive the Merger and shall continue in full force and effect as an obligation of the Surviving Corporation (to the fullest extent such rights to indemnification are available under and consistent with the DGCL) until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

For a period of six years after the Effective Time, the Surviving Corporation or HPE will maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Effective Time, SGI’s current directors’ and officers’ liability insurance maintained by SGI as of the date of the Merger Agreement (which we refer to as the “Existing D&O Policy”); provided, however, that: (i) the Surviving Corporation or HPE, as applicable, may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) neither the Surviving Corporation nor HPE shall be required to pay annual premiums for the Existing D&O Policy (or any substitute policies) in excess of 250% of the annual premium paid prior to the date of this Agreement by SGI for the Existing D&O Policy, it being understood that the Surviving Corporation or HPE shall nevertheless be obligated to provide as much coverage as may be obtained for such 250% amount. HPE and the Surviving Corporation shall have the right in lieu of the foregoing to purchase a tail policy with substantially the same coverage as the Existing D&O Policy and HPE and Surviving Corporation shall maintain such tail policy in full force and effect and continue to honor their respective obligations thereunder from the Effective Time until the sixth anniversary of the Effective Time.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance”.

Treatment of Equity-Based Awards

Treatment of Stock Options

As of August 22, 2016, there were 1,100,653 shares of our common stock subject to issuance pursuant to stock options. 379,894 of these options had exercise prices of less than $7.75 per share, of which 168,957 were held by our directors and executive officers. We have not granted stock options since 2012, and all stock options held by our directors and executive officers are fully vested and exercisable.

At the Effective Time, each option to purchase shares of our common stock (which we refer to as “Company Option”), granted under the Company’s 2014 Omnibus Incentive Plan, 2006 New Recruit Equity Incentive Plan, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan or 2005 Employee Stock Purchase Plan, each as amended, which we refer to collectively as the “Company Equity Plans”, that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time will be converted into and become an option, fully vested and immediately exercisable, to purchase HPE common stock (which we refer to as “HPE Option”), with (i) the number of shares of HPE common stock subject to such HPE Option obtained by multiplying the number of shares of our common stock subject to the Company Option by the Conversion Ratio, rounded down to the nearest whole share, and (ii) an exercise price equal to the exercise price for the Company Option divided by the Conversion Ratio and rounded up to the nearest whole cent. Each HPE Option shall otherwise be subject to the same terms and conditions of the Company Equity Plans. As used herein, “Conversion Ratio” means the quotient obtained by dividing (x) $7.75 by (y) the average closing sale prices of one share of HPE common stock as reported on the New York Stock Exchange for each of the five consecutive trading days immediately preceding (but not including) the date on which the Merger is consummated, which we refer to as the “Parent Closing Price”.

Treatment of Restricted Stock Units

As of August 22, 2016, there were 2,372,175 outstanding Restricted Stock Units, of which 198,867 were PSUs and 2,173,308 were time-vesting Restricted Stock Units, and of which Restricted Stock Units 883,671 were held by our directors and executive officers, of which 188,217 were PSUs.

At the Effective Time, each award of unvested Restricted Stock Units (including PSUs) granted under any Company Equity Plans that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time (other than those Restricted Stock Units that will become settlable as a result of the consummation of the Merger and are settled in shares of our common stock) will be converted into and thereafter represent the right with respect to HPE common stock, and HPE will assume the Restricted Stock Units in accordance with the terms of the Company Equity Plans and/or restricted stock unit agreement by which each Restricted Stock Unit is evidenced, as applicable. Accordingly, from and after the Effective Time, (i) HPE’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Restricted Stock Unit assumed by HPE; (ii) the Restricted Stock Units assumed by HPE will represent the right to receive shares of HPE common stock (or cash, if so provided under the terms of such Restricted Stock Units or required by applicable law) upon settlement of such Restricted Stock Units promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms); (iii) the number of shares of HPE common stock subject to each award of Restricted Stock Units will be equal to the number of shares of our common stock subject to such award immediately prior to the Effective Time (100% of the target number of shares of our common stock set forth in the applicable award agreement governing the Restricted Stock Unit as applied to any portion of the Restricted Stock Unit that remains subject to performance-based vesting criteria, in each case to the extent such portion is outstanding immediately prior to the cancellation of such Restricted Stock Unit) multiplied by the applicable Conversion Ratio, rounded down to the nearest whole share, with any remaining fractional share discarded; and (iv) the performance-based vesting requirement shall be waived in favor of time based vesting over the original vesting period.

Treatment of Purchase Rights under the ESPP

Our Employee Stock Purchase Plan (“ESPP”) was terminated prior to the execution of the Merger Agreement and all payroll withholdings were refunded with interest. Thus, no new offering period will commence and no further shares will be purchased pursuant to the ESPP in connection with the Merger or otherwise.

Payments Upon Termination Following Change-in-Control

All Executive Officers

We are parties to employment letter agreements with each of our executive officers. These agreements provide for specified payments in the event their employment is terminated without “cause” or they resign for “good reason” in various scenarios, including in connection with a change in control. These agreements do not include a “gross-up” of any golden parachute excise tax imposed on the executive pursuant to Section 4999 of the Internal Revenue. Rather, payments would be reduced to an amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax.

Pursuant to Mr. Titinger’s, Mr. Conceicao’s, Mr. Asrat’s, Mr. Hilliard’s and Mr. Williams’ employment arrangements, if within twelve months following a change in control their employment is terminated without cause or if they resign for good reason, and if they sign and do not revoke a release of all claims, then all of their unvested stock options and restricted stock units will accelerate and become fully vested. In addition, they will be entitled to severance benefits equal to twelve months of base salary, the full amount of their annual performance bonuses at target, the prorated amount of their annual performance bonuses at target for the year in which the termination occurred and twelve months of continued medical benefits for them and for their covered dependents. The cash portion of these payments will be paid in a lump sum. Their entitlement to continued medical benefits will cease if they become eligible for group health insurance coverage through a new employer. In addition, their entitlement to these severance benefits will cease if they materially breach the obligations in their non-disclosure agreements, the releases of claims or any other obligations they may owe to us following termination.

The Merger will constitute a “change in control” for purposes of these agreements. “Cause” and “good reason” are defined as follows in the employment agreements:

•

“Cause” is defined as one or more of the following events: (i) the indictment or conviction for a felony or other crime, or any misdemeanor involving moral turpitude; (ii) the commission of any other act or omission involving fraud or intentional deceit with respect to us or any of its affiliates or any of their directors, stockholders, partners or members; (iii) any act or omission involving dishonesty that causes material injury to us or any of our affiliates or any of their directors, stockholders, partners or members; (iv) gross negligence with respect to us or any of our subsidiaries; (v) willful misconduct with respect to us or any of our subsidiaries; (vi) any other material breach of the named executive officer’s offer letter agreement or any other agreement referred to in the offer letter (including their non-disclosure agreements); provided, however, that it shall only be deemed cause pursuant to clause (vi) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within thirty (30) days.

•	“Good reason” is defined as one or more of the following conditions that occur without the named executive officer’s written consent; (i) the assignment to the named executive officer, or the removal from the named executive officer, of any duties or responsibilities that results in the material diminution of the named executive officer’s authority, duties or responsibilities in the named executive officer’s current position, including a change in control that results in the named executive officer no longer serving in his or her current position or any similar position; (ii) a material reduction by us of the named executive officer’s base salary (provided, that, for Mr. Titinger, this provision is qualified to exclude reductions in base salary that apply broadly to all of our employees); (iii) our material breach of its obligations to the named executive officer under the offer letter agreement; (iv) the named executive officer’s office relocation to a location more than fifty miles from the then present location; or (v) for Mr. Titinger only, a failure or refusal of a successor to us to assume our obligations under the offer letter agreement; provided, however, that it shall only be deemed good reason pursuant to the foregoing definition if (x) we are given written notice from the named executive officer within ninety (90) days following the first occurrence of a condition that the named executive officer considers to constitute good reason and fails to remedy such condition within thirty (30) days following such written notice and (y) the named executive officer resigns from employment within ninety (90) days following the end of the period within which we were entitled to remedy the condition constituting good reason but failed to do so.

Two of our named executive officers, have terminated employment and are not entitled to any payments in connection with the Merger. Jennifer Pileggi voluntarily resigned her employment with us on May 22, 2015 and Robert Nikl terminated his employment with us on January 4, 2016.

Non-Employee Directors

Pursuant to our 2014 Omnibus Equity Incentive Plan, all equity awards held by our non-employee directors will vest upon closing of the Merger because their service as directors will cease.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on November 1, 2016, and that the employment of each of the named executive officers was subject to an involuntary termination on the date described in the footnotes below, as applicable. Our executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. The values in the table below payable by HPE are not subject to the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Name	Cash($)(1)	Equity Award Vesting ($)(2)	Perquisites ($)(3)	Total Payments ($)(4)
Jorge Titinger	1,419,423	3,526,746	13,636	$4,959,805
Cassio Conceicao	813,894	1,359,668	—	$2,173,562
Mekonnen Asrat	582,692	999,262	24,939	$1,606,893
Peter Hilliard	518,654	856,856	15,665	$1,391,175
Kirk Williams	460,096	390,895	354	$851,345
Robert Nikl(5)	—	—	—	—

(1)	This amount represents the “double-trigger” cash severance payments to which each named executive officer may become entitled under their employment agreements, as described in the section of this proxy statement captioned “— Payments upon Termination following Change-in-Control”. For each named executive officer, the amount in this column assumes that such named executive officer experiences a termination without cause upon the consummation of the Merger or within twelve months thereafter. The amount represents the amounts described above and assumes a prorated performance bonus is payable as of November 1, 2016, the assumed Effective Time.
(2)	This amount represents the product of (a) $7.75 per share multiplied by (b) the number of shares subject to each named executive officer’s outstanding RSUs (with performance-based RSUs vesting at 100% of target). These are the “double-trigger” vesting acceleration benefits to which each named executive officer is entitled under his employment agreement, as described in the section of this proxy statement captioned “— Payments upon Termination following Change-in-Control” section above.
(3)	Equals the value of continued medical benefits (for 12 months for Messrs. Titinger, Conceicao, Hilliard and Asrat), as described in the section of this proxy statement captioned “—Payments upon Termination following Change-in-Control” section above.
(4)	Equals the sum of the “Cash,” “Equity Award Vesting” and “Perquisites” columns.
(5)	Mr. Nikl terminated his employment on January 4, 2016, and thus neither individual is entitled to any “golden parachute” compensation in connection with the Merger.

Equity Interests of SGI’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of our common stock and the number of shares of our common stock underlying Company equity awards that are in-the-money and are currently held by each of our executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the Merger, assuming that the Effective Time occurs on November 1, 2016. The table also sets forth the values of these shares and equity awards based on the $7.75 per share Merger Consideration (minus the applicable exercise price for the in-the-money options). No new shares of our common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger, other than normal course grants that were in August 2016. For purposes of this table, any shares subject to Company equity awards held by our executives and non-employee directors that vest between the date hereof and November 1, 2016 are considered outstanding shares of our common stock held by the applicable executive or non-employee director. We also have assumed that service of each non-employee director will terminate in connection with the Merger giving rise to full vesting acceleration of such non-employee director’s equity awards.

Name	Shares Held (#)	Shares Held ($)	Vested Options (#)	Vested Options ($)	Vested RSUs (#)	Vested RSUs ($)	Total ($)
Jorge Titinger	270,206	$2,094,097	209,896	—	455,064	$3,526,746	$5,620,843
Cassio Conceicao	116,365	$901,829	—	—	175,441	$1,359,668	$2,261,497
Mekonnen Asrat	21,114	$163,634	14,584	$17,063	128,937	$999,262	$1,179,959
Peter Hilliard	—	—	—	—	110,562	$856,856	$856,856
Kirk William	3,067	$23,769	—	—	50,438	$390,895	$414,664
Robert Nikl	67,587	$523,799	88,542	$190,365	—	$—	$714,165
Chuck Boesenberg	41,156	$318,959	62,081	$33,925	20,980	$162,595	$515,479
Gary Griffiths	45,250	$350,688	60,998	$33,925	20,980	$162,595	$547,207
Mike Hagee	30,790	$238,623	82,833	$31,692	20,980	$162,595	$432,910
Doug King	30,531	$236,615	92,833	$31,692	20,980	$162,595	$430,903
Ron Verdoorn	74,281	$575,678	68,499	$27,879	20,980	$162,595	$766,152
Nina Richardson	—	—	—		21,162	$164,006	$164,006
Kristen Wolberg	—	—	—		20,352	$157,728	$157,728

Closing and Effective Time of the Merger

The closing of the Merger will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described in the section of this proxy captioned “The Merger Agreement — Conditions to the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is completed, stockholders who have complied exactly with the procedures set forth in Section 262 of the DGCL, including stockholders who: (i) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (ii) continuously hold their shares of our common stock through the Effective Time; and (iii) properly demand appraisal of their shares of our common stock in compliance with the requirements of Section 262 are entitled to exercise appraisal rights in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under

Section 262. Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of our common stock who: (i) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (ii) continuously hold their shares of our common stock through the Effective Time; and (iii) otherwise follow exactly the procedures set forth in Section 262, will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes SGI’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of our common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully.

Failure to comply exactly with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, SGI believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must, among other requirements, do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby;

•	the stockholder must deliver to SGI a written demand for appraisal that complies with Section 262 before the vote on the Merger Agreement at the Special Meeting; and

•	the stockholder must continuously hold the shares of our common stock through the Effective Time.

The stockholder or the Surviving Corporation must also file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of our common stock wishing to exercise appraisal rights must deliver to SGI, before the vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, at the Special Meeting at which the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. A holder of shares of our common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made, and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby or abstain from voting on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Neither voting against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby at the Special Meeting will result in a loss of appraisal rights under the DGCL.

Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform SGI of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of our common stock in connection with the Merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be delivered to:

Silicon Graphics International Corp.

Attn: Corporate Secretary

900 North McCarthy Blvd.

Milpitas, California 95035

Any holder of shares of our common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to SGI a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation.

No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each holder of shares of our common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby that the Merger has become effective and the effective date thereof, and include a copy in such notice of Section 262.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, the Surviving Corporation or any holder of shares of our common stock who has complied with Section 262 and is entitled to exercise appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any holders of shares of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed by Section 262. The failure of a holder of shares of our common stock to file such a petition within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby with respect to which SGI has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of our common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to exercise appraisal rights thereunder. The Delaware Court of Chancery may require stockholders demanding appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After determining the holders of our common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although SGI believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither SGI nor HPE anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of SGI and HPE reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, such stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on our common stock, except dividends or other distributions on the holder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply exactly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to certain U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement plans or other tax-deferred accounts; S-corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and shareholders, partners or investors therein); insurance companies; mutual funds; brokers or dealers in stocks or securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S.

anti-inversion rules; personal holding companies; controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or certain former citizens, or long-term residents, of the United States;

•	tax consequences to holders holding the shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders that received their shares of our common stock on exercise of notes, warrants or options, through a tax qualified retirement plan, or otherwise in a compensatory transaction;

•	tax consequences to holders who own an equity interest, actually or constructively, in HPE or the Surviving Corporation following the Merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their shares of our common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who hold their shares of our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 Stock for purposes of the Code;

•	tax consequences to holders of their shares of our common stock who demand appraisal rights under Delaware law;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners (or persons treated as partners for U.S. federal income tax purposes) therein should consult their tax advisors regarding the tax consequences of the Merger.

No ruling from the IRS and no opinion of counsel has been or will be obtained regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this summary. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons, as defined in Section 7701(a)(30) of the Code, have the authority to control all of its substantial decisions; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

Additionally, a 3.8% tax generally is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. For individuals, the additional 3.8% tax generally is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash in exchange for shares of our common stock pursuant to the Merger.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local, and foreign tax consequences that may be relevant to them in light of their particular circumstances. Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at rates generally applicable to U.S. persons, and, if such Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) and may be offset by certain U.S. source capital losses; or

•	SGI is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock and certain other requirements are met, , in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above except that the branch profits tax will not apply). We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on a properly completed IRS Form W-9 (or a substitute or successor form) or (ii) a Non-U.S. Holder that (A) provides a certification of such holder’s foreign status on a properly completed appropriate series of IRS Form W-8 (or a substitute or successor form) or (B) otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF OUR COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

Regulatory Approvals Required for the Merger

HPE and SGI have generally agreed to use their reasonable best efforts to obtain all necessary actions or approvals from governmental entities to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals (i) include that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” has expired or been terminated; and (ii) may include the approval or clearance of the Merger pursuant to antitrust laws of Japan and potentially other jurisdictions, which we refer to collectively as the “foreign jurisdictions,” as required.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until HPE and SGI file a notification and report form with the Federal Trade Commission, which we refer to as the “FTC,” and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically a 30-day period) or the early termination of that waiting period.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Under the competition laws of the foreign jurisdictions noted above, certain competition law filings may be necessary. HPE and SGI have not yet made the necessary filings as dictated by the competition laws of the foreign jurisdictions.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Merger Agreement.

The representations, warranties, covenants and agreements described in this section and included in the Merger Agreement: (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by HPE, SGI and Acquisition Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by matters disclosed to HPE and Acquisition Sub by SGI in the disclosure letter to the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of SGI, HPE or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement and do not purport to be accurate as of the date of this proxy statement and, accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts at the time they were made or as of the date of this proxy statement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of SGI, HPE and Acquisition Sub because the parties may take certain actions that are either expressly permitted in the disclosure letter delivered by SGI in connection with the execution of the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding SGI, HPE, Acquisition Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone and you should read the information provided elsewhere in this document and in our filings with the SEC regarding SGI and our business.

Form and Effects of the Merger; Directors and Officers; Certificate of Incorporation and Bylaws

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Acquisition Sub, a wholly owned subsidiary of HPE created solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement, will merge with and into SGI. The separate corporate existence of Acquisition Sub will cease, and SGI will continue as the Surviving Corporation and will become a wholly owned subsidiary of HPE.

From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of SGI and Acquisition Sub, and all of the debts, liabilities and duties of SGI and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

At or immediately after the Effective Time, the certificate of incorporation and the bylaws of the Surviving Corporation will be amended and restated in their entirety to conform to the certificate of incorporation and the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Silicon Graphics International Corp.” until thereafter changed or amended in accordance with the provisions thereof and as provided by applicable law.

From and after the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. The officers of Acquisition Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. The directors and officers will serve in accordance with the articles of incorporation and bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Closing and Effective Time of the Merger

Unless otherwise mutually agreed by HPE and SGI, the closing of the Merger is expected to occur at 10:00 a.m. Pacific Time on a date to be specified by HPE and SGI, which date shall be as soon as practicable and in no event later than the second business day after the conditions to the Merger set forth in the Merger Agreement and described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger” have been satisfied or, to the extent permitted by applicable law, waived (other than the conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions).

The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by HPE and SGI and specified in the certificate of merger in accordance with the DGCL. As of the date of this proxy statement, we expect to complete the Merger in the first half of fiscal 2017 (occurring sometime prior to December 31, 2016); however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger more fully described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger” and we cannot specify when, or assure you that, SGI and HPE will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of SGI or HPE could delay the consummation of the Merger, or prevent the Merger from being consummated; however, we expect to consummate the Merger promptly following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions more fully described below in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Merger”.

Merger Consideration

Effect of the Merger on SGI’s Capital Stock

At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (including any shares resulting from the settlement of Restricted Stock Units which become settlable as a result of the consummation of the Merger and any shares issued upon the exercise of Company Options, but excluding excluded shares and dissenting shares, each as defined below) will be cancelled and automatically converted into the right to receive $7.75 in cash, without interest, and subject to deduction for any required withholding tax. As of the Effective Time, all shares of our common stock will be cancelled and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with and subject to the conditions of the Merger Agreement. At the Effective Time, each share of our common stock held by SGI or its subsidiaries or owned, directly or indirectly, by HPE or Acquisition Sub, which we refer to as “excluded shares,” will be automatically canceled and retired without payment of any consideration. In addition, each share of our common stock held by stockholders who are entitled to and who properly exercise and perfect appraisal rights under the DGCL, which we refer to as “dissenting shares,” will not be converted into the right to receive Merger Consideration, unless and until such stockholder fails to perfect or effectively withdraws or loses such stockholder’s right to appraisal under the DGCL, at which time each such share of our common stock will be converted into and exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the Merger Consideration. Dissenting shares shall be treated in accordance with Section 262, as more fully described in the section of this proxy statement captioned “The Merger — Appraisal Rights”.

Treatment of SGI Equity-Based Awards

Outstanding Equity Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

Options

At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time will be converted into and become an HPE Option, vested and immediately exercisable, to purchase HPE common stock with (i) the number of shares of HPE common stock subject to such HPE Option obtained by multiplying the number of shares of our common stock subject to the Company Option by the Conversion Ratio, rounded down to the nearest whole share, and (ii) an exercise price equal to the exercise price for the Company Option divided by the Conversion Ratio and rounded up to the nearest whole cent. Each HPE Option shall otherwise be subject to the same terms and conditions of the Company Equity Plans. “Conversion Ratio” means the quotient obtained by dividing (x) $7.75 by (y) the average closing sale price of one share of HPE common stock as reported on the New York Stock Exchange for the five consecutive trading days immediately preceding (but not including) the date on which the Merger is consummated, which we refer to as the “Parent Closing Price”.

Restricted Stock Units

At the Effective Time, each award of unvested Restricted Stock Units (including PSUs) granted under any Company Equity Plan that is outstanding immediately prior to the Effective Time and is held by a person providing services to us immediately prior to the Effective Time (other than those Restricted Stock Units that will become settlable as a result of the consummation of the Merger and are settled in shares of our common stock) will be converted into and thereafter represent the right with respect to HPE common stock, and HPE will assume the Restricted Stock Units in accordance with the terms of the Company Equity Plans and/or restricted stock unit agreement by which each Restricted Stock Unit is evidenced, as applicable. Accordingly, from and after the Effective Time, (i) HPE’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Restricted Stock Unit assumed by HPE; (ii) the Restricted Stock Units assumed by HPE will represent the right to receive shares of HPE common stock (or cash, if so provided under the terms of such Restricted Stock Units or as required by applicable law) upon settlement of such Restricted Stock Units promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms); (iii) the number of shares of HPE common stock subject to each award of Restricted Stock Units will be equal to the number of shares of our common stock subject to such award immediately prior to the Effective Time (100% of the target number of shares of our common stock set forth in the applicable award agreement governing the Restricted Stock Unit as applied to any portion of the Restricted Stock Unit that remains subject to performance-based vesting criteria, in each case to the extent such portion is outstanding immediately prior to the cancellation of such Restricted Stock Unit) multiplied by the Conversion Ratio, rounded down to the nearest whole share, with any remaining fractional share discarded (except that in no event shall any vesting restrictions applicable to a Restricted Stock Unit be accelerated unless so provided under the terms of such Restricted Stock Unit or other Company Equity Plan); and (iv) the performance-based vesting requirement in any outstanding PSUs shall be waived in favor of time-based vesting.

ESPP

As of the date of the Merger Agreement, the Company took all such action as was necessary to: (i) terminate any ongoing offering periods under the ESPP and refund all participant contributions with respect to any terminated offering period under the ESPP; and (ii) provide that no further offering period or purchase period shall commence under the ESPP after the date of the Merger Agreement.

Exchange and Payment Procedures

Promptly after the Effective Time, HPE will deposit or cause to be deposited with a bank or trust company designated by HPE, which we refer to as the “paying agent,” cash sufficient to pay the aggregate Merger Consideration payable to stockholders pursuant to the terms of the Merger Agreement, which we refer to as the “payment fund”. In the event that the payment fund becomes insufficient to make such payments, from time to time following the Effective Time, HPE shall deposit or cause to be deposited with the paying agent additional cash in any amount necessary to enable the paying agent to pay any and all Merger Consideration payable pursuant to the Merger Agreement.

As soon as reasonably practicable after the Effective Time, HPE will instruct the paying agent to mail to each person who, immediately prior to the Effective Time, was a holder of record of certificate(s) (which we refer to as a “certificate”) representing outstanding shares of our common stock or non-certificated shares of our common stock represented by book-entry (which we refer to as “book-entry shares”) that were converted into the right to receive the Merger Consideration, (1) a letter of transmittal and (2) instructions advising stockholders how to surrender certificates or book-entry shares in exchange for the Merger Consideration payable in respect thereof.

Upon surrender to the paying agent of a certificate or book-entry share along with a duly completed and validly executed letter of transmittal and such other documents as may be required by the paying agent, the holder of such certificate or book-entry share will be entitled to receive the Merger Consideration for each share formerly represented by such certificate or book-entry share (other than with respect to dissenting shares and excluded shares), subject to deduction for any required withholding tax and without interest.

Certificates should not be surrendered by stockholders prior to the Effective Time and should be sent only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders as soon as reasonably practicable following the Effective Time. In all cases, the Merger Consideration will be provided only in accordance with the procedures set forth in such letters of transmittal.

The letter of transmittal will include instructions of the procedures to be taken by a holder of a certificate if such holder has lost a certificate or if such certificate has been stolen or destroyed. In the event any certificate has been lost, stolen or destroyed, HPE may, in its discretion and as a condition to the payment of any Merger Consideration, require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a bond (in such sum as HPE may reasonably direct) as indemnity against any claim that may be made against the paying agent, HPE or the Surviving Corporation with respect to such certificate.

If any Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, then, as a condition of payment of the Merger Consideration, the surrendered certificate is properly endorsed or is otherwise in proper form for transfer and the person requesting such payment shall have paid any fiduciary or surety bonds or any transfer or other similar taxes or establish to the reasonable satisfaction of HPE that such tax has been paid or is not applicable.

Payment of the Merger Consideration with respect to book-entry shares shall only be made to a person or entity in whose name such book-entry shares are registered. Until surrendered as contemplated by the Merger Agreement, each certificate or book-entry share will be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration pursuant to the terms of the Merger Agreement. Any Merger Consideration paid upon the surrender of any certificate or in respect of book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to that certificate or such book-entry shares and the shares formerly represented by such certificate or book-entry shares. The stock transfer books of SGI will be closed at the Effective Time with respect to all shares of our common stock outstanding immediately prior to the Effective Time and no further transfer of any such shares of our common stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, valid certificates are presented to the Surviving Corporation, HPE or the paying agent, such certificate or book-entry shares will be cancelled and exchanged for Merger Consideration pursuant to the Merger Agreement, subject to applicable law in the case of any dissenting shares.

Any portion of the payment fund (including any interest or other income earned on such cash) that is not distributed to holders of certificates or book-entry shares twelve months following the Effective Time will be delivered to HPE upon demand, and any remaining holders of certificates or book-entry shares will thereafter look only to HPE as general creditors for payment of the Merger Consideration (subject to applicable law and without interest). None of HPE, Acquisition Sub, SGI, the Surviving Corporation and the paying agent will be liable to any holder or former holder of our common stock or to any other person or entity with respect to any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar laws.

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name”.

Withholding

Parent, the surviving corporation, SGI, Acquisition Sub and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of SGI’s common stock, stock options or restricted stock units such amounts for taxes that it is required to deduct and withhold with respect to making such payment under all applicable tax laws.

Representations and Warranties

The Merger Agreement contains representations and warranties of SGI, HPE and Acquisition Sub.

Some of the representations and warranties in the Merger Agreement made by SGI are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to SGI, any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, is or would reasonably be expected to have a material adverse effect on: (a) the business, condition (financial or otherwise) or results of operations of SGI and its subsidiaries, taken as a whole; or (b) the ability of SGI to consummate the Merger or any of the other transactions contemplated by the Merger Agreement or to perform any of its obligations under the Merger Agreement; provided, however, that with respect to clause “(a)” above, a change shall not be deemed to constitute a Company Material Adverse Effect (and shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur) if such change results from:

•	adverse economic, financial and political conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or in other locations in the world in which SGI and its subsidiaries have material operations that do not disproportionately affect SGI and its subsidiaries relative to the other participants in the industry in which SGI and its subsidiaries operate;

•	adverse economic, financial and political conditions that generally affect the industry in which SGI and its subsidiaries operate and that do not disproportionately affect SGI and its subsidiaries relative to the other participants in such industry;

•	changes in the stock price or trading volume of our common stock (it being understood, however, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Company Material Adverse Effect);

•	changes or prospective changes in applicable law, GAAP or accounting standards, or any changes or prospective changes in interpretation or enforcement of any of the foregoing, in each case after the date of the Merger Agreement;

•	the announcement or pendency or consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or government entities (it being understood that this proviso shall not apply to any representation, warranty, covenant or agreement of SGI in the Merger Agreement that is expressly intended to address the consequences of the execution, delivery or performance of the Merger Agreement or the consummation of the Merger and the other transactions contemplated thereby);

•	any failure, in and of itself, by SGI and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, or any changes in the price or trading volume of our common stock (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been a Company Material Adverse Effect); or

•	any legal proceedings made or brought by any of the current or former stockholders of SGI (on their own behalf or on behalf of SGI) against SGI, arising out of the Merger or in connection with any of the transactions contemplated by the Merger Agreement.

In the Merger Agreement, SGI has made representations and warranties to HPE and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing (or similar concept) and authority and qualification to conduct business with respect to SGI and its subsidiaries, and to enter into an perform its obligations under contracts;

•	the delivery of true and complete copies of SGI’s certificate of incorporation and bylaws and other organizational documents;

•	the capital structure of SGI as well as the ownership and capital structure of its subsidiaries;

•	SGI’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the Company Stockholder Approval;

•	the absence of discussions or negotiations relating to acquisition of SGI;

•	the absence of any conflicts with, or violations of, laws, organizational documents or contracts, or the creation of encumbrances upon SGI’s properties, assets or rights, in each case as a result of SGI’s execution or delivery of the Merger Agreement or the performance by SGI of its covenants under, or the consummation by SGI of the transactions contemplated, by the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the accuracy and required filings of SGI’s SEC filings and financial statements included in such SEC filings;

•	SGI’s disclosure controls and procedures related to periodic and current reports under the Exchange Act;

•	SGI’s and its subsidiaries’ internal accounting controls and procedures;

•	the absence of outstanding loans to related parties, the validity of all accounts receivable and the condition of the inventory of SGI and its subsidiaries;

•	the absence of untrue statements of material fact or omissions of any material facts required to be stated in this proxy statement;

•	the conduct of the business of SGI and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since March 25, 2016;

•	the absence of certain actions, suits, claims, arbitrations, investigations, inquiries, grievances or other proceedings threatened against or affecting SGI or its subsidiaries;

•	SGI’s and its subsidiaries’ compliance with laws, including compliance with applicable provisions of U.S. export control and sanctions laws, and possession of necessary permits;

•	matters relating to employees and employee benefit plans of SGI and its subsidiaries;

•	employment and labor matters related to SGI and its subsidiaries;

•	compliance with domestic and international environmental laws, permits and licenses by SGI and its subsidiaries and other environmental matters;

•	the payment of taxes, the filing of tax returns, the documentation of transfer pricing methodology and other tax matters related to SGI and its subsidiaries;

•	the existence and enforceability of specified categories of SGI’s and its subsidiaries’ material contracts, and any notices with respect to default thereunder or intention to terminate or modify those material contracts;

•	matters related to contracts between SGI or its subsidiaries and governmental entities, including any material government grants and any notices with respect to violation or breach thereunder;

•	insurance matters;

•	real property and tangible assets leased by SGI and its subsidiaries, including such real property and tangible assets that are necessary for SGI and its subsidiaries to conduct their respective businesses as currently conducted;

•	ownership and licensing of trademarks, patents, copyrights and other intellectual property matters;

•	compliance with privacy and security laws and regulations and other privacy and security matters;

•	the inapplicability of state anti-takeover statutes to the Merger.

•	the absence of a stockholder rights plan;

•	certain business practices and compliance with anti-bribery laws;

•	the top suppliers and customers of SGI, as well as the obligation of SGI or any of its subsidiaries to provide product upgrades and the absence of any product liability claims or claims relating to services performed by SGI or any of its subsidiaries;

•	the absence of undisclosed liabilities

•	payment of fees to brokers, investment bankers, financial advisors or other persons in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	the receipt of the opinion of DBO by SGI with respect to the fairness of the Merger Consideration to the stockholders of SGI, other than HPE or any affiliate of HPE, from a financial point of view and the delivery of such opinion to HPE for informational purposes only; and

•	except for the representations and warranties of SGI expressly set forth in the Merger Agreement, the absence of any other representations and warranties of SGI and its subsidiaries or any person on behalf of SGI or with respect to any other information provided to HPE and Acquisition Sub in connection with the transactions contemplated by the Merger Agreement.

In the Merger Agreement, HPE and Acquisition Sub have made customary representations and warranties to SGI that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. Some of the representations and warranties in the Merger Agreement made by HPE and Acquisition Sub are qualified as to “Parent Material Adverse Effect,” which, for purposes of the Merger Agreement, means any event, change, circumstance, occurrence, effect or state of facts that materially impairs Acquisition Sub’s ability to consummate, or prevents or materially delays, the Merger or any other transactions contemplated by the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to HPE and Acquisition Sub;

•	HPE’s and Acquisition Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation challenging the validity or propriety of the Merger or the other transactions contemplated by the Merger Agreement which, if adversely determined, would have or reasonably be expected to have a Parent Material Adverse Effect;

•	the absence of any untrue statement of material fact or omission of statements of material fact required to be stated in this proxy statement from any information supplied or to be supplied in writing by or on behalf of HPE or Acquisition Sub specifically for inclusion in this proxy statement;

•	payment of fees to brokers in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	the formation and purpose of Acquisition Sub;

•	the availability of funds to consummate the Merger and the other transactions contemplated by the Merger Agreement; and

•	the absence of any representations and warranties by SGI and its subsidiaries, or any other person on behalf of SGI and its subsidiaries, besides those contained in Section 2 of the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

SGI has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the Effective Time. In general, SGI has agreed that it will, and will cause its subsidiaries to, carry on its business and operations in the ordinary course and substantially in accordance with past practices and use commercially reasonable efforts to ensure that each of SGI and its subsidiaries (i) preserves intact its current business organization, (ii) keeps available the services of its current officers, employees and consultants, and (iv) maintains its goodwill and its relations with all suppliers, customers, producers, strategic partners, landlords, creditors, licensors, licensees, employees and other persons having material business relationships with SGI or any of its subsidiaries (collectively, the “Acquired Corporations”).

In addition, without limiting the generality of the foregoing, SGI has agreed that until the Effective Time, subject to certain exceptions identified in the disclosure schedule provided to HPE in connection with the execution of the Merger Agreement or as specifically required by the Merger Agreement or applicable law, that it will not, and will not permit any of its subsidiaries to, without HPE’s prior written consent (not to be unreasonably withheld or delayed):

•	declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise, except for dividends by a wholly owned subsidiary of SGI to its parent) in respect of any shares of its capital stock, or repurchase, redeem or otherwise reacquire any of its shares of capital stock or other securities or rights, warrants or options to acquire any such shares or securities of SGI, other than: (i) the acquisition by SGI of shares of our common stock in connection with the surrender of shares of our common stock by holders of Company Options in order to pay the exercise price of such options, (ii) the withholding of shares of our common stock to satisfy tax obligations with respect to awards granted pursuant to Company Equity Plans, and (iii) the acquisition by SGI of Company Options or Restricted Stock Units in accordance with their terms in effect as of the date of the Merger Agreement in connection with the forfeiture of such awards;

•	sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of: (i) any capital stock or other security, (ii) any option, restricted stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that SGI may issue shares of our common stock upon the valid exercise of Company Options outstanding as of the date of the Merger Agreement);

•	split, divide, subdivide, combine, consolidate or reclassify shares of SGI’s capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of SGI’s capital stock;

•	amend or waive any of its rights under, or accelerate the vesting under, any provision of any of SGI’s stock option or equity compensation plans, any provision of any agreement evidencing any outstanding stock option, any outstanding restricted stock unit or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding equity-based compensation award or other security or any related contract;

•	adopt, approve or implement any “poison pill” or similar rights plan or related agreement;

•	amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization or similar transaction;

•	acquire any material equity interest or other material interest in any other entity where such interest has a value in excess of $250,000;

•	make any capital expenditure, except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the period prior to the closing of the Merger, do not exceed (i) $2,000,000 in the aggregate in any given three-month period, commencing from the date of the Merger Agreement or (ii) $250,000 individually;

•	other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the material assets owned or used by it to become bound by, any contract with a term of greater than six months or involving obligations on the part of the Acquired Corporation in excess of $250,000, or seek to amend, amend or seek to terminate, terminate, or waive or exercise any material right or remedy under, any material contract;

•	acquire, lease or license any right or other asset from any other person or entity or sell or otherwise dispose of, or lease or license, any right or other asset to any other person or entity, or waive or relinquish any material right, other than in the ordinary course of business and as consistent with past practices;

•

enter into any contract to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Company Lease with any payment in excess of $150,000 or for a term (in the case of lease, sublease or other occupancy agreement) of more than one year, in each case including renewals of existing leases;

•	(i) incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities of SGI or such Acquired Corporation, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, other than: (a) any such indebtedness incurred, assumed or otherwise entered into in the ordinary course of business and in accordance with past practices (including any borrowings under SGI’s existing credit facilities and in respect of letters of credit) for additional amounts after the date of the Merger Agreement not in excess of $250,000 in the aggregate; and (b) any such indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of the Merger Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; or (ii) make any loans to any person, except for travel or similar advances in the ordinary course of business and consistent with past practices;

•	other than as required by applicable law, establish, adopt, terminate or materially amend any Employee Plan or any plan, practice, agreement, arrangement or policy that would be an Employee Plan if it was in existence on the date of the Merger Agreement, pay any bonus or make any profit-sharing or similar payment to or for the benefit of, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its current or former directors, officers or employees (except that SGI may pay customary bonus payments consistent with past practices, and in the case of bonuses, payable in accordance with the bonus program disclosed to HPE);

•	(i) hire any employee at the level of Vice President or above, (ii) hire any employee with an annual base salary in excess of $135,000, or (iii) promote any employee to a level of Vice President or above;

•	materially change any of its pricing policies, product return policies, product maintenance policies, service policies, product modification or upgrade policies, personnel policies or other business policies;

•	materially change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable law, or (other than as required by GAAP for any assets which are required to be marked-to-market on a periodic basis) materially revalue any of its material assets;

•	except as otherwise required by law and except to the extent that it would not have a materially adverse impact relating to taxes of any Acquired Corporation for any taxable year or period beginning after the Closing, (i) prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method of accounting for tax purposes, that is inconsistent with positions taken, elections made or methods used in similar tax returns filed in prior periods, (ii) settle or otherwise compromise any claim, notice, audit report or assessment relating to any tax, enter into any closing agreement or similar agreement relating to any tax, otherwise settle any dispute relating to any tax, (iii) request any ruling or similar guidance with respect to any tax, or (iv) consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of any tax;

•	commence or settle any legal proceeding (other than a legal proceeding as a result of a legal proceeding commenced against SGI or any of its subsidiaries except with respect to non-material disputes as may arise from time to time in SGI’s ordinary course of business);

•	enter into any material transaction with any of its Affiliates (other than SGI and any of its subsidiaries) other than pursuant to written arrangements in effect on the date of the Merger Agreement and excluding any employment, compensation or similar arrangements otherwise permitted pursuant to Section 4.2(b) of the Merger Agreement;

•	agree or commit to: (i) any fee, “profit sharing” payment or other consideration (including any increased rent payments or any other penalty), whether in cash or in any other form of consideration, in connection with any consent from any person or entity relating to any contract or (ii) provide additional security (including a guaranty, security interest or otherwise) with respect to any contract;

•	contribute any Acquired Corporation product or technology to open source code or any open source code project;

•	(i) abandon, sell, license (other than non-exclusive end user licenses in the ordinary course of business consistent with past practice and on terms and conditions substantially similar to SGI’s standard terms and conditions) or otherwise assign or convey to any person or entity any ownership rights to any Company Intellectual Property or enter into any contract with respect to any of the foregoing with any person or entity, (ii) buy or license or use any Intellectual Property Rights or enter into any contract with respect to the Intellectual Property Rights of any person or entity other than licenses to generally available commercial software, (iii) enter into any contract with respect to the development of any Intellectual Property Rights with a third party other than in the ordinary course of business consistent with past practices, (iv) materially change pricing or royalties charged by SGI to its existing customers or licensees or the pricing or royalties set or charged by any person or entities who have licensed Intellectual Property Rights to any of the Acquired Corporations, or (v) enter into any contract for original design manufacturing, original equipment manufacturing, or solution reselling;

•	agree or commit to take any of the foregoing actions.

Other Covenants under the Merger Agreement

Acquisition Proposals; Change in the Recommendation of SGI’s Board of Directors

SGI has agreed that it will not, nor will it permit or authorize any of its subsidiaries or any of its representatives, directly or indirectly, to:

•	solicit, initiate or knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as defined below), including by approving any transaction, or approving any person (other than HPE and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL;

•	furnish or otherwise provide access to any non-public information regarding any of the Acquired Corporations to any person or entity in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or

•	engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry.

Any violation of the restrictions, procedures and agreements set forth in the non-solicitation provisions of the Merger Agreement by any representative of SGI or any of its subsidiaries, whether or not such person is purporting to act on behalf of SGI or any of its subsidiaries, or otherwise, will be deemed to be a breach of the non-solicitation provisions of the Merger Agreement by SGI.

Notwithstanding the restrictions described above, these covenants will not prohibit SGI or its representatives, at any time prior to obtaining the adoption of the Merger Agreement by its stockholders, from furnishing information (including non-public information) regarding SGI and its subsidiaries to participate in discussions and negotiations with a person making an unsolicited, bona fide, written Acquisition Proposal if:

•	SGI has received an unsolicited, bona fide written Acquisition Proposal;

•	such Acquisition Proposal did not otherwise result from a breach of the non-solicitation provisions of the Merger Agreement; and

•	the Board of Directors determines in good faith, after consultation with its outside counsel and financial advisor, that such Acquisition Proposal constitutes, or is reasonably likely to result in a Superior Offer (as defined below).

Prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person, SGI shall: (i) give HPE written notice of the identity of such person and of SGI’s intention to furnish non-public information to, or enter into discussions or negotiations with, such person; and (ii) receive from such person, and deliver to HPE a copy of, an executed acceptable confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such person by or on behalf of the Acquired Corporations and containing other provisions no less favorable to SGI than the provisions of the confidentiality agreement entered into by and between HPE and SGI in connection with the Merger (an “Acceptable Confidentiality Agreement”).

In the event that SGI, any other Acquired Corporation or any of their directors, officers or financial advisors receives an Acquisition Proposal or Acquisition Inquiry at any time during the period before the closing of the Merger, SGI is required, pursuant to the terms of the Merger Agreement, to promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify HPE of such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry, the material terms and conditions thereof, and, if available, a copy of any written documentation received by such Acquired Corporation setting forth such terms and conditions). SGI has agreed to promptly (and in no event later than 24 hours) respond to reasonable requests from HPE with respect to the status of any such Acquisition Proposal or Acquisition Inquiry.

SGI has further agreed to promptly request each person or entity that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information heretofore furnished to such person or entity by or on behalf of any of the Acquired Corporations and discontinue the access of any third party that, as of the date of the Merger Agreement, had access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

In addition to the obligations set forth above, SGI has also agreed that it will not, and shall ensure that each other Acquired Corporation will not in connection with an Acquisition Proposal:

•	release or permit the release of any person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquires Corporations has or acquires any rights; and

•	will use its reasonable best efforts to enforce or cause to be enforced each such agreement at the request of HPE.

As described in this proxy statement, “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by HPE or any of its Affiliates) that would reasonably be expected to lead to an Acquisition Proposal. “Acquisition Proposal” means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by HPE or any of its Affiliates) contemplating or otherwise relating to any Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a person or entity or “group” (as defined in the Exchange Act and the rules thereunder) of person or entities directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any A-3 class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company or the surviving entity in a merger or the resulting direct or indirect parent of the Company or surviving entity; or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of any class of voting securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class); (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter); or (c) any liquidation or dissolution of any of the Acquired Corporations whose business constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter).

As described in this proxy statement, “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal, which the board of directors of SGI determines in good faith, after taking into account the advice of DBO or another independent financial advisor of nationally recognized reputation and SGI’s outside legal counsel, is: (i) more favorable to SGI’s stockholders from a financial point of view than the terms of the Merger, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making the proposal (including any changes to the terms of the Merger Agreement proposed by HPE to SGI in response to such proposal or otherwise, and any fees payable by SGI hereunder); and (ii) is reasonably likely to be consummated on the terms proposed; provided, that for purposes of this definition of “Superior Offer” and the definition of “Acquisition Proposal” as used in this definition, the references to 15% in the definition of Acquisition Transaction shall be deemed to be references to 50%.

Change in the Recommendation of SGI’s Board of Directors

Under the terms of the Merger Agreement, the Board of Directors has agreed that neither it, nor any of its committees, will: (i) withdraw or modify in a manner adverse to HPE or Acquisition Sub, permit the withdrawal or modification in a manner adverse to HPE or Acquisition Sub, or publicly propose to withdraw or modify in a manner adverse to HPE or Acquisition Sub, the Board Recommendation (any of the foregoing actions being referred to as an “Adverse Recommendation Change”); or (ii) approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any Acquisition Proposal, or cause or permit SGI or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

Pursuant to the Merger Agreement, SGI is permitted to: (i) take and disclose to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to its stockholders if the Board of Directors determines in good faith, after having taken into account the advice of SGI’s outside legal counsel, that failure to do so would be inconsistent with the Board of Directors’ exercise of its fiduciary obligations to SGI’s stockholders under applicable law; provided, however, that neither of the foregoing shall be deemed to permit the Board of Directors to make an Adverse Recommendation Change or accept any alternate Acquisition Proposal, except to the extent permitted by the Merger Agreement.

Notwithstanding the foregoing, at any time prior to obtaining approval of the Merger Agreement by SGI stockholders, if the Board of Directors determines in good faith (after consultation with DBO or another independent financial advisor of nationally recognized reputation and outside legal counsel) that the failure to make an Adverse Recommendation Change, in light of a Superior Offer or Intervening Event, as applicable, would result in a breach of its fiduciary duties to stockholders of SGI under applicable law, taking into account all adjustments to the terms of the Merger Agreement that may be offered by HPE, the Board of Directors may: (i) make an Adverse Recommendation Change in response to either a Superior Offer or an Intervening Event; and (ii) solely in response to a Superior Offer received after the date of the Merger Agreement that was unsolicited, bona fide and in written form and did not otherwise result from a breach of the non-solicitation provisions of the Merger Agreement, cause SGI to terminate the Merger Agreement and enter into a Specified Definitive Acquisition Agreement with respect to such Superior Offer.

In the case of each of (i) and (ii) above, the Board of Directors may only make an Adverse Recommendation Change in response to a Superior Offer and terminate the Merger Agreement in order to enter into a Specified Definitive Acquisition Agreement if:

•	the Board of Directors determines in good faith (after consultation with DBO or another independent financial advisor of nationally recognized reputation and outside legal counsel) that an Acquisition Proposal constitutes a Superior Offer, taking into account any adjustment to the terms and conditions of the Merger Agreement as may be proposed by HPE;

•	prior to effecting such Adverse Recommendation Change, the Board of Directors shall have notified HPE in writing at least five business days prior to taking the action of its intent to take such action and specifies the reasons for such action, including the material terms and conditions of such Superior Offer, including the identity of the person making the Superior Offer and attaches the most current and complete version of any written agreement or other document relating to the terms thereof (it being understood and agreed that any change to the consideration payable in connection with such Superior Offer or any other material modification thereto shall require a new three business days’ advance written notice by SGI; and

•	during any such notice period(s), SGI engages (to the extent requested by HPE) in good faith negotiations with HPE to amend the Merger Agreement in such a manner that such Acquisition Proposal shall cease to constitute a Superior Offer.

In the case of (i) above, the Board of Directors may only make an Adverse Recommendation Change in response to an Intervening Event if:

•	the Intervening Event shall have occurred or arisen after the date of the Merger Agreement that was not known to any of the Acquired Corporations on the date of the Merger Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Acquired Corporations as of the date of the Merger Agreement);

•	no Acquired Corporation, had knowledge, as of the date of the Merger Agreement, that there was a reasonable possibility that such Intervening Event would occur or arise after the date of the Merger Agreement;

•	SGI has notified HPE in writing at least two business days prior to any meeting of the Board of Directors at which such Board of Directors will consider and determine whether such Intervening Event may require SGI to make an Adverse Recommendation Change, which notice shall specify the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event; and

•	during a five business-day period after the receipt by HPE of a written notice from SGI confirming that the Board of Directors has determined to make an Adverse Recommendation Change in light of an Intervening Event, SGI shall have engaged (to the extent requested by HPE) in good faith negotiations with HPE to amend the Merger Agreement in such a manner that the failure to make such an Adverse Recommendation Change would no longer be inconsistent with the Board of Directors’ exercise of its fiduciary obligations to the stockholders.

SGI has agreed that, notwithstanding anything to the contrary contained in the Merger Agreement, neither SGI or any of its subsidiaries will enter into a Specified Definitive Acquisition Agreement (except an Acceptable Confidentiality Agreement) unless the Merger Agreement has been terminated in accordance with its terms (including payment of any applicable termination fee, as more fully described in the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement; Termination Fees”).

Board Obligation to Call a Stockholders’ Meeting

SGI has agreed under the Merger Agreement to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after this proxy statement is cleared by the SEC for mailing to

SGI’s stockholders (but in any event no later than 35 calendar days after (i) the tenth calendar day after the filing of the preliminary proxy statement with the SEC if, by such date, the SEC has not informed SGI that it intends to review the proxy statement or (ii) if the SEC has, by the tenth calendar day after the preliminary proxy statement therefor has been filed with the SEC, informed SGI that it intends to review the proxy statement, the date on which the SEC confirms that it has no further comments on the proxy statement) solely for the purposes of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith. Subject to compliance with the section of this proxy statement captioned “— The Merger Agreement — Acquisition Proposals; Change in the Recommendation of SGI’s Board of Directors,” SGI, through the Board of Directors, will recommend to SGI’s stockholders that they adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, include such recommendation in the proxy statement and use its reasonable best efforts to solicit proxies to obtain the Company Stockholder Approval.

SGI may postpone or adjourn the stockholders’ meeting without HPE’s consent solely if: (i) there is an absence of a quorum; (ii) whether or not a quorum is present, SGI has not received proxies representing a sufficient number of shares of our common stock for the Company Stockholder Approval to solicit additional proxies (provided, that, in the case of each of (i) and (ii), SGI may only postpone or adjourn the stockholders’ meeting two times); or (iii) the Board of Directors has determined in good faith (after consultation with outside legal counsel) that a reasonable additional time for the filing and mailing of any supplemental or amended disclosure is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the SGI’s stockholders prior to the stockholders’ meeting.

To the extent permitted by law, at the request of HPE, SGI has agreed that it will adjourn the stockholders’ meeting one time to a date specified by HPE for the absence of a quorum or if insufficient proxies to constitute the Company Stockholder Approval have been received by SGI. Such adjournment cannot be required to be for a period exceeding ten business days or for any period that would require SGI to select a different record date for the stockholders’ meeting and, further, HPE cannot exercise the foregoing right to adjournment if SGI has already adjourned the stockholders’ meeting pursuant to clauses (i) and (ii) in the preceding paragraph.

Access and Investigation

Until the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain express exceptions, SGI will, and will cause its subsidiaries and their respective representatives to, provide to HPE and its representatives reasonable access during normal business hours upon reasonable notice and in a manner as shall not unreasonably interfere with the business or operations of SGI or any of its subsidiaries to SGI’s and its subsidiaries’ representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Acquired Corporations (subject to the Acquired Corporations’ reasonable security measures), and provide HPE and HPE’s representatives with such copies of the existing books, records, tax returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

Required Efforts to Consummate the Merger

Subject to certain exceptions described below and the terms and conditions of the Merger Agreement, SGI and HPE have agreed to use reasonable efforts to take, or cause to be taken, all actions that are necessary to consummate the Merger and make effective the other transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, but subject to certain exceptions described below, HPE, Acquisition Sub and SGI (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by the Merger Agreement, (ii) shall use reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable law or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by the Merger Agreement, and (iii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.

Notwithstanding anything in the Merger Agreement to the contrary, the parties have agreed that neither HPE nor Acquisition Sub shall have any obligation under the Merger Agreement to divest or agree to divest (or cause any of its subsidiaries, SGI or any of SGI’s subsidiaries to divest or agree to divest) any of its respective business, product lines or assets, or take or to agree to take (or cause any of its subsidiaries, SGI or any of SGI’s subsidiaries to take or agree to take) any other action with respect to any of its respective business, product lines or assets of HPE, its subsidiaries or SGI or any of SGI’s subsidiaries or agree (or cause any of its subsidiaries, SGI or any of SGI’s subsidiaries to agree) to any limitation or restriction on any of its respective business, product lines or assets.

Anti-Takeover Statutes

HPE, Acquisition Sub and SGI have agreed to use all reasonable efforts to take all action necessary so that no takeover statute is or becomes applicable to restrict or prohibit the Merger and the other transaction contemplated by the Merger Agreement. If any anti-takeover law or similar law is or becomes applicable to the Merger Agreement, the Merger, or the other transactions contemplated by the Merger Agreement, HPE, Acquisition Sub and SGI have agreed to take all actions necessary so that the Merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms and conditions set forth in the Merger Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such anti-takeover law on the transactions contemplated by the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance

All rights to indemnification by SGI existing in favor of those person who are directors and officers of SGI as of the date of the Merger Agreement (who we refer to as the “Indemnified Persons” for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the SGI’s certificate of incorporation or bylaws (as in effect as of the date of the Merger Agreement) and as provided in any indemnification agreements between SGI and said directors and officers (as in effect as of the date of the Merger Agreement), shall survive the Merger and shall continue in full force and effect as an obligation of the Surviving Corporation (to the fullest extent such rights to indemnification are available under and consistent with the DGCL) until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

For a period of six years after the Effective Time, the Surviving Corporation or HPE will maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Effective Time, SGI’s current directors’ and officers’ liability insurance maintained by SGI as of the date of the Merger Agreement (which we refer to as the “Existing D&O Policy”); provided, however, that: (i) the Surviving Corporation or HPE, as applicable, may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) neither the Surviving Corporation nor HPE shall be required to pay annual premiums for the Existing D&O Policy (or any substitute policies) in excess of 250% of the annual premium paid prior to the date of this Agreement by SGI for the Existing D&O Policy, it being understood that the Surviving Corporation or HPE shall nevertheless be obligated to provide as much coverage as may be obtained for such 250% amount. HPE and the Surviving Corporation shall have the right in lieu of the foregoing to purchase a tail policy with substantially the same coverage as the Existing D&O Policy and HPE and Surviving Corporation shall maintain such tail policy in full force and effect and continue to honor their respective obligations thereunder from the Effective Time until the sixth anniversary of the Effective Time.

Litigation Related to the Merger

SGI has agreed to give HPE the opportunity to participate in the defense or settlement of any stockholder litigation against SGI and/or its officers or directors relating to the Merger or any of the other transactions contemplated by the Merger Agreement. SGI must obtain HPE’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) prior to entering into any settlement agreement related to such litigation.

Employee Benefits

If so directed by HPE, SGI will terminate, effective immediately prior to the Effective Time (prior to the date of the Effective Time for any 401(k) plan), any and all benefit plans maintained by SGI or any of its subsidiaries.

Subject to a transition period, and subject to the terms of the HPE plans, contracts and policies and legal requirements, SGI employees who continue in employment with HPE or a subsidiary of HPE following the Effective Time shall (a) be eligible to participate in benefit plans to substantially the same extent as similarly situated HPE employees, (b) receive service credit for their SGI service to the extent credited under an SGI plan, (c) have pre-existing condition and eligibility limitations waived and (d) receive credit for prior payments toward deductibles and out-of-pocket maximums in the year of the transaction.

For twelve months following the Effective Time, SGI employees who continue in employment with HPE or a subsidiary of HPE following the Effective Time shall during their continued employment receive base pay and target bonus and commission opportunities that are reasonably comparable in the aggregate to those provided to similarly situated employees of HPE and its affiliates.

HPE reserves the right at all times to amend or terminate benefit plans and to terminate employees.

Other Covenants

The Merger Agreement contains other covenants, including those relating to stock exchange delisting and deregistration, notices of certain events, the resignation of officers and directors of SGI, public announcements and matters related to reporting requirements of Section 16(a) of the Exchange Act.

Conditions to the Merger

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of the following conditions at or prior to the Effective Time:

•	the Company Stockholder Approval shall have been obtained;

•	the required antitrust approvals pursuant to the HSR Act and the antitrust laws of certain other countries will have been obtained or made, as applicable, and the respective waiting periods required in connection with such required antitrust approvals will have expired or terminated; and

•	no order, injunction, ruling or other legal restraint and no provision of law will prohibit or make illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement; provided, however, that prior to invoking this condition, a party shall have taken all actions required of such party by the Merger Agreement to have any such injunction, order or other prohibition lifted.

In addition, the obligations of HPE and Acquisition Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•

SGI’s representations and warranties in the Merger Agreement regarding stockholder approval and the receipt of a fairness opinion from Dean Bradley Osborne Partners LLC, which we refer to as “DBO”, were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•	SGI’s representations and warranties in the Merger Agreement regarding the absence of changes that constitute or would reasonably be expected to have or result in a Company Material Adverse Effect (as defined in the Merger Agreement) and inapplicability of anti-takeover statutes were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•	SGI’s representations and warranties in the Merger Agreement regarding SGI’s capitalization were accurate in all respects as of the date of the Merger Agreement and will be accurate in all respects as of the closing date as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies in such representations and warranties that are de minimis in nature;

•	each of the remaining representations and warranties of SGI set forth in the Merger Agreement were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for any inaccuracies (considered collectively) which do not constitute and would not reasonably be expected to have or result in a Company Material Adverse Effect (as defined in the Merger Agreement);

•	SGI will have complied with and performed in all material respects each covenant or agreement contained in the Merger Agreement to be complied with or performed by SGI at or prior to the Effective Time;

•	since the date of the Merger Agreement, there will not have occurred and be continuing any event, change, circumstance, occurrence, effect or state of facts that has had or would reasonably be expected to have or result in a Company Material Adverse Effect (as defined in the Merger Agreement);

•	SGI will have delivered to HPE a certificate signed by its Chief Executive Officer and Chief Financial Officer certifying that the foregoing conditions to HPE’s and Acquisition Sub’s obligations to complete the Merger have been satisfied;

•	there will not be pending any action by any governmental entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements (as defined in the Merger Agreement), (ii) relating to the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements and seeking to obtain from HPE or the Company or any of its subsidiaries (collectively, the “Acquired Corporations”) any damages or other relief that may be material to HPE or the Acquired Corporations, (iii) seeking to prohibit or limit in any material respect HPE’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations, (iv) that could materially and adversely affect the right or ability of HPE, or any of the Acquired Corporations, to own the assets or operate the business of any of the Acquired Corporations, or (v) seeking to compel any of the Acquired Corporations, HPE or any subsidiary of HPE to dispose of or hold separate any shares of our common stock or any material assets as a result of the Merger or any of the other transactions contemplated by the Merger Agreement; and

•	HPE shall have received a duly executed payoff letter in customary form from Morgan Stanley Senior Funding, Inc. pertaining to the credit agreement that SGI has therewith providing for the release of all encumbrances in favor of such party upon the discharge in full in accordance with such payoff letter, which payoff is expected to be made promptly following the consummation of the Merger.

In addition, SGI’s obligations to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of HPE and Acquisition Sub in the Merger Agreement were accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the date of the Merger Agreement and will be accurate in all respects (disregarding all materiality qualifications contained in such representations and warranties) as of the closing date as if made on such date, except (i) for any inaccuracies (considered collectively) that do not constitute, and would not reasonably be expected to have or result in, an HPE Material Adverse Effect (as defined in the Merger Agreement), and (ii) for such representations and warranties that expressly relate to an earlier date, in which case as of such earlier date;

•	HPE and Acquisition Sub must have complied with and performed in all material respects each covenant or agreement contained in the Merger Agreement to be complied with or performed by them at or prior to the Effective Time; and

•	HPE will have delivered to SGI a certificate, signed by an authorized officer of each of HPE and Acquisition Sub certifying that the foregoing conditions to SGI’s obligations to complete the Merger have been satisfied.

Termination of the Merger Agreement; Termination Fees

SGI and HPE may terminate the Merger Agreement at any time prior to the Effective Time by mutual consent. In addition, either SGI or HPE may terminate the Merger Agreement at any time prior to the Effective Time if:

•	the Merger shall have not been consummated on or before May 11, 2017, which we refer to as the “outside date”; provided, however, that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose failure to fulfill any of its obligations under the Merger Agreement has been the primary cause of, or the primary factor that resulted in, the consummation of the Merger not occurring on or prior to the outside date;

•	a court or governmental entity of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, or making the consummation of the Merger illegal, provided, however, that a party shall not be permitted to terminate the Merger Agreement pursuant to this provision if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

•	the approval of SGI’s stockholders sought by this proxy statement shall have not been obtained at the stockholders’ meeting we plan to convene for the purpose of obtaining that approval, or any adjournment or postponement of SGI’s stockholders’ meeting at which a vote on the adoption of the Merger Agreement will be taken; or

•

in the case of SGI, HPE, and, in the case of HPE, SGI, shall have failed to perform any of its covenants or agreements set forth in the Merger Agreement (other than, solely in the case of HPE, with respect to SGI’s failure to perform the covenants and agreements in the Merger Agreement regarding non-solicitation and stockholders’ meetings, the treatment of which is described in the section immediately below this paragraph), or if any of such other party’s representations and warranties set forth in the Merger Agreement were inaccurate as of the date of the Merger Agreement or shall have become inaccurate and continue to be inaccurate as of the Effective Time, and which failure to perform or to be accurate, either individually or in the aggregate, (i) would result in the failure of certain conditions to the obligation of the terminating party to effect the Merger; and (ii) cannot be or has not been cured by the earlier of the outside date and 30 days following the giving of written notice of such failure to the other party; provided, that no party will have the right to terminate if it is then in material breach of any of its representatives, warranties, covenants or agreements under the Merger Agreement.

HPE may also terminate the Merger Agreement if a Triggering Event shall have occurred.

SGI may also, subject to complying with the obligations described above under the caption “No Solicitation of Other Offers”, terminate the Merger Agreement at any time prior to obtaining the Company Stockholder Approval in order to accept a Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Superior Offer (which we refer to as the “Specified Definitive Acquisition Agreement”): (i) the Board of Directors authorizes SGI, subject to complying with the terms of the Merger Agreement, to enter into a Specified Definitive Acquisition Agreement; (ii) immediately prior to or substantially concurrently with the termination of the Merger Agreement, SGI enters into the Specified Definitive Acquisition Agreement with respect to such Superior Offer; and (iii) SGI, immediately prior to or concurrently with such termination, pays the termination fee required by the Merger Agreement (as more fully described below).

Termination Fee

Except in specified circumstances, whether or not the Merger is completed, SGI, on the one hand, and HPE and Acquisition Sub, on the other hand, are each responsible for all of their own respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, SGI has agreed to pay HPE a termination fee of $12.2 million if:

•	the Merger Agreement is terminated by HPE because (i) SGI shall have willfully breached any of its representations or warranties contained in the Merger Agreement; or (ii) SGI shall have failed to perform any of its covenants or agreements contained in the Merger Agreement, in either case, such that SGI cannot satisfy the closing conditions of the Merger Agreement; or

•	the Merger Agreement is terminated by either HPE or SGI because (i) the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting, including any adjournment or postponement thereof; or (ii) the closing shall not have occurred on or prior to May 11, 2017, except that a party shall not be terminate the Merger Agreement for this reason if such party’s failure to fulfill any of its obligations thereunder has been the primary cause of, or the primary factor that resulted in, the closing not occurring on or prior to such date.

provided, that (i) at or prior to the time of the Company Stockholder Meeting an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made; and (ii) within 12 months after the date of any such termination, an Acquisition Transaction (whether not relating to such Acquisition Proposal) is consummated or a definitive agreement contemplating an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed; provided, however, that for purposes of clause “(ii)” above, all references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

SGI shall also pay HPE the termination fee of $12.2 million if the Merger Agreement is (i) terminated by HPE due to the occurrence of a Triggering Event; or (ii) terminated by SGI prior to closing in order to accept a Superior Offer and enter into a Specified Definitive Acquisition Agreement, subject to SGI’s compliance with certain provisions of the Merger Agreement.

Amendment and Waiver

The Merger Agreement may be amended by SGI, HPE and Acquisition Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. Any amendment to the Merger Agreement must be made by a written instrument signed by SGI, HPE and Acquisition Sub.

The parties may at any time prior to the Effective Time (such action to be set forth in a written instrument duly executed and delivered on behalf of such party), (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties or (c) waive compliance with any of the agreements or conditions of the other parties; provided, that after the approval of SGI’s stockholders has been obtained, no waiver may be made that, pursuant to applicable law, would require further approval or adoption by the SGI stockholders.

Governing Law

The Merger Agreement is governed by Delaware law, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Specific Performance

HPE, Acquisition Sub and we have agreed that irreparable damage would occur if any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that in the event of any breach or threatened breach of any covenant or obligation contained in the Merger Agreement, the non-breaching party shall be entitled to obtain, without proof of actual damages (and the parties hereby waive any requirement for the securing or posting of any bond in connection with such remedy): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

THE VOTING AGREEMENT

The following is a summary of selected material terms and provisions of the Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you. You are encouraged to read the Voting Agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached hereto as Annex D, and which is incorporated by reference into this proxy statement.

Concurrently with the execution of the Merger Agreement, the directors and officers of SGI entered into a voting agreement with HPE. As of August 9, 2016, this group of directors and officers collectively held approximately 2.6% of the outstanding shares of our common stock on an as-converted basis. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Voting Agreement.

Voting Provisions

Pursuant to the Voting Agreement, the directors and officers have agreed, subject to the terms and conditions contained in the Voting Agreement, to vote all of their shares of our common stock or other voting securities of the Company which they acquire beneficial ownership of after the date of the Voting Agreement, which we refer to collectively as the “Covered Shares,” including without limitation, by purchase, at any time prior to the termination of the applicable Voting Agreement, in the following manner:

•	in favor of the Merger, the adoption of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement;

•	against any Acquisition Proposal;

•	against any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger); and

•	against any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

Notwithstanding the foregoing, nothing in the Voting Agreement requires any director or officer to vote or otherwise consent to any amendment to the Merger Agreement or the taking of any action that could result in the amendment, modification or waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration. Except as expressly set forth in this section captioned “Voting Provisions,” the Voting Agreement does not restrict any director or officer that is a party from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

Pursuant to the Voting Agreement, the directors and officers have agreed to waive appraisal rights and have provided an irrevocable proxy to HPE.

Restrictions on Transfer; Other Actions

Under the Voting Agreement, the directors and officers have covenanted and agreed that, except as contemplated by the Voting Agreement, each will not:

•	tender into any tender or exchange offer;

•	sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of, which we refer to collectively as a “Transfer,” or enter into any contract, option agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law);

•	grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares; or

•	knowingly take any action that would make any representation or warranty of such stockholder contained in the Voting Agreement untrue or incorrect or have the effect of preventing or disabling such stockholder from performing its obligations under the Voting Agreement, in each case other than Permitted Transfers

Non-Solicitation

Pursuant to the Voting Agreement, each of the directors and officers (severally and not jointly) has also covenanted and agreed as follows:

•	Prior to the termination of the Voting Agreement, such stockholder (solely in his, her, or its capacity as a stockholder and in no other capacity) will not, and will not authorize or permit any of its subsidiaries or representatives, directly or indirectly, to:

•	solicit, initiate, endorse, knowingly encourage or knowingly facilitate the making by any person (other than the other parties to the Merger Agreement) of any Acquisition Proposal);

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, any Acquisition Proposal;

•	execute or enter into any contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

•	make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote or seek to advise or influence any person with respect to the voting of the shares intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

•	such stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any of the matters described in the first bullet point above, to the extent such discussions or negotiations occurred in the capacity of the individual directors and officers as a stockholder and in no other capacity.

Termination

The Voting Agreement terminates upon the earliest of (a) the Effective Time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of the Voting Agreement by HPE to the directors and officers.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ under the symbol “SGI.” As of August 22, 2016, there were 36,516,417 shares of our common stock outstanding, held by approximately 145 stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High	Low
Fiscal Year 2016 (through August 24, 2016)	$7.73	$4.53
Fiscal Year June 24, 2016 — Quarter Ended
June 24, 2016	$7.43	$4.33
March 25, 2016	7.79	4.60
December 25, 2015	6.66	3.88
September 25, 2015	6.61	3.94
Fiscal Year June 26, 2015 — Quarter Ended
June 26, 2015	$9.77	$6.35
March 27, 2015	12.10	8.51
December 26, 2014	11.31	7.90
September 26, 2014	10.23	8.51

On August 25, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $7.69 per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of August 22, 2016, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of our common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of our common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of August 22, 2016, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Silicon Graphics International Corp., 900 North McCarthy Blvd., Milpitas, California 95035.

The percentages in the table below are based on 36,516,417 shares of our common stock outstanding as of August 22, 2016. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
FMR LLC(1)	4,144,534	11.4%
Royce & Associates LLC(2)	3,335,759	9.2%
Paradigm Capital Management, Inc.(3)	2,863,400	7.9%
Gabelli Funds, LLC	2,167,717	6.0%
The Vanguard Group, Inc.(4)	1,825,807	5.0%

Named Executive Officers:
Jorge L. Titinger(5)	480,102	1.3%
Robert J. Nikl(6)	156,129	*
Cassio Conceicao(7)	116,365	*
Kirk Williams	3,067	*
Mekonnen Asrat(8)	35,698	*

Directors:
Charles M. Boesenberg(9)	103,237	*
Gary A. Griffiths(10)	106,248	*
General Michael W. Hagee(11)	113,623	*
Douglas R. King(12)	123,364	*
Nina Richardson	0	*
Ronald D. Verdoorn(13)	142,780	*
Kirsten Wolberg	0	*
All current directors and executive officers as a group(14)	1,380,613	3.7%

*	Less than 1%
(1)	Based on information set forth in a Schedule 13G/Amendment No. 7 filed with the SEC on August 10, 2016 by FMR LLC. The Schedule 13G/Amendment No. 7 reports that FMR LLC beneficially owns 1,042,823 shares, has sole voting power over 11,123 shares, and the sole dispositive power over 1,042,823 shares. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)	Based on information set forth in a Schedule 13G/Amendment No. 2 filed with the SEC on January 27, 2016 by Royce & Associates, LLC. The Schedule 13G/Amendment No. 2 reports that Royce & Associates, LLC beneficially owns 3,158,174 shares and has sole voting and sole dispositive power over the 3,158,174 shares. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(3)	Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2016 by Paradigm Capital Management, Inc. The Schedule 13G reports that Paradigm Capital Management, Inc. beneficially owns 2,223,400 shares and has sole voting and sole dispositive power over the 2,223,400 shares. The business address of Paradigm Capital Management, Inc. is 9 Elk Street, Albany, NY 12207.
(4)	Based on information set forth in a Schedule 13G/Amendment No. 4 filed with the SEC on February 11, 2016 by The Vanguard Group. The Schedule 13G/Amendment No. 4 reports that The Vanguard Group beneficially owns 1,122,402 shares, has sole voting power over 73,921 shares, and sole dispositive power over 1,048,481 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Includes 209,896 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016 and 15,215 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 22, 2016.
(6)	Includes 88,542 shares issuable upon the exercise of options exercisable within 60 days of August 22, 2016.
(7)	Includes 9,691 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 22, 2016.

(8)	Includes 14,584 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016 and 3,056 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 22, 2016.
(9)	Includes 62,081 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016.
(10)	Includes 60,998 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016.
(11)	Includes 82,833 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016.
(12)	Includes 92,833 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016.
(13)	Includes 68,499 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016.
(14)	Includes 680,266 shares issuable upon the exercise of options exercisable within 60 days August 22, 2016 and 27,962 shares issuable upon the vesting of restricted stock unit awards within 60 days of August 22, 2016.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of SGI. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

SGI will hold an annual meeting in 2017 only if the Merger has not already been completed.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2017, if held, must be received by us at our offices at 900 North McCarthy Blvd., Milpitas, California 95035, Attention: Corporate Secretary, no later than June 30, 2017, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter for consideration at our annual meeting in 2017, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by the secretary of the corporation at the principal executive offices of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. To be timely for the 2017 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company between August 14, 2017 and September 13, 2017.

Nominations for the election of directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered timely written notice to our Corporate Secretary and who was a stockholder at the time of that notice and as of the record date for that meeting. The notice must contain specified information about the nominees and about the stockholder proposing such nominations. To be timely for the next annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company between August 14, 2017 and September 13, 2017.

Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Additionally, a copy of our bylaws is available on our website at www.sgi.com under [“Company — About SGI — Investor Relations — Corporate Governance — Governance Documents.”]

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following SGI filings with the SEC are incorporated by reference:

•	SGI’s Annual Report on Form 10-K for the fiscal year ended June 26, 2015;

•	SGI’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 25, 2015; and

•	SGI’s Current Reports on Form 8-K filed on October 28, 2015, November 5, 2015, December 10, 2015, December 11, 2015, January 12, 2016 and August 12, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Silicon Graphics International Corp.

Attn: Corporate Secretary

900 North McCarthy Blvd.

Milpitas, California 95035

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.sgi.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders May Call Toll-Free: (800) 322-2885

Banks & Brokers May Call Collect: (212) 929-5500

MISCELLANEOUS

SGI has supplied all information relating to SGI, and HPE has supplied, and SGI has not independently verified, all of the information relating to HPE and Acquisition Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [            ], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

HEWLETT PACKARD ENTERPRISE COMPANY,

a Delaware corporation;

SATELLITE ACQUISITION SUB, INC.,

a Delaware corporation; and

SILICON GRAPHICS INTERNATIONAL CORP.,

a Delaware corporation

Dated as of August 11, 2016

A-i

3.5	Sufficiency of Funds	A-38
3.6	Financial Advisor	A-38
3.7	Acquisition Sub	A-38
3.8	Legal Proceedings	A-38
3.9	No Other Representations or Warranties	A-38

Section 4.	Certain Covenants of the Company	A-38

4.1	Access and Investigation	A-38
4.2	Operation of the Company’s Business	A-40
4.3	No Solicitation	A-44
4.4	Preparation of Proxy Statement; Stockholder Meeting	A-46
4.5	Stock Options and ESPP	A-48
4.6	FIRPTA	A-49

Section 5.	Additional Covenants of the Parties	A-49

5.1	Takeover Statutes	A-49
5.2	Regulatory Approvals; Consents	A-49
5.3	Employee Benefits	A-50
5.4	Indemnification of Officers and Directors	A-51
5.5	Public Announcement	A-52
5.6	Stockholder Litigation	A-53
5.7	Section 16 Matters	A-53
5.8	Resignation of Officers and Directors	A-53
5.9	Removal of All Encumbrances	A-53
5.10	Delisting	A-53

Section 6.	Conditions Precedent to the Merger	A-53

6.1	Conditions to Obligations of Each Party to Effect the Merger	A-53
6.2	Additional Conditions to Obligations of Parent and Acquisition Sub	A-54
6.3	Additional Conditions to Obligations of the Company	A-55

Section 7.	Termination	A-55

7.1	Termination	A-55
7.2	Effect of Termination	A-57
7.3	Expenses; Termination Fees	A-57

Section 8.	Miscellaneous Provisions	A-58

8.1	Amendment	A-58
8.2	Waiver	A-58
8.3	No Survival of Representations and Warranties	A-58
8.4	Entire Agreement; Counterparts	A-58
8.5	Applicable Law; Jurisdiction; Waiver of Jury Trial	A-58
8.6	Disclosure Schedule	A-59
8.7	Attorneys’ Fees	A-59
8.8	Assignability	A-59
8.9	Notices	A-59
8.10	Severability	A-60
8.11	Enforcement	A-60
8.12	Construction	A-60

EXHIBITS

Exhibit A    -    Certain Definitions

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 11, 2016, by and among: Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”); Satellite Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”); and Silicon Graphics International Corp., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the respective boards of directors of Parent, Acquisition Sub and the Company have each approved the merger of Acquisition Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of Company Common Stock, other than the shares to be cancelled pursuant to this Agreement and the Dissenting Shares, will be converted into the right to receive the Merger Price in cash, without interest;

WHEREAS, the board of directors of Parent has determined that this Agreement and the Contemplated Transactions are advisable and in the best interests of Parent and has approved this Agreement and the Contemplated Transactions;

WHEREAS, the board of directors of Acquisition Sub has (a) determined that this Agreement and the Contemplated Transactions are in the best interests of Sub and its sole stockholder, (b) approved this Agreement and the Contemplated Transactions and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the sole stockholder of Acquisition Sub adopt this Agreement;

WHEREAS, Parent, as sole stockholder of Acquisition Sub, shall adopt this Agreement immediately following the execution and delivery of this Agreement;

WHEREAS, the board of directors of the Company has (a) determined that the Contemplated Transactions are in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the consummation by the Company of the Contemplated Transactions, and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the stockholders of the Company vote to adopt this Agreement and approve the Merger (the “Company Board Recommendation”);

WHEREAS, in order to induce Parent and Acquisition Sub to enter into this Agreement and to consummate the Contemplated Transactions, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company (including all directors and executive officers of the Company) are executing and delivering voting agreements in favor of Parent and Acquisition Sub (the “Voting Agreements”), and the Company’s board of directors has approved the Voting Agreements; and

WHEREAS, each of Parent, Acquisition Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Contemplated Transactions and also to prescribe various conditions to the Contemplated Transactions;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. THE MERGER

1.1 Merger of Acquisition Sub into the Company. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Acquisition Sub shall cease.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions, including Section 259, of the DGCL.

1.3 Closing. The consummation of the Merger (the “Closing”) shall take place at the offices of Sidley Austin LLP, 1001 Page Mill Road, Building 1, Palo Alto, California 94304, at 10:00 a.m. Pacific time on a date to be specified by the Company and Parent (the “Closing Date”), which date shall be as soon as practicable and in no event later than the second Business Day after the satisfaction or (to the extent permitted by applicable Legal Requirements) waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Legal Requirements) waiver of those conditions), unless another place, time or date is agreed to in writing by the parties.

1.4 Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.5 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended in its entirety pursuant to the Merger at the Effective Time or immediately thereafter to conform to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Silicon Graphics International Corp.” and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements;

(b) the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time or immediately thereafter to conform to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquisition Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.6 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by any wholly owned Company Subsidiary shall remain issued and outstanding and no consideration shall be delivered in exchange therefor;

(iii) any shares of Company Common Stock then held by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iv) except as provided in clauses “(i),” “(ii)” and “(iii)” above and subject to Section 1.7(b), Section 1.7(c) and Section 1.8, each share of Company Common Stock then outstanding shall be converted into the right to receive (upon the proper surrender of the certificate representing such share of Company Common Stock) $7.75 in cash (the “Merger Price”), without interest thereon and subject to any required Tax withholding in accordance with Section 1.7(e); and

(v) each share of the common stock, $0.01 par value per share, of Acquisition Sub then outstanding shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) If, during the Pre-Closing Period, the outstanding shares of Company Common Stock, as the case may be, are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a record date with respect to any such event shall occur during such period, then the Merger Price shall be appropriately adjusted.

1.7 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”) to receive the funds for purposes of effecting the payment and distribution of the Merger Price contemplated by Section 1.6(a)(iv). Promptly after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Price payable pursuant to Section 1.6(a)(iv) in exchange for outstanding shares of Company Common Stock. Such funds deposited with the Paying Agent are referred to herein as the “Payment Fund.” The Payment Fund shall be invested by the Paying Agent as directed by Parent, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the shares of Company Common Stock; provided, however, that no gain or loss thereon shall affect the amounts payable hereunder and Parent shall take all actions necessary to ensure that the Payment Fund includes cash sufficient to satisfy the Parent’s obligation to pay the Merger Price under this Agreement. In the event the Payment Fund is diminished below the level required for the Paying Agent to make prompt cash payments as required under Section 1.7(b), the Parent shall, or shall cause the Surviving Corporation to, deposit additional cash into the Payment Fund in an amount equal to the deficiency in the amount required to make such payments. Earnings from such investments shall be the sole and exclusive property of Parent, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock. Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of shares of Company Common Stock for the Merger Price and other amounts contemplated by this Agreement.

(b) As soon as reasonably practicable after the Effective Time, Parent will instruct the Paying Agent to mail to the Persons who, immediately prior to the Effective Time, were record holders of certificates representing shares of Company Common Stock (“Stock Certificates”) or non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”): (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Stock Certificates shall be effected, and risk of loss and title to Stock Certificates shall pass, only upon delivery of such Stock Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Stock Certificates or Book-Entry Shares. Upon surrender of a Stock Certificate or a Book-Entry Share to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Price payable to such holder pursuant to Section 1.6(a)(iv) in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Stock Certificate or Book-Entry Share; and (B) the Stock Certificate or Book-Entry Share so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of the Merger Price may be made to a Person other than the holder in whose name the Stock Certificate so surrendered is registered, if any such Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer, and such holder shall pay any fiduciary or surety bonds or any transfer or other similar Taxes or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Payment of the Merger Price with respect to Book-Entry Shares shall only be made to a Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.7(b), each Stock Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent solely the right to receive the Merger Price for each share of Company Common Stock formerly evidenced by such Stock Certificate or Book-Entry Share. If any Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the payment of any cash amount pursuant to Section 1.6(a)(iv), require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation with respect to such Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Stock Certificates pursuant to the provisions of this Section 1.

(c) Any portion of the Payment Fund that remains undistributed to holders of Stock Certificates or Book-Entry Shares as of the date that is 12 months after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Stock Certificates who have not theretofore surrendered their Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for payment pursuant to Section 1.6(a)(iv). None of Parent, Acquisition Sub, the Company, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(d) At the Effective Time, holders of Stock Certificates or Book-Entry Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 1.7.

(e) The Paying Agent, Parent, Acquisition Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as is required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law. To the extent any such amounts are so deducted or withheld, and duly and timely deposited with the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

1.8 Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock held by a holder who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the Merger Price in accordance with Section 1.6(a)(iv), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive the Merger Price in accordance with Section 1.6(a)(iv), without interest thereon, upon surrender of a Stock Certificate or Book-Entry Share representing such shares in accordance with Section 1.7, and Parent shall promptly deposit (or cause to be deposited) in the Payment Fund additional cash in an amount sufficient to pay the Merger Price in respect of such shares of Company Common Stock that are no longer Dissenting Shares.

(c) During the Pre-Closing Period, the Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in any Company SEC Document filed with the SEC on or after June 26, 2015 and prior to the date of this Agreement and publicly available on EDGAR (excluding any disclosures set forth in any section of any Company SEC Document entitled “Risk Factors” or “Forward-Looking Statements” or any other disclosures included in such document that are general cautionary, predictive or forward-looking in nature) or as set forth in the Disclosure Schedule, the Company represents and warrants to Parent and Acquisition Sub as follows:

2.1 Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries except for the Company Subsidiaries, and neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it is or may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations is a general partner of, or is otherwise liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) The Company is a corporation duly organized, validly existing and in good standing under the DGCL. Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing

(with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation, except where the failure to be in good standing would not reasonably be expected to result in a Company Material Adverse Effect.

(c) Each of the Acquired Corporations has all necessary corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) enter into, and perform its obligations under, Contracts.

(d) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing (with respect to jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a Company Material Adverse Effect.

2.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. The Company is not in violation of its certificate of incorporation.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 120,000,000 shares of Company Common Stock, and (ii) 12,000,000 shares of Company Preferred Stock, par value $0.001 per share, of which no shares have been issued or are outstanding. As of the close of business on August 9, 2016 (the “Measurement Date”), the Company held 2,315,036 shares of Company Common Stock in its treasury, 38,752,915 shares have been issued and are outstanding, 1,103,903 shares of Company Common Stock are subject to issuance pursuant to Company Options (whether granted and outstanding under the Company Equity Plans or otherwise), 1,755,925 shares of Company Common Stock are subject to issuance pursuant to RSUs (whether performance or time based and whether granted under the Company Equity Plans or otherwise) and 1,340,017 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s 2005 Employee Stock Purchase Plan, as amended (the “ESPP”). As of the Measurement Date, the Company had no shares of Company Restricted Stock outstanding. None of the Company Subsidiaries holds or has held any shares of the Company’s capital stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. None of the Company and the Company Subsidiaries are parties to any Contracts relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or equity interests in any Company Subsidiary. Except as set forth in Part 2.3(a) of the Disclosure Schedule, between the Measurement Date and the execution of this Agreement, the Company has not sold or issued any shares of its capital stock, option, award of restricted stock, restricted stock unit, warrant, interest or right (whether or not exercisable, convertible or exchangeable) to acquire any shares of or interest in capital stock or other securities of the Company.

(b) Part 2.3(b)(i) of the Disclosure Schedule sets forth a report generated by the Company’s internal systems as of the Measurement Date, which includes each Company Option outstanding as of the Measurement Date, and is an accurate and complete report that includes the following information: (A) the particular Company Equity Plan or non-plan arrangement pursuant to which such Company Option was granted, if applicable; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) whether the Company Option is intended to qualify as an “incentive stock option” under section 422 of the Code; and (G) the extent to which such Company Option is vested and exercisable as of the date of this Agreement. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, each such grant was made in accordance with the terms of the applicable compensation plan or arrangement of the Company and all other applicable Legal Requirements, the per share exercise price of each Company Option was equal to the fair market value of a share of Company Common Stock on the applicable Grant Date and each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has Made Available to Parent accurate and complete copies of all stock option and equity-based compensation plans pursuant to which any stock options, restricted stock, restricted stock units or other forms of equity-based compensation (whether payable in equity, cash or otherwise) were granted and are outstanding as of the Measurement Date, and the forms of all equity-based award agreements evidencing such options, restricted stock, restricted stock units or other forms of equity-based compensation (whether payable in equity, cash or otherwise). Part 2.3(b)(ii) of the Disclosure Schedule sets forth a report generated by the Company’s internal systems as of the Measurement Date, which includes each share of Company Restricted Stock outstanding as of the Measurement Date, and is an accurate and complete report that includes the following information: (1) the particular Company Equity Plan or non-plan arrangement pursuant to which such share of Company Restricted Stock was issued, if applicable; (2) the name of the holder thereof; (3) the number of shares of Company Restricted Stock held by such holder; (4) the date on which such Company Restricted Stock was issued; and (5) the extent to which such Company Restricted Stock is vested as of the date of this Agreement. Part 2.3(b)(iii) of the Disclosure Schedule sets forth a report generated by the Company’s internal systems as of the Measurement Date, which includes each Company RSU outstanding as of the Measurement Date, and is an accurate and complete report that includes the following information: (v) an identifying grant number; (w) the number of shares of Company Common Stock covered under such outstanding Company RSU held by such holder; (x) the date on which such Company RSU was granted; and (y) the applicable vesting schedule, and the extent to which such Company RSU is vested.

(c) Other than as set forth in Sections 2.3(a) and 2.3(b), there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) none of the Acquired Corporations has committed itself or made any agreements with any Acquired Corporation Service Provider for any future grant of capital stock or other equity securities of any Acquired Corporation.

(d) All outstanding shares of Company Common Stock, Company Options, Company RSUs and other equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws, the Code and all other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

2.4 SEC Filings; Financial Statements.

(a) The Company has Made Available to Parent (to the extent not available on EDGAR) accurate and complete copies of all Company SEC Documents filed since June 29, 2012, as well as all comment letters received by the Company from the SEC and all responses to such comment letters provided to the SEC by or on behalf of the Company since such date. All statements, reports, schedules, forms and other documents required to have been filed by the Company or its officers with the SEC since June 29, 2012 have been so filed on a timely basis. None of the Company Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the Sarbanes Oxley Act; and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which a document or information is filed, furnished, supplied or otherwise made available to the SEC.

(b) The Company maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurances: (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; and (ii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Acquired Corporations’ asset that would have an adverse effect on the consolidated financial statements of the Company. The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents, and otherwise to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules. Part 2.4(b) of the Disclosure Schedule lists, and the Company has Made Available to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

(c) The financial statements (including any related notes) contained (or incorporated by reference) in the Company SEC Documents filed on or after June 29, 2012, including the Company Financial Statements: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto as of their respective dates; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the respective consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount). The financial and accounting books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions. To the extent required by applicable Legal Requirement or securities exchange listing requirements, all financial statements of the Company and its Subsidiaries have been prepared in accordance with generally accepted accounting principles in the jurisdictions in which they are formed or conduct business.

(d) The Company has Made Available to Parent (to the extent not available on EDGAR) accurate and complete copies of the Company Financial Statements.

(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or

Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company’s or its Subsidiaries’ published financial statements or any of the Company SEC Documents.

(f) Since June 29, 2012, none of the Acquired Corporations, the board of directors or audit committee of the board of directors of the Company, or any officer of the Company, or, to the Company’s knowledge, the Company’s independent accountants, has received: (i) any oral or written notification of any: (A) “significant deficiency” in the internal controls over financial reporting of the Company; (B) “material weakness” in the internal controls over financial reporting of the Company; or (C) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company; or (ii) any material complaint, allegation, assertion or claim alleging, asserting or claiming that the accounting or auditing practices, procedures, methodologies or methods of the Company, any Company Subsidiary or their respective internal accounting controls fail to comply in all material respects with generally accepted accounting principles in the jurisdictions in which they are formed or conduct business, generally accepted auditing standards or applicable Legal Requirements. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them by the Public Company Accounting Oversight Board in Auditing Standard No. 2.

(g) Since June 29, 2012, no attorney representing any of the Acquired Corporations, whether or not employed thereby, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to the General Counsel of the Company.

(h) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

2.5 Absence of Changes. Since the date of the Most Recent Balance Sheet and through the date of this Agreement:

(a) there has not been any Company Material Adverse Effect, and no event has occurred that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have or result in a Company Material Adverse Effect;

(c) none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock (other than consolidated cash management transfers among the Acquired Corporations, the net effect of which does not change the consolidated cash balance of the Acquired Corporations); or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for shares of Company Restricted Stock and Company Options identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any Employee Plan;

(f) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Most Recent Balance Sheet, exceeds $500,000 individually or $2,000,000 in the aggregate;

(g) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any material right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

(h) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other indebtedness;

(i) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except as such pledges and encumbrances relate to immaterial assets made in the ordinary course of business and consistent with past practices;

(j) none of the Acquired Corporations has: (i) adopted, established or entered into any Employee Plan; (ii) caused or permitted any Employee Plan to be amended in any material respect or terminated; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, or granted any rights to receive severance, termination, retention or tax gross-up compensation or benefits to, any of its current or former directors, officers or employees;

(k) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices or internal controls (including internal controls over financial reporting) in any material respect;

(l) to the extent that it would have a materially adverse impact relating to Taxes of any Acquired Corporation for any taxable year or period beginning after the Closing, none of the Acquired Corporations has made, changed or rescinded any election relating to Taxes, settled or compromised any claim relating to Taxes, filed any amended Tax Return, knowingly surrendered any claim for a refund of Taxes or filed any Tax Return other than one prepared in accordance with past practice;

(m) none of the Acquired Corporations has commenced or settled any Legal Proceeding; and

(n) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(n)” above.

2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to or a valid leasehold interest in, all material assets and properties purported to be owned or used by them, including: (a) all assets reflected on the Most Recent Balance Sheet (except for inventory or used or obsolete equipment sold or otherwise disposed of in the ordinary course of business since March 25, 2016) or acquired after the date thereof; and (b) all other material assets and properties reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets and properties which are owned by the Acquired Corporations, are owned by them free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens described in Part 2.6 of the Disclosure Schedule.

2.7 Loans; Accounts Receivable; Inventories.

(a) There are no outstanding loans or advances owed by any of the Acquired Corporations to any employee, director, consultant, independent contractor or Acquired Corporation other than routine travel advances made to employees in the ordinary course of business.

(b) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Most Recent Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 25, 2016 and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) to the knowledge of the Company, are not subject to any counterclaim or set off.

(c) The inventory of the Acquired Corporations, whether reflected on the Most Recent Balance Sheet or subsequently acquired, (i) is free of any material defect or deficiency, (ii) is in good, usable and currently marketable condition consistent with past practice in the ordinary course of business of the Acquired Corporations (subject, in the case of raw materials and work-in-process, to the completion of the production process), (iii) is salable at customary gross margins and with customary markdowns consistent with past practice in the ordinary course of business and (iv) is properly reflected in the books and records of the Acquired Corporations at the lesser of cost and fair market value, with adequate obsolescence reserves, all as determined in accordance with GAAP. Since March 25, 2016, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of the Acquired Corporations except for write-downs and reserves in the ordinary course of business.

2.8 Real Property; Leasehold.

(a) Part 2.8(a) of the Disclosure Schedule contains a complete and accurate list of (i) each parcel of real property owned by any Acquired Corporation (the “Owned Real Property”) and (ii) each option held by any Acquired Corporation to acquire any real property. Each Acquired Corporation has fulfilled and performed in all material respects all its obligations, and all obligations binding upon any Owned Real Property, under each of the Encumbrances to which any Owned Real Property is subject, and neither any Acquired Corporation nor any Owned Real Property is in breach or default under, or in violation of or noncompliance with, any such Encumbrances, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute a material breach, default, violation or noncompliance. The consummation of the Contemplated Transactions will not result in any breach or violation of, default under or noncompliance with, or any forfeiture or impairment of any rights under, any Encumbrance to which any Owned Real Property is subject, or require any consent, approval or act of, or the making of any filing with, any Person party to or benefited by or possessing the power or authority to exercise rights or remedies under or with respect to any such Encumbrance.

(b) Part 2.8(b) of the Disclosure Schedule sets forth an accurate and complete list of each lease, sublease or other agreement (the “Company Leases”) pursuant to which any of the Acquired Corporations leases real property from any other Person. (All real property leased to the Acquired Corporations, including all buildings, structures, fixtures and other improvements leased to the Acquired Corporations, are referred to as the “Leased Real Property”). There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Corporations, and there is no Person in possession of any of the Leased Real Property other than the Acquired Corporations. Each of the Acquired Corporations has complied in all material respects with the terms of all leases (to which they are parties) relating to the Leased Real Property, and all such leases are in full force and effect in all material respects.

2.9 Intellectual Property.

(a) Part 2.9(a) of the Disclosure Schedule accurately identifies each Acquired Corporation Product that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted.

(b) Part 2.9(b) of the Disclosure Schedule accurately identifies: (i) each item of Registered IP (1) in which any of the Acquired Corporations has an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) (collectively, the “Owned Registered IP”) and (2) that are trademarks and not registered in the name of any Acquired Corporations but may be used in the business of the Acquired Corporations as currently conducted (“Other Registered IP”); (ii) the jurisdiction in which such item of the Owned Registered IP or Other Registered IP has been registered or filed and the applicable application, registration or serial number; and (iii) the application or filing date, the status of any such application or registration, and, where applicable, the date of registration of such item of Owned Registered IP or Other Registered IP. The Company has Made Available to Parent: (A) copies of all applications for Owned Registered IP that have not yet been made publicly available; (B) all material correspondence with any Governmental Body with respect to such applications referenced in (A); and (C) to the extent it is in Company’s possession and not subject to attorney-client or work product privileges, other material documents that have not yet been made publicly available related to each such application identified, or required to be identified, in Part 2.9(b)(i)(1) of the Disclosure Schedule and such copies are complete and accurate to Company’s knowledge. Part 2.9(b)(i)(1) of the Disclosure Schedule identifies each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain each item of the Owned Registered IP that is identified, or required to be identified, in Part 2.9(b)(i)(1) of the Disclosure Schedule. To Company’s knowledge, no Acquired Corporation has engaged in any manner of false patent marking.

(c) Part 2.9(c) of the Disclosure Schedule accurately identifies:

(i) in Part 2.9(c)(i) of the Disclosure Schedule: (A) each Contract pursuant to which any material Intellectual Property Rights or material Technology is licensed (for purposes hereof, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license) to any Acquired Corporation (excluding Contracts for which such licenses have expired and do not otherwise survive by their terms, and excluding licenses to commercial off-the-shelf software that are generally available to the public on standard terms at an annual cost of less than $100,000 (“COTS Software”)); (B) each Contract pursuant to which any Acquired Corporation receives a license or rights to any Patent that is material to the conduct of the business of the Acquired Corporations; and (C) whether the foregoing licenses are exclusive or non-exclusive;

(ii) in Part 2.9(c)(ii) of the Disclosure Schedule: (A) each Contract pursuant to which any Person is granted any license under, or otherwise receives or acquires any right (whether or not currently exercisable) or interest in, any material Company Intellectual Property (excluding (w) those nonexclusive licenses granted to channel partners or resellers pursuant to Contracts that do not materially deviate from the Company’s standard form of reseller agreement that have already been identified by being Made Available to Parent, (x) Contracts for which such license or other right has expired and which does not otherwise survive by its terms, (y) those nonexclusive licenses typically granted to customers in the ordinary course of business pursuant to Contracts that do not obligate the Acquired Corporations to indemnify, defend, hold harmless or reimburse such customer with respect to any Intellectual Property Rights infringement, misappropriation or similar claim, other than to the top eighteen (18) customers of the Company, and (z) those nonexclusive licenses of the binary, executable code forms of Acquired Corporation Products granted to end user customers in the ordinary course of business on the Company’s standard form for such licenses, pursuant to which both: (1) the licensee is permitted only to use the Acquired Corporation Products internally for its own business and not to distribute or otherwise make available any Acquired Corporation Product to any third party; and (2) the total compensation payable to the Company is less than $100,000 in any 12-month period (each a “Standard User License”)); and (B) whether these licenses, rights and interests are exclusive or non-exclusive;

(iii) in Part 2.9(c)(iii) of the Disclosure Schedule, each Contract obligating any Acquired Corporation to pay to any other Person royalties, fees, commissions, or other amounts (excluding sales commissions payable to employees according to the applicable Acquired Corporation’s standard commissions plan) in excess of $100,000 annually or in the aggregate upon or for any Acquired Corporation’s use of any Intellectual Property Rights (excluding COTS Software) or upon the sale, lease, license, distribution, provision, or other disposition of any Acquired Corporation Product; and

(iv) in Part 2.9(c)(iv) of the Disclosure Schedule, a list of Company’s customers since January 1, 2014.

(d) The Company has Made Available to Parent a complete and accurate copy of each standard form of Company IP Contract used by any Acquired Corporation since January 1, 2010, including each standard form of the following: (i) terms and conditions for the sale, lease, license or provisioning of any Acquired Corporation Product (including any quotations, purchase orders, purchase order acknowledgments, invoices or otherwise); (ii) agreement for the sale, lease, license or provisioning by any Acquired Corporation of any Acquired Corporation Product; (iii) purchase, supply or manufacturing agreement for the sale or license to any Acquired Corporation of any part or component of any Acquired Corporation Product; (iv) employee agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. To Company’s knowledge, Part 2.9(d) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form described above (except for clause (vi)), including any Company IP Contract with any employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained any Technology or Intellectual Property Rights that are related to any Acquired Corporation’s current or currently contemplated business, research, or development or that are used in or pertain to an Acquired Corporation Product.

(e) Except as identified in Part 2.9(e) of the Disclosure Schedule, the Acquired Corporations either: (A) exclusively own all right, title and interest to and in the Owned Registered IP and all Company Intellectual Property (other than Intellectual Property Rights or Technology licensed to the Company, as identified in Part 2.9(c)(i) of the Disclosure Schedule, and other than COTS Software) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(c)(ii) of the Disclosure Schedule and Standard User Licenses); or (B) are parties to an enforceable Contract that grants a license or right to use all Company Intellectual Property as currently used or contemplated to be used by the Company. Without limiting the generality of the foregoing:

(i) to the Company’s knowledge, all documents and instruments necessary to establish, perfect, and maintain the rights of the Acquired Corporations in the owned or purported to be owned Company Intellectual Property have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

(ii) each Company Associate who is or was involved in the creation or development of any owned or purported to be owned Company Intellectual Property or Acquired Corporation Product has signed a valid and enforceable agreement containing an irrevocable present assignment of Intellectual Property Rights to the Acquired Corporation for which such Company Associate is or was an employee or independent contractor and, to Company’s knowledge, confidentiality provisions protecting such Company Intellectual Property;

(iii) no Company Associate has any ownership or other interest and no other third party has any ownership interest (including the right to compensation) to or in any owned or purported to be owned Company Intellectual Property or Acquired Corporation Product;

(iv) except for the licenses granted in Contracts identified in Part 2.9(c)(ii) of the Disclosure Schedule as being exclusive licenses, none of the Acquired Corporations is bound by, and no owned or purported to be owned Company Intellectual Property is subject to, any Contract that limits or restricts in any material respect the ability of any Acquired Corporation to use, exploit, assert or enforce any owned Company Intellectual Property;

(v) no funding, facilities or personnel of any Governmental Body or any public or private university, college, research institute or other educational institution were used, directly or indirectly, to develop or create, in whole or in part, any owned Company Intellectual Property or Acquired Corporation Product, and no Governmental Body or public or private university, college, research institute or other educational institution an ownership interest or license right in any owned or purported to be owned Company Intellectual Property or Acquired Corporation Product (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(c)(ii) of the Disclosure Schedule and Standard User Licenses);

(vi) except for Contracts listed in Part 2.9(e)(vi) of the Disclosure Schedule, each Acquired Corporation has, to Company’s knowledge: (A) timely made all required disclosures regarding any Patents or patentable inventions resulting from or conceived during the development of any portion of any owned or purported to be owned Company Intellectual Property or Acquired Corporation Product developed under a Contract with any Governmental Body such that the Governmental Body does not have the right to take or claim title to such Patents or patentable inventions; and (B) timely made all required disclosures (on the appropriate Governmental Body schedule) of all technical data and technical information resulting from the development of any portion of any owned Company Intellectual Property or Acquired Corporation Product developed under any Contract with any Governmental Body in which the Governmental Body has unlimited, limited, restricted, government purpose or specifically negotiated rights;

(vii) except for Contracts listed in Part 2.9(e)(vii) of the Disclosure Schedule, each Acquired Corporation has, to Company’s knowledge, marked the technical data, computer software and other proprietary information that it has provided to the U.S. government in material compliance with all applicable Legal Requirements, and for each contract or subcontract with a Governmental Body containing a patents rights clause, the Acquired Corporation has reported and elected to retain the title to all patentable inventions that were conceived or reduced to practice under any such contract or subcontract in accordance with the requirements of the applicable patent rights clause. No contractual right exists for any customer that is a Governmental Body of the United States (a “Customer”) to take title to any owned Company Intellectual Property, nor has any Customer communicated to an Acquired Corporation the Customer’s intent to take title to or actual transfer of title to any owned Company Intellectual Property. No Customer has communicated in any other manner the Customer’s intent to take title to or actual transfer of title to any owned or purported to be owned Company Intellectual Property;

(viii) except for Contracts listed in Part 2.9(e)(viii) of the Disclosure Schedule, each Acquired Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all owned or purported to be owned Company Intellectual Property, including all proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a Trade Secret;

(ix) except for Contracts listed in Part 2.9(e)(ix) of the Disclosure Schedule, none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, or made any commitments to or agreements with any patent pool, industry standards body, standards setting organization, industry or other trade association, or any similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any owned or purported to be owned Company Intellectual Property or any Technology or Intellectual Property developed, conceived, made or reduced to practice by any Acquired Corporation or an Affiliate of an Acquired Corporation after the Closing Date;

(x) except for Contracts listed in Part 2.9(e)(x) of the Disclosure Schedule, none of the Acquired Corporations have any duty or obligation to deliver or license the source code for any Acquired Corporation Product to any escrow agent for the benefit of any other Person. Except for source code for Open Source Code distributed pursuant to the licenses for such Open Source Code identified in Part 2.9(l) of the

Disclosure Schedule, no event has occurred that will, or could reasonably be expected to, result in the delivery or license of any source code for any Acquired Corporation Product to any other Person who is not, as of the date of this Agreement, a Company Associate. Except for source code for Open Source Code distributed pursuant to the licenses for such Open Source Code identified in Part 2.9(l) of the Disclosure Schedule, no source code for any Acquired Corporation Product has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations);

(xi) the Acquired Corporations own or otherwise have, and upon the Closing the Surviving Corporation will continue to have, all material Technology and material Intellectual Property Rights needed to conduct the business of the Acquired Corporations in a manner that is substantially similar in all material respects to the conduct of the business immediately prior to Closing and as currently contemplated by the Company to be conducted; and

(xii) the execution, delivery or performance of this Agreement or any ancillary agreement specified herein, the consummation of the Contemplated Transactions and the satisfaction of any Closing condition set forth herein will not contravene, conflict with or result in any termination of or new or additional limitations on the Parent’s right, title or interest in or to the material Company Intellectual Property, nor will it cause: (A) any Acquired Corporation to grant to any other Person any right in or with respect to any Company Intellectual Property; or (B) any Acquired Corporation to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property of any Person in excess of those payable by them in the absence of this Agreement or the Contemplated Transactions.

(f) Except as identified in Part 2.9(f) of the Disclosure Schedule, all owned or purported to be owned Company Intellectual Property is, to Company’s knowledge, valid, subsisting and enforceable (each, to the extent such term “valid, subsisting or enforceable” is applicable under law to the specific form of Intellectual Property Rights). Without limiting the generality of the foregoing:

(i) all filings, payments and other actions required to be made or taken to maintain each item of Company Intellectual Property that is Owned Registered IP in full force and effect have been made by the applicable deadline and no Owned Registered IP as disclosed or required to be disclosed in Part 2.9(b)(i)(1) of the Disclosure Schedule has been abandoned or allowed to lapse;

(ii) all documents shown in the records of a Governmental Body applicable to any Owned Registered IP are, to Company’s knowledge, current and accurate in all material respects (including change of ownership and assignments);

(iii) to the Company’s knowledge, no Trademark (whether registered or unregistered) owned, used, or applied for by any of the Acquired Corporations conflicts or interferes with any Trademark (whether registered or unregistered) owned, used or applied for by any other Person and each Acquired Corporation has taken commercially reasonable steps to review conflicts or interferences it becomes aware of and, when so aware, to enforce its material Trademarks in its reasonable business judgment;

(iv) no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is pending, or to the knowledge of the Company threatened, in which the scope, validity or enforceability of any owned Company Intellectual Property is being, has been or could reasonably be expected to be contested or challenged; and

(v) to Company’s knowledge, there is no basis for a claim that could reasonably be expected to result in a ruling, judgment or determination by any Governmental Body that any owned Company Intellectual Property that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted is invalid or unenforceable.

(g) [Reserved.]

(h) To the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any owned or purported to be owned Company Intellectual Property. Part 2.9(h) of the Disclosure Schedule accurately identifies (and the Company has Made Available to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations or any Representative of any of the Acquired Corporations since January 1, 2010 regarding any actual, alleged or suspected infringement or misappropriation of any owned Company Intellectual Property and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(i) Except as identified in Part 2.9(i) of the Disclosure Schedule, none of the Acquired Corporations and none of the Acquired Corporation Products has, since January 1, 2010, infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated, and is not currently infringing, misappropriating or otherwise violating, (A) to Company’s knowledge, any Patent or Trademark of any other Person, or (B) any other Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

(i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the knowledge of the Company, could reasonably be expected to be threatened against any Acquired Corporation;

(ii) since January 1, 2010, none of the Acquired Corporations has received any written notice or other written communication asserting that any Acquired Corporation Product infringes, misappropriates or violates any Intellectual Property Right of another Person, or suggesting or offering that any Acquired Corporation obtain a license to any Intellectual Property Right of another Person because of actual, alleged, or suspected infringement, misappropriation, or violation of any Intellectual Property Right of another Person;

(iii) except as expressly set forth in the standard form of terms and conditions or agreements referred to in clauses “(i)” or “(ii)” of Section 2.9(d), none of the Acquired Corporations is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any Intellectual Property Rights infringement, misappropriation or similar claim and none of the Acquired Corporations has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential Liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and;

(iv) no claim or Legal Proceeding involving any Technology or Intellectual Property Right licensed to any Acquired Corporation that is material to the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted is pending or, to the Company’s knowledge, has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Technology or Intellectual Property Right by any of the Acquired Corporations; or (B) the manufacturing, distribution, export, sale or support of any Acquired Corporation Product.

(j) No customer or other licensee has given notice to the Company stating that, and the Company does not otherwise have knowledge that, any Acquired Corporation Product: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Acquired Corporation Product; or (ii) fails to comply in any material respect with any applicable warranty or other contractual commitment made by any Acquired Corporation relating to the use, functionality or performance of such Acquired Corporation Product. Each Acquired Corporation Product has been manufactured, assembled, sold, installed, repaired and otherwise made available in material compliance with all applicable Legal Requirements. Company has not received from any Person a written notice or claim or written threat to assert any claim against an Acquired Corporation under or based on any contractual obligation or warranty provided by or on behalf of an Acquired Corporation or under or based on any other warranty relating to an Acquired Corporation Product.

(k) To Company’s knowledge, at the time it is provided to a customer or other licensee, none of the Acquired Corporation Product Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent (collectively, “Viruses”). The Acquired Corporations have implemented commercially reasonable internal controls and procedures to prevent the introduction and proliferation of any Viruses within the Acquired Corporation Product Software and, if notified of the existence of Viruses, use commercially reasonable efforts to remove such Viruses from the Acquired Corporation Product Software.

(l) Part 2.9(l) of the Disclosure Schedule accurately identifies: (i) the RPM that identifies Open Source Code that is currently distributed with, provided to any Person as a service, provided via a network as a service or application, or otherwise made available with, any Acquired Corporation Product Software, identified by version number (if applicable) and (ii) the applicable license and permissions for the Open Source Code identified in such RPM.

(m) To the Company’s knowledge, each Acquired Corporation’s use, marketing, distribution, licensing, and sale of Acquired Corporation Product Software does not violate any license terms applicable to any item of Open Source Code distributed with or as a part of any Acquired Corporation Product Software and any licenses listed in part 3.9(l) of the Disclosure Schedule.

(n) Except as expressly stated in Part 2.9(n) of the Disclosure Schedule, to the Company’s knowledge, no Acquired Corporation Product Software contains, is derived from, is distributed with or is being or was developed using Open Source Code in a manner that obligates any Acquired Corporation to grant a license under its Patent rights or do the following with respect to any Acquired Corporation Product Software or part thereof: (A) disclose or distribute it in source code form, (B) license it for the purpose of making modifications or derivative works, or (C) redistribute it at no charge.

(o) Except as identified in Part 2.9(o) of the Disclosure Schedule, no Acquired Corporation nor any Company Associate have contributed any Acquired Corporation Product or Technology to Open Source Code or any Open Source Code project, and no contributions made by any of the Acquired Corporation or any Company Associates of Acquired Corporation Product or Technology to Open Source Code or any Open Source Code project, if any, (i) were made in breach of confidentiality, Intellectual Property Rights or other obligations under any Contract to which an Acquired Corporation or the contributing employee is a party, (ii) breach the terms of any agreement under which they were contributed or released.

(p) The source code for material and owned Acquired Corporation Product Software contains annotations and programmer’s comments consistent with customary code annotation conventions and customary practices in the software industry.

(q) Part 2.9(q) of the Disclosure Schedule contains each Acquired Corporation Privacy Policy in effect since August 11, 2011.

(r) Each Acquired Corporation has complied at all times with all of the Acquired Corporation Privacy Policies and has used commercially reasonable efforts to comply with all applicable Legal Requirements pertaining to privacy and data security of User Data and Personal Data processed, collected, stored or transferred by an Acquired Corporation including in connection with the Acquired Corporation Website, Acquired Corporation Products, Acquired Corporation Software and marketing activity and to require the same of third parties acting on behalf of the Acquired Corporation. To Company’s knowledge, the Acquired Corporations have materially complied with the applicable cybersecurity, and data security requirements and with applicable contractual obligations, public statements made by any Acquired Corporation regarding their privacy policies or practices, third party privacy policies which any Acquired Corporation has been contractually obligated to comply with, and any rules of applicable self-regulatory or other organizations in which any Acquired Corporation is or has been a member and to which they are required to comply. To Company’s knowledge and belief, neither the execution, delivery or performance of this Agreement or any of the other material agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement, nor the receipt, possession or use by Parent or any Affiliate of Parent of the User Data or Personal Data of any Acquired Corporation Service Provider or any other similar data or information in the Acquired Corporation Databases, will likely result in any violation of any Acquired Corporation Privacy Policy, any Acquired Corporation Contract, Company Contract or any applicable Legal Requirement pertaining to privacy, User Data, Personal Data, cybersecurity, or data security requirements.

(s) To Company’s knowledge, Part 2.9(s) of the Disclosure Schedule identifies and describes each distinct electronic database containing (in whole or in part) Personal Data or User Data maintained by or for any Acquired Corporation (the “Acquired Corporation Databases”), the geographic location of such database, the types of Personal Data or User Data in each such database, and the security policies that have been adopted and maintained with respect to each such database. To Company’s knowledge, each Acquired Corporation Database that is required to be registered under any applicable Legal Requirement has been duly registered and maintained in all material respects. To Company’s knowledge, each Acquired Corporation and each third party acting on behalf of an Acquired Corporation has acquired, collected, transferred and used all Personal Data and User Data in accordance with the terms of, valid and enforceable Contracts. To the Company’s knowledge, since August 11, 2011 all Contracts with any third party acting on behalf of an Acquired Corporation as a processor or sub-processor of Personal Data have contained, at a minimum, terms which require the third party to process Personal Data on the instructions of the Acquired Corporation, implement appropriate technical and organizational security measures to protect the data, and address cross border transfers of Personal Data and User Data in accordance with applicable Legal Requirements. To Company’s knowledge, no Acquired Corporation has obtained, collected, transferred or used any Personal Data or User Data, or possessed any data that is not publicly available, in violation or breach of any Contract or applicable Legal Requirement. There is no known complaint to or any audit, Legal Proceeding, investigation or claim currently pending against any Acquired Corporation by any private party or Governmental Body in respect of Personal Data or User Data.

(t) The Acquired Corporations have established and are in compliance with a written information security program that: (i) includes organizational, administrative, technical and physical safeguards designed to safeguard the security, confidentiality, and integrity of transactions and to protect Personal Data and User Data processed by the Acquired Corporations; (ii) is designed to protect against unauthorized access to, and use, alteration, disclosure or distribution of, the Acquired Corporation IT Systems or Acquired Corporation Data and the systems of any third party service providers that have access to Acquired Corporation Data or Acquired Corporation IT Systems; and (iii) where deemed appropriate, uses reasonable encryption methods for transmission of information across wireless and wired networks and storage of Personal Data and User Data according to its sensitivity and proportional to the risk that the inappropriate use or disclosure of that information could cause financial, physical, or reputational harm to an individual. Except as disclosed in Part 2.9(t) of the Disclosure Schedule, (i) the Acquired Corporations have not suffered any security breach which has resulted in the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access, or illegal use of any of the Acquired Corporation Data, Personal Data or User Data, (ii) no breach or violation of any security program described above has occurred or, to the knowledge of any Acquired Corporation, is threatened, and (iii) there has been no unauthorized or illegal use of or access to any Acquired Corporation Data, and none of the Acquired Corporations has notified, or been required to notify, any Person or Governmental Body of any information security breach involving Personal Data or other Acquired Corporation Data.

(u) Each Acquired Corporation: (i) has taken commercially reasonable measures designed to preserve and maintain the performance and security of the IT Systems; and (ii) to the Company’s knowledge maintains commercially reasonable documentation regarding the IT Systems and their support and maintenance. The IT Systems are in such a condition as to effectively perform all information technology operations necessary to conduct the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted. During the three-year period prior to the date of this Agreement, (A) there has been no material disruption to, or material interruption in, the conduct of business of the Acquired Corporations as currently conducted attributable to a defect, bug, breakdown or other deficiency or failure with respect to any IT Systems, and (B) to the knowledge of the Company, there has been no unauthorized access to or use of any IT Systems by a third party, in each case that has had a Company Material Adverse Effect. Each Acquired Corporation has taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted without material disruption to, or material interruption in, the conduct of the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted.

2.10 Contracts.

(a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a “Material Contract.” For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of the Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) any Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant (other than offer letters with employees providing for “at will” employment terminable on 10 days’ notice or less in substantially the form(s) used by the Company in the ordinary course of business, or such longer period of time as may be required by applicable Legal Requirement; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make or provide any severance, termination, change in control or similar payment or benefit to any Company Associate; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $250,000 to any Company Associate;

(iii) any collective bargaining, union, works council or similar agreements;

(iv) any Contract: (A) identified or required to be identified in Part 2.9 of the Disclosure Schedule; or (B) relating to the acquisition, development, sale or disposition of any business unit, product line or Company Intellectual Property (other than COTS Software, Standard User Licenses and licenses for Open Source Code);

(v) any Contract that provides for indemnification of any Company Associate; in each case relating to amounts reasonably expected to be in excess of $250,000;

(vi) any Contract imposing any restriction in any material respect on the right or ability of any Acquired Corporation: (A) to compete with any other Person or in any line of business or in any geographic area; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, other than non-solicitation provisions restricting the hiring of employees of the counterparty contained in non-material vendor, outsourcing or supply agreements entered into in the ordinary course of business; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

(vii) any Contract containing any “most favored nation” or “most favored customer” or similar provision in favor of the other party thereto;

(viii) any Contract (other than Contracts evidencing Company Options and Company Restricted Stock, in each case in the in the form or forms used by the Company in the ordinary course of business and

Made Available to Parent): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(ix) any Contract incorporating or relating to any guaranty, any warranty, any sharing of Liabilities or any indemnity or similar obligation involving a reasonable expectation of an actual claim against an Acquired Corporation, in each case relating to amounts reasonably expected to be in excess of $250,000, except for Contracts for the sale of Acquired Corporation Products entered into in the ordinary course of business;

(x) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership entity, limited liability entity or other similar entity, other than solely among the Company and its Subsidiaries;

(xi) any Contract relating to Indebtedness and having an outstanding principal amount in excess of $250,000, other than solely among the Company and its Subsidiaries;

(xii) any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than indemnification provisions entered into in the ordinary course of business and consistent with past practices), “earn-out” or other contingent payment obligations, in each case owed to a third Person in connection with the acquisition or disposition of any business (whether through any merger, stock acquisition, asset acquisition, or similar transaction), that could result in payments in excess of $250,000;

(xiii) any Contract with any supplier that provides the counterparty with the right to serve as the sole or exclusive provider of goods or services to any Acquired Corporation;

(xiv) any Contract relating to any currency hedging;

(xv) any Contract relating to the ownership or lease of real property;

(xvi) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

(xvii) any Contract that contemplates or involves the payment or delivery of cash or other consideration (by or to any Acquired Corporation) in an amount or having a value in excess of $1,000,000 in the aggregate, or contemplates or involves the performance of services (by or for any Acquired Corporation) having a value in excess of $1,000,000 in the aggregate (but excluding any supply contracts, leases, employment agreements or other contracts required to be disclosed elsewhere on Part 2.10(a) of the Disclosure Schedule);

(xviii) any Company Government Contract or Company Government Subcontract, direct as a prime contractor, or indirect as a subcontractor through a third-party prime contractor, including through a reseller, distributor or similar third party pursuant to a master agreement with annual aggregate payments of $5,000,000 or more to the Company and its Subsidiaries under such master agreement, and any subcontract issued to a third party under a Company Government Contract;

(xix) any Contract with any commercial agents, channel partners, distributors, resellers, consultant, or other third-party sales intermediaries that relates to sales outside of the U.S.;

(xx) any Contract with any university or similar academic institution pursuant to which the Company or any of its Subsidiaries has utilized or will utilize any funding, personnel or facility or other resources of such Person in connection with any research or development activities;

(xxi) any Contract with a Top Customer or Top Supplier, in each case relating to amounts reasonably expected to be in excess of $250,000 (provided, however, that each Contract with any Top

Customer or Top Supplier, regardless of the dollar amount, shall constitute a “Material Contract” for purposes of this Agreement); and

(xxii) any other Contract, if a breach or termination of such Contract would reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.

(b) Each Company Contract that constitutes a Material Contract is valid and enforceable against the Company and, to the Company’s knowledge, is in full force and effect, and is enforceable in accordance with its terms, subject to the Enforceability Exceptions, except where the failure to be valid, in full force and effect and enforceable, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) None of the Acquired Corporations has materially violated or breached, or committed any material default under, any Material Contract, except where any violation, breach or commitment of a default has not had and would not reasonably be expected to have, individually or in the aggregate, an adverse material impact on the Acquired Corporations. To the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Material Contract, except where any violation, breach or commitment of a material default has not had and would not reasonably be expected to have, individually or in the aggregate, an adverse material impact on the Acquired Corporations. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract that constitutes a Material Contract; or (v) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Material Contract, except, in each case, as would not reasonably be expected to, individually or in the aggregate, result in an adverse material impact on the Acquired Corporations.

(d) Government Contracts.

(i) With respect to each Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Body, on the other hand, for which performance is ongoing as of the date of this Agreement or which has not been formally closed out as of the date of this Agreement, and each bid, quotation or proposal by the Company or any of its Subsidiaries that is outstanding as of the date of this Agreement (each, a “Bid”) that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Body, on the other hand (each such Contract or Bid, a “Company Government Contract”), and each Contract between the Company or any of its Subsidiaries, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such Person and any Governmental Body for which performance is ongoing as of the date of this Agreement or which has not been formally closed out as of the date of this Agreement, and each outstanding Bid that if accepted or awarded could lead to a Contract between the Company or any of its Subsidiaries, on the one hand, and a prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such Person and any Governmental Body (each such Contract or Bid, a “Company Government Subcontract”):

(A) each Company Government Contract or Company Government Subcontract was legally awarded, is binding on the parties thereto, and is in full force and effect in accordance with their terms; provided, that for purposes of this clause “(A),” the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(B) each of the Company and its Subsidiaries has maintained sufficient records, which records have been delivered or made available to Parent, to demonstrate compliance with the terms and conditions of each Company Government Contract or Company Government Subcontract;

(C) no reasonable basis exists to give rise to a material claim by a Governmental Body for any breach or violation in any material respect of any Legal Requirement, contract, purchase order, task order, delivery order, certification, representation, clause, provision or requirement pertaining to any Company Government Contract or Company Government Subcontract, including mischarging, overcharging, defective pricing, fraud, bid rigging, or price fixing (as such concepts are defined under the state or federal laws of the United States) in connection with any Company Government Contract or Company Government Subcontract;

(D) since June 1, 2006, neither any Governmental Body nor any prime contractor, subcontractor or other Person or entity has notified the Company, in writing, or, to the knowledge of the Company, orally, that the Company has, or may have, breached or violated in any material respect any Legal Requirement, certification, representation, clause, provision or requirement pertaining to any Company Government Contract or Company Government Subcontract, including mischarging, overcharging, defective pricing, fraud, bid rigging, or price fixing (as such concepts are defined under the state or federal laws of the United States) in connection with any Company Government Contract or Company Government Subcontract;

(E) since June 1, 2006, all facts set forth in or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company or any of its Subsidiaries in connection with any Company Government Contract or Company Government Subcontract were current, accurate and complete as of their effective dates;

(F) none of the Company and its Subsidiaries has received any written notice of termination, “show cause” or cure notice pertaining to any Company Government Contract or Company Government Subcontract; provided that this clause “(F)” shall not apply to any notice received more than ten years prior to the date hereof, which notice is related to a Company Government Contract and Company Government Subcontract that is no longer ongoing and has been formally closed out as of the date hereof, provided, further, that for purposes of this clause “(F),” the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(G) since June 1, 2006, no cost in excess of $50,000 incurred by the Company or any of its Subsidiaries pertaining to a Company Government Contract or Company Government Subcontract has been questioned in writing provided to the Company or any of its Subsidiaries by any Governmental Body, to Company’s knowledge, is the subject of any audit (other than routine audits and similar inquiries) or is under investigation or has been disallowed by any Governmental Body; provided, that for purposes of this clause “(G),” the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(H) since June 1, 2006, no payment in excess of $50,000 due to the Company or any of its Subsidiaries pertaining to any Company Government Contract or Company Government Subcontract has been withheld or set off, and the Company is entitled to all progress or other payments received to date with respect thereto; provided, that for purposes of this clause “(H),” the terms Company Government Contract and Company Government Subcontract shall not include any Bids;

(I) each of the Company and its Subsidiaries has complied with (i) all requirements relating to the safeguarding of, and access to, classified information under each Company Government Contract or Company Government Subcontract and (ii) any Legal Requirement relating to the safeguarding of, and access to, classified information (or, in the case of Contracts governed by Legal Requirements other than the state or federal laws of the United States, the functional equivalent thereof, if any); and all violations thereof have been reported to the appropriate

Governmental Body and contracting parties as required by any Company Government Contracts or Company Government Subcontracts or any Legal Requirement relating to the safeguarding of, and access to, classified information;

(J) with respect to any ongoing Company Government Contract or Company Government Subcontract or completed Company Government Contract or Company Government Subcontract, under which final payment was received by the Company or any of its Subsidiaries within ten years prior to the date of this Agreement, the Company and its Subsidiaries do not have credible evidence that a Principal, Employee, Agent, or Subcontractor (as such terms are defined by Federal Acquisition Regulation (“FAR”) 52.203-13(a)) of the Company or any of its Subsidiaries has committed a violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act, and the Company and its Subsidiaries have not conducted and are not conducting an investigation to determine whether credible evidence exists that a Principal, Employee, Agent, or Subcontractor (as such terms are defined by FAR 52.203-13(a)) of the Company or any of its Subsidiaries has committed a violation of Federal criminal law involving a violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act; and

(K) with respect to any ongoing Company Government Contract or Company Government Subcontract or completed Company Government Contract or Company Government Subcontract under which final payment was received by the Company or any of its Subsidiaries within ten years prior to the date of this Agreement, the Company and its Subsidiaries do not have credible evidence of any significant overpayment(s) on such Company Government Contract or Company Government Subcontract, other than overpayments resulting from contract financing payment as defined in FAR 32.001, and the Company and its Subsidiaries have not conducted and are not conducting an investigation to determine whether credible evidence exists of any significant overpayment(s) on such Company Government Contract or Company Government Subcontract, other than overpayments resulting from contract financing payment as defined in FAR 32.001; provided, that for purposes of this clause “(K),” the terms Company Government Contract and Company Government Subcontract shall not include any Bids.

(ii) The Company and its Subsidiaries are not, nor have any of them ever been, suspended or debarred from doing business with a Governmental Body or, to the knowledge of the Company, proposed for suspension or debarment by a Governmental Body, and, to the knowledge of the Company, have not been the subject of a finding of non-responsibility or ineligibility for contracting with a Governmental Body.

(iii) (A) Neither the Company, its Subsidiaries, nor any of their respective directors or officers or Principals (as such term is defined by FAR 52.209-5(a)(2)) is, or since January 1, 2010 has been, under indictment with respect to any alleged irregularity, misstatement or omission arising under or relating to any Company Government Contract or Company Government Subcontract with a Governmental Body and (B) since January 1, 2010, the Company and its Subsidiaries have not entered into any consent order or administrative agreement relating directly or indirectly to any such Company Government Contract or Company Government Subcontract with a Governmental Body.

(iv) All sales representatives who assist the Company and its Subsidiaries in soliciting or obtaining a Company Government Contract are bona fide employees or bona fide agencies as defined in FAR 52.203.5.

(v) To the knowledge of the Company the past performance evaluations received by the Company or its Subsidiaries since January 1, 2010 from a Governmental Body in relation to a Company Government Contract have been satisfactory or better; provided, that for purposes of this clause “(v),” the term Company Government Contract shall not include any Bids.

(vi) The Company and each of its Subsidiaries have the capacity, facilities and personnel necessary to deliver, in a timely fashion and in accordance with the Defense Priorities and Allocations

System regulations, all outstanding defense rated orders received under a Company Government Contract or Company Government Subcontract.

(vii) To the knowledge of the Company no Company employee formerly employed by a Governmental Body in the past ten years (“Former Government Employee”) participated personally and substantially in any procurement decisions by such Governmental Body, and the Company and all Former Government Employees are in material compliance with all Legal Requirements regarding post-employment conflict of interest restrictions applicable to such Former Government Employees.]

2.11 Sale of Products; Performance of Services; Customers and Suppliers.

(a) No Acquired Corporation is obligated to: (i) provide any recipient of any Acquired Corporation Product (or any other Person) with any upgrade, improvement or enhancement of an Acquired Corporation Product, except under standard support contracts entered into in the ordinary course of business consistent with past practice; or (ii) design or develop a new product, or a customized, improved or new version of an Acquired Corporation Product, for any other Person.

(b) Since January 1, 2014, no customer has asserted or threatened to assert any material claim against any of the Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; (ii) alleging injury from use of any Acquired Corporation Product; or (iii) based upon any services performed by any of the Acquired Corporations. No event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the assertion of any such material claim.

(c) Part 2.11(c) of the Disclosure Schedule sets forth a true, correct and complete list of the top twenty customers (whether end customers, distributors or resellers) of the Company, as measured by recognized revenue for the twelve months ended June 24, 2016 (the “Top Customers”). No Top Customer has cancelled or otherwise terminated or, to the knowledge of the Company, threatened to cancel, terminate or otherwise materially and adversely alter the terms of its business relationship with the Company. Neither the Company nor any of its Subsidiaries is involved in any material dispute with any such customer of the Company or has been notified by or has notified any such customer of any material breach or violation of any contract or agreement with any such customer.

(d) Part 2.11(d) of the Disclosure Schedule sets forth a true, correct and complete list of the top twenty suppliers (the “Top Suppliers”) by the aggregate amounts paid by the Company and its Subsidiaries during the twelve months ended June 24, 2016. Since June 24, 2016, (i) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier, (ii) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or its Subsidiaries and (iii) no Top Supplier has notified the Company or any of its Subsidiaries that it intends to terminate its business relationship with the Company or its Subsidiaries or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries. Except for letters of credit for outstanding purchase orders, none of the Company or any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any supplier in the ordinary course of its business. Neither the Company nor any of its Subsidiaries is involved in any material dispute with any Top Supplier or has been notified by or has notified any Top Supplier, in writing, of any material breach or violation of any contract or agreement with any Top Supplier.

2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other Liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified in the Most Recent Balance Sheet (including the notes thereto); (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since March 25, 2016 in the ordinary course of business and consistent with past practices; and (c) liabilities or obligations incurred in connection with the Contemplated Transactions.

2.13 Compliance with Legal Requirements; Global Trade Laws.

(a) Each of the Acquired Corporations is, and has at all times since June 24, 2011 been, in compliance with all applicable Legal Requirements, in all material respects except as disclosed on Part 2.13(a) of the Disclosure Schedule. None of the Acquired Corporations has received since June 24, 2011 any written notice or, to the Company’s knowledge, other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement. Each of the Acquired Corporation Products complies with and has complied in all material respects with all applicable Legal Requirements in each of the jurisdictions in which such Acquired Corporation Product is or has been sold directly or indirectly by or on behalf of the Acquired Corporations.

(b) Since June 24, 2011, each of the Acquired Corporations has at all times conducted its transactions in accordance in all material respects with: (i) all applicable U.S. export and re-export controls, including the Export Administration Regulations and the International Traffic in Arms Regulations; the sanctions and embargoes administered by the Office of Foreign Assets Control (OFAC); and (ii) all other applicable import, customs, export control or other Legal Requirements that arise in countries in which any Acquired Corporation conducts business or which otherwise have jurisdiction over the Acquired Corporation’s operations.

(c) Without limiting Section 2.13(b):

(i) each of the Acquired Corporations has obtained all Consents, orders and declarations from, provided all notices to, and made all filings with, all Governmental Bodies required for: (A) the export, import and re-export of its products, services, software and technologies; and (B) releases of technologies and software to foreign nationals located in the United States and abroad (the “Export Approvals”);

(ii) each of the Acquired Corporations is in compliance in all material respects with the terms of all Export Approvals;

(iii) there are no pending or, to the Company’s knowledge, threatened, claims, investigations, examinations or other administrative or judicial proceedings against the Acquired Corporations with respect to such Export Approvals;

(iv) each of the Acquired Corporations has filed with the Bureau of Industry and Security and any other Governmental Body that regulates exports all reports that are required under applicable Legal Requirements;

(v) each Acquired Corporation is and has been in compliance with all applicable Legal Requirements pertaining to customs, including tariffs, taxes and duties;

(vi) none of the Acquired Corporations does business or has done business, directly or indirectly, in, or is aware of its products being sold, shipped to or otherwise transferred to, directly or indirectly, now or previously to a country subject to an embargo under OFAC rules and regulations;

(vii) none of the Acquired Corporations has done business or provided any services to any Person on any of the relevant U.S. Government lists of Prohibited Persons, including the Department of Treasury’s Specially Designated Nationals and Blocked Persons List and the Department of Commerce’s Denied Persons List and Entity List;

(viii) the Acquired Corporations have in place adequate controls and systems reasonably designed to ensure compliance with applicable Legal Requirements pertaining to sanctions and import and export control in each of the jurisdictions in which the Acquired Corporations do business, either directly or indirectly;

(ix) since January 1, 2010, none of the Acquired Corporations has been the subject of any investigations, inspections or visits form any Governmental Body pertaining to export and import control or customs Legal Requirements; and

(x) Part 2.13(c)(x) of the Disclosure Schedule sets forth the true, accurate and complete export control classifications applicable to the Acquired Corporations’ products, services, software and technologies.

2.14 Compliance with Anti-Corruption Laws.

(a) The Acquired Corporations and their Affiliates (and their respective directors, officers, executives, employees, representatives, agents, consultants, distributors, resellers, and any persons acting on behalf of any of the Acquired Corporations) have at all times complied with, and are currently in compliance with, (i) the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and (ii) the U.K. Bribery Act, and any similar applicable law of any non-U.S. jurisdiction, or any applicable law that prohibits offering or providing a thing of value to improperly influence government officials or other persons (collectively with the FCPA, the “Anti-Corruption Laws”).

(b) Neither the Acquired Corporations or their Affiliates, nor their respective directors, officers, executives, employees, representatives, agents, consultants, distributors or resellers, nor any person acting on behalf of any of the Acquired Corporations or their Affiliates, has taken, or failed to take any action, either directly or indirectly, that constituted a violation of the Anti-Corruption Laws. Neither the Acquired Corporations nor, their directors, officers, executives, employees, representatives, agents, consultants, distributors or resellers, nor any person acting on behalf of any of the Acquired Corporations or their Affiliates, has made, offered, authorized, promised, accepted, or solicited, either directly or indirectly, any payment, contribution, gift, entertainment, bribe, rebate, kickback or any other thing of value, regardless of form or amount, to or from: (i) any official, employee or representative of a Governmental Body, any political party or official thereof, any candidate for political office, or any other persons; (ii) any director, officer, executive, employee or person affiliated with an entity owned or controlled by a Governmental Body, political party, or candidate for political office; or (iii) any director, officer, executive or employee of a public international organization, or other persons, to obtain or retain a competitive advantage, to receive favorable treatment in obtaining or retaining business or compensate for favorable treatment already secured, or to influence any action, inaction or decision.

(c) There have been no false, fictitious or misleading entries made in the books, records or accounts of any of the Acquired Corporations or their Affiliates, and none of the Acquired Corporations and their Affiliates has established or maintained an unlawful or unrecorded fund. Each of the Acquired Corporations and their Affiliates has at all times made and kept, and currently make and keep, books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the respective assets of the Acquired Corporations and Affiliates.

(d) The Acquired Corporations and their Affiliates have in place adequate controls and systems designed to reasonably ensure: (i) compliance with the Anti-Corruption Laws; (ii) transactions are executed in accordance with management’s general or specific authorization; (iii) transactions are recorded as necessary to: (A) permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (B) maintain accountability for assets; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) None of the Acquired Corporations or their Affiliates (or, any of their respective representatives, agents, consultants, distributors, resellers, or other persons acting on behalf of any of the Company, Acquired Corporations or their Affiliates) (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenditures, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any official, employee or representative of a Governmental Body, any political party or official thereof, any candidate for political office, or any other person, (iii) has violated or is violating any provision of Anti-Corruption Laws, (iv) has established or maintained, or is maintaining, any illegal or unrecorded fund of corporate monies or other properties or (v) has engaged or is engaged in any activity that would constitute any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(f) Neither the Acquired Corporations or their Affiliates, nor any of their respective directors, officers, executives, employees, representatives, agents, consultants, distributors, resellers, or other person acting on behalf of any of the Acquired Corporations or their Affiliates, is, or has been, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any party, under internal investigation by any party, or the subject of any inquiry or allegations of any kind, in connection with alleged or possible violations of the Anti-Corruption Laws or has received a whistleblower report of alleged or possible violations of the Anti-Corruption Laws. Neither the Acquired Corporations or their Affiliates, nor any of their respective directors, officers, executives, employees, representatives, agents, consultants, distributors, resellers, or other persons acting on behalf of any of the Acquired Corporations or their Affiliates, has received notice from, or made a voluntary disclosure to, the U.S. Department of Justice, U.S. Securities and Exchange Commission or other criminal, civil or administrative enforcement agency of any non-U.S. jurisdiction.

2.15 Governmental Authorizations.

(a) Each of the Acquired Corporations holds all material Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently conducted by such Acquired Corporation, and all such Governmental Authorizations are valid and in full force and effect in all material respects. Each of the Acquired Corporations is, and has been for the past five years, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. None of the Acquired Corporations has received any communication from any Governmental Body regarding any asserted failure by it to have obtained any such Governmental Authorization, or any past and unremedied failure to obtain any such Governmental Authorizations. None of the Acquired Corporations has knowledge of any circumstances regarding any actual or possible material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

(b) Part 2.15(b) of the Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available directly to any of the Acquired Corporations by any Governmental Body in an amount in excess of $250,000, with continuing obligations or which grants any ownership interest in the Acquired Corporations’ products or assets, or which was granted since January 1, 2011. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each such grant, incentive or subsidy. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any material grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule.

2.16 Tax Matters.

(a) Each of the material Tax Returns required to be filed by or on behalf of each respective Acquired Corporation: (i) has been duly and timely filed (after giving effect to any validly obtained extensions of time in which to make such filing); and (ii) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on such Tax Returns) have been timely paid in full to the appropriate Governmental Body. There are no jurisdictions in which any Acquired Corporation is required to file a material Tax Return or may be subject to a material Tax other than the jurisdictions in which such Acquired Corporation has filed Tax Returns or paid Taxes. No claim has ever been made in writing by any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to a material Tax by that jurisdiction.

(b) The Most Recent Balance Sheet fully accrues for unpaid Taxes of the Acquired Corporations with respect to all periods through the date of the Most Recent Balance Sheet in accordance with GAAP. The Acquired Corporations will establish, in the ordinary course of business and consistent with their past practices, reserves on their financial statements adequate, in accordance with GAAP, for the payment of all Taxes of the Acquired Corporations for the period from the date of the Most Recent Balance Sheet through the Closing Date. No Acquired Corporation has incurred any material Taxes since the date of the Most Recent Balance Sheet other than in the ordinary course of business of the Acquired Corporations. There are no Encumbrances on any of the assets, rights or properties of the Acquired Corporation with respect to material Taxes except for Permitted Encumbrances.

(c) Each Acquired Corporation has complied in all respects with all applicable Legal Requirements relating to the payment, collection and withholding of material Taxes (including the withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any other state, local or foreign law). Each Acquired Corporation has complied in all material respects with all information reporting and record retention requirements related to such Taxes (including, to the extent necessary to claim any exemption from sales Tax collection, maintaining adequate and current resale certificates to support any such claimed exemptions). The Acquired Corporations have complied in all material respects with the Foreign Account Tax Compliance Act (FATCA), codified in Sections 1471 through 1474 of the Code, including all regulations issued by the U.S. Department of Treasury and/or the Internal Revenue Service pursuant thereto, and all intergovernmental agreements and other agreements entered into pursuant to Section 1471(b) of the Code.

(d) No Acquired Corporation or any other Person on its behalf has granted: (i) an extension or waiver of the limitation period that is currently in effect for (A) assessment or collection applicable with respect to any material Tax to which any Acquired Corporation may be subject or (B) the time within which to file a material Tax Return of any Acquired Corporation; or (ii) a power of attorney that is currently in force with respect to any Tax matter.

(e) No Legal Proceeding is pending, or to the knowledge of the Company has been threatened in writing, against or with respect to any Acquired Corporation in respect of any Tax matter. All deficiencies and assessments received by any Acquired Corporation from any Governmental Body with respect to any Tax have been paid in full or compromised.

(f) (i) No Acquired Corporation is a party to or is bound by, or will have any material Liability pursuant to or as a result of, any Tax allocation, Tax indemnity or Tax sharing agreement other than agreements the primary purpose of which are not the sharing of Taxes, including agreements for the (A) purchase, sale or rental of goods, (B) provision of services, (C) borrowing or lending of money, (D) rental of real property, or (E) purchase or sale of assets; (ii) since December 31, 2009, none of the Acquired Corporations has ever been a member of an Affiliated Group other than the Affiliated Group of which it is presently a member; and (iii) none of the Acquired Corporations has any Liability for the Taxes of any other Person (other than an Acquired Corporation) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements), as a transferee or successor, by Contract (other than a Contract the primary purpose of which is not the sharing of Taxes, including Contracts for the (A) purchase, sale or rental of goods, (B) provision of services, (C) borrowing or lending of money, (D) rental of real property, or (E) purchase or sale of assets), or otherwise.

(g) No Acquired Corporation has been a party to, or the subject of, any transaction treated by the parties thereto as one to which Section 355 or Section 361 of the Code (or any similar provision of state, local or foreign Legal Requirements) applied.

(h) The Company has made available to Parent: (i) true, correct and complete copies of all income, franchise and other material Tax Returns of the Acquired Corporations relating to taxable periods ending on or after December 31, 2011; and (ii) any audit reports, letter rulings, technical advice memoranda and similar documents issued to any Acquired Corporation within the last three years by a Governmental Body relating to income, franchise and other material Taxes of any Acquired Corporation.

(i) No Acquired Corporation has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j) No Acquired Corporation: (i) is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) that is not listed on an IRS Form 5471 attached to the Company’s U.S. federal income tax return for the taxable year ending on June 27, 2014; or (ii) has, or has had, (A) a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, or (B) an office or fixed place of business, in either case in a country other than the country in which it is organized.

(k) None of the Acquired Corporations will be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting under Section 481 of the Code (or any other provision of federal, state, local or foreign law) made prior to the Closing Date; (ii) any closing agreement, advance pricing agreement or other agreement with any Governmental Body relating to Taxes, installment sale or open transaction entered into prior to the Closing Date; (iii) any election under Section 108(i) of the Code (or any similar provision of state, local or foreign law) made prior to the Closing Date; or (iv) any prepaid amount received prior to the Closing Date. There are no Tax rulings issued to, or requests for rulings by, any Acquired Corporation relating to any material Taxes for which any Acquired Corporation may be liable that could affect any Acquired Corporation’s Liability for any material Taxes for any taxable period ending after the Closing Date.

(l) The Acquired Corporations have properly and in a timely manner documented, their respective transfer pricing methodologies in compliance with Section 482 of the Code and the Treasury Regulations thereunder and any comparable provisions of any state, local or foreign Legal Requirements.

(m) No Acquired Corporation has taken a position on a Tax Return that, if not sustained, would be reasonably likely to give rise to a penalty for substantial understatement of Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Legal Requirements), regardless of disclosure related thereto.

(n) Except as set forth in Part 2.16(n) of the Disclosure Schedule, since December 31, 2009, no Acquired Corporation currently owns or has ever owned an interest in any (i) domestic international sales corporation; or (ii) foreign sales corporation, as each such term is defined in the Code.

All references to the Acquired Corporations in this Section 2.16 shall include references to any Person that merged with and into or liquidated into any Acquired Corporation.

Notwithstanding anything in this Agreement to the contrary, (i) the representations and warranties set forth in (A) this Section 2.16, and (B) Sections 2.1(a), 2.3, 2.5(l), 2.6 and 2.17 to the extent they relate to Taxes, shall be the only representations and warranties of the Company in this Agreement with respect to Taxes, and (ii) nothing in this Section 2.16 or otherwise in this Agreement shall be construed as a representation or warranty of the Company with respect to the existence, amount or availability in a taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, or Tax credit carryover arising in or in respect of a taxable period (or portion thereof) ending on or before the Closing Date.

2.17 Employee and Labor Matters; Benefit Plans.

(a) Part 2.17(a) of the Disclosure Schedule identifies each material employment, consulting, salary, bonus, commission, other remuneration, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other material equity-based, severance, termination, retention, change-in-control, deferred compensation, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other material welfare or material fringe benefits, profit-sharing, pension or retirement plan, program, practice agreement or commitment and each other material employee benefit plan or arrangement, whether written, unwritten or otherwise, funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not ERISA applies) which is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee, consultant or director of any of the Acquired Corporations or the dependent or beneficiary of any of them or with respect to which any of the Acquired Corporations has or may have any Liability or obligation (collectively, the “Employee Plans”). In addition, Part 2.17(a) of the Disclosure Schedule (i) specifies the country(ies) to which each Employee Plan applies and (ii) notes if any such Employee Plan is (A) an employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA or (B) an employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA.

(b) With respect to each Employee Plan, the Company has Made Available to Parent to the extent applicable: (i) an accurate, current and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Employee Plan for the three most recent plan years; (iii) if Employee Plan is subject to the minimum funding standards of ERISA Section 302 or, in the case of any Foreign Plan providing for deferred compensation or retirement benefits, any statutory funding requirement having a similar purpose, the most recent annual and periodic accounting of Employee Plan assets and the most recent actuarial report; (iv) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if any; (v) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) all correspondence, if any, to or from any governmental agency relating to such Employee Plan in the past two (2) years; (vii) the most recent determination letters (or opinion letters, if applicable) received from the Internal Revenue Service with respect to each Employee Plan intended to be qualified under Section 401(a) of the Code; (viii) all government and regulatory approvals received from any foreign Governmental Body with respect to Foreign Plans; and (ix) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan in the past two (2) years.

(c) No Acquired Corporation maintains, sponsors or contributes to, or has any contingent or direct liability with respect to, any: (i) Employee Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code); (iv) Employee Plan in which stock of any of the Acquired Corporations is or was held as a plan asset, or (v) a “funded welfare plan” within the meaning of Section 419 of the Code. Except as set forth in Part 2.17(c) of the Disclosure Schedule, no Employee Plan provides health benefits that are not fully insured through an insurance contract.

(d) None of the Acquired Corporations has any plan or commitment to create or adopt any additional Employee Plan, or to modify, change or terminate any existing Employee Plan (other than to comply with applicable Legal Requirements, in each case as previously disclosed to Parent in writing, or as required by this Agreement) in a manner that would affect any Company Associate, other than any routine changes that do not involve a material additional costs (such as changes to health benefits in connection with forthcoming open enrollment periods).

(e) No Employee Plan provides (except at no cost to the Acquired Corporations), or reflects or represents any Liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by

COBRA or other applicable Legal Requirements. Each of the Employee Plans is and has been established, operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. The Acquired Corporations have performed in all material respects all obligations required to be performed by them under, are not in material default or violation of, and have no knowledge of either any material default or violation by any other party to, or any circumstances that exist that are reasonably be expected to result in a material default or violation of, the terms of any Employee Plan. Each Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, incorporates or has been amended to incorporate all provisions required to comply currently applicable legislation, and to the Company’s knowledge, there has been no event, condition or circumstance that has resulted, or would reasonably be expected to result in disqualification under the Code (or in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). There are no material actions, suits or claims pending, threatened, or to the Company’s knowledge, reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. No breach of fiduciary duty has occurred as a result of which any of the Acquired Corporations would reasonably be expected to incur material Liability. No Employee Plan is under audit, investigation or other Legal Proceeding by the Company, the Internal Revenue Service, Department of Labor, or any other Governmental Body, nor is any such audit, investigation or Legal Proceeding pending or, to the Company’s knowledge, threatened. No material “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan that could involve liability for any of the Acquired Corporations. No material Encumbrance exists in respect of any Employee Plan imposed under the Code, ERISA or any foreign Legal Requirement exists.

(f) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will: (i) result in any bonus, severance, change in control or other payment or benefit to any current or former employee, consultant or director of any of the Acquired Corporations (whether or not under any Employee Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of indebtedness for, any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) cause the application of an accelerated or additional tax under Section 409A of the Code. The Company has provided Parent with a list of individuals who are “disqualified individuals” within the meaning of Section 280G of the Code with respect to the Merger or any of the other Contemplated Transactions.

(g) For each Foreign Plan required to be funded by applicable law, the fair market value of the assets of such funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan. Neither the execution of this Agreement nor the consummation of the Contemplated Transactions shall cause any the assets or insurance obligations to be less than the benefit obligations under such Employee Plan or Foreign Plan.

(h) Except for the Company Equity Plans and as set forth in Part 2.17(h) of the Disclosure Schedule, none of the Acquired Corporations maintains any plan, program or arrangement or is a party to any contract that provides any material benefits or provides for material payments to any Person in, based on or measured by the value of any equity security of, or interest in, the Acquired Corporations.

(i) No Acquired Corporation has undertaken any option re-pricing or option exchange program with respect to Company Options in the past three (3) years.

(j) The Company has made available to Parent a list of all employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their wage or salary, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation, commission or severance arrangements), their dates of employment and their positions, work locations and current leave status.

(k) None of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and, to the Company’s knowledge, there are no labor organizations or works councils representing, purporting to represent or seeking to represent any employees of any of the Acquired Corporations. During the three years prior to the date of this Agreement, none of the Acquired Corporations has had any material strike, slowdown, work stoppage, lockout, job action, or threat thereof, or question concerning representation, by or with respect to any of its employees. Except as otherwise required by applicable Legal Requirements, all of the employees of the Acquired Corporations are “at will” employees. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Acquired Corporations taken as a whole, each of the Acquired Corporations: (i) is in compliance with all applicable Legal Requirements and any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; (ii) has withheld and reported all amounts required by agreement or Legal Requirement to be withheld and reported with respect to wages, salaries and other payments to any Company Associates; (iii) has no Liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employees, consultants or directors (other than routine payments to be made in the normal course of business and consistent with past practice). In the three years prior to the date of this Agreement, none of the Acquired Corporations has effectuated: (A) a “plant closing” or partial “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations with respect to which there are any material unsatisfied obligations; or (B) a “mass layoff” (as defined in the WARN Act or any similar Legal Requirement) affecting any site of employment or facility of any of the Acquired Corporations with respect to which there are any material unsatisfied obligations.

(l) Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Acquired Corporations taken as a whole, all current or former independent contractors of any of the Acquired Corporations were classified correctly and are not subject to reclassification as employees. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Acquired Corporations taken as a whole all temporary or leased employees of the Acquired Corporations were classified and paid correctly as mandated by the Fair Standards Act and other relevant Legal Requirements.

(m) Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Acquired Corporations taken as a whole, there are no actions, suits, claims, investigations, audits, labor disputes or grievances pending, or to the Company’s knowledge, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, employee privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety or discrimination matters involving any former or current employees, consultants or directors of any of the Acquired Corporations, including charges of unfair labor practices or harassment complaints. To the Company’s knowledge, none of the Acquired Corporations has engaged in any unfair labor practices within the meaning of the National Labor Relations Act in the past three (3) years.

(n) Each Contract, agreement or arrangement between any Acquired Corporation and any Company Associate that is subject to Section 409A of the Code has complied in form and operation with the requirements of Section 409A of the Code as in effect from time-to-time. No Acquired Corporation has any obligation to gross-up or otherwise reimburse any Company Associate for any tax incurred by such person pursuant to Section 409A or Section 280G of the Code.

(o) No stock right (as defined in U.S. Treasury Department regulation 1.409A-1(l)), whether or not currently outstanding, has or had, as applicable, been granted to any Company Associate that (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, or (iii) has been granted after January 1, 2010, with respect to any class of stock that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code).

(p) There is no agreement, plan, arrangement or other Contract covering any employee, director or independent contractor or former employee, director or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code (or any comparable provision under state or foreign Tax laws).

(q) Prior to the date of this Agreement, the Company took all actions required to terminate all outstanding offerings under the ESPP without a purchase of shares in such offering period.

2.18 Environmental Matters.

(a) Since June 29, 2011, each of the Acquired Corporations: (i) has been and is in compliance in all material respects with all applicable Environmental Laws; and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws for the conduct of its business, and is, and has been at all times, in compliance in all material respects with the terms and conditions thereof.

(b) None of the Acquired Corporations has received any written notice or other written communication (except for such written notices or communications the subject matter of which has been resolved without an ongoing commitment prior to the date of this Agreement), whether from a Governmental Body, citizens group or other Person: (i) that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law or any Governmental Authorization required under applicable Environmental Laws; or (ii) regarding any asserted failure by it to have obtained any Governmental Authorization required under applicable Environmental Laws. None of the Acquired Corporations has knowledge or any actual or threatened revocation, withdrawal, suspension, cancellation, termination, or modification of any Governmental Authorization required under applicable Environmental Laws.

(c) To the Company’s Knowledge, and except in compliance with Environmental Laws and in a manner that would not reasonably be expected to subject the Acquired Corporations to material Liability, none of the Acquired Corporations has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Materials of Environmental Concern.

(d) None of the Acquired Corporations has entered into any Contract pertaining to corporate or real estate transactions that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or Materials of Environmental Concern.

(e) To the Company’s knowledge: (i) none of the property currently or formerly owned by, or leased by, or occupied by any of the Acquired Corporations contains, or at any time contained, any underground storage tank, asbestos, equipment using PCBs or underground injection well; and (ii) none of the property currently or formerly owned by, leased by, or occupied by any of the Acquired Corporations contains, or at any time contained, any septic system (including any septic tank or septic leach or drain field) in which process wastewater or any Materials of Environmental Concern have been disposed. No Acquired Corporation has received written notice from any Governmental Body of liability or potential liability arising out of the generation, handling or transportation of any Materials of Environmental Concern to a site that has: (A) been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (B) otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental response activity; or (C) subject to a Legal Requirement to take “response,” “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

(f) None of the Acquired Corporations has received any written notice or other written communication, whether from a Governmental Body, citizens group or other Person that alleges that any of the Acquired Corporation Products is not in compliance with any Technical Regulation or Environmental Law in any jurisdiction in which the Acquired Corporation Products are manufactured, assembled, distributed, transported or sold.

(g) The Company has Made Available to Parent all records concerning compliance and non-compliance with Environmental Laws and all environmental site assessments audits, investigations and other similar information regarding the environmental condition of any real property currently or formerly owned, operated, controlled or leased by any of the Acquired Corporations or any of their predecessors. To the extent the Acquired Corporations have implemented an Environmental Management System pursuant to ISO 14000 or 14001, an Occupational Health and Safety System pursuant to ISO 18001, or a compliance management system for establishing, tracking, or monitoring compliance with the WEEE Directive, REACH, EU RoHS Directive, China RoHS, and/or other Environmental Law, the Acquired Corporations have made available to Parent any and all requested documentation, reports, analyses, and certificates obtained from any Governmental Body, consultant, material supplier, vendor, contractor and sub-contractor within the possession of the Acquired Corporations.

2.19 Insurance. The Company has Made Available to Parent copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. None of the Acquired Corporations has received any written notice or other written communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending material workers’ compensation or other material claim under or based upon any insurance policy of any of the Acquired Corporations. With respect to each Legal Proceeding that has been filed against the Company, the Company has provided written notice of such Legal Proceeding to the appropriate insurance carrier(s), and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company in writing of its intent to do so. Part 2.19 of the Disclosure Schedule accurately sets forth the most recent annual premium paid by the Company with respect to the Existing D&O Policy.

2.20 Transactions with Affiliates. Between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

2.21 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the Company’s knowledge, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of their respective assets and that involves an amount in controversy in excess of $250,000 or request for equitable remedies that would reasonably be expected to have a material impact on the Acquired Corporations; or (ii) as of the date hereof, that challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Company’s knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of their respective assets, is subject. To the Company’s knowledge, no officer of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.22 Authority; Binding Nature of Agreement. The Company has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement and, assuming that the Company Stockholder Approval is obtained, to consummate the Contemplated Transactions. The execution and delivery of this Agreement by the Company and, assuming that the Company Stockholder Approval is obtained, the consummation by the Company of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) the consummation by the Company of the Contemplated Transactions. The board of directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors of the Company, made the Company Board Recommendation, and such board resolutions have not been rescinded, modified or withdrawn in any way, except as may be permitted by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.23 Inapplicability of Anti-takeover Statutes. There are no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL or other Delaware law (each, a “Takeover Statute”) applicable to the Company or any of its Subsidiaries, the Merger or any of the other Contemplated Transactions or, to the Company’s knowledge, the Voting Agreements, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising its ownership of shares of Company Common Stock acquired in the Merger.

2.24 No Discussions. As of the date of this Agreement, none of the Acquired Corporations, and, to the Company’s knowledge, no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal or Acquisition Inquiry. As of the date of this Agreement, none of the Acquired Corporations has terminated or waived any rights under any confidentiality, “standstill,” non-solicitation or similar agreement with any third party to which any of the Acquired Corporations is or was a party or under which any of the Acquired Corporations has or had any rights.

2.25 Vote Required. The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon at the Company Stockholder Meeting is the only vote required (under applicable Legal Requirements, the Company’s certificate of incorporation and bylaws, each as amended and restated and currently in effect, or otherwise) of the holders of capital stock of the Company to adopt this Agreement and approve the Contemplated Transactions (the “Company Stockholder Approval”).

2.26 Non-Contravention; Consents. None of: (a) the execution, delivery or performance of this Agreement, or to the Company’s knowledge, the Voting Agreements; or (b) assuming that the Company

Stockholder Approval is obtained, the consummation of the Merger or any of the other Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of: (A) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations; or (B) any resolution formally presented and adopted by a majority of the stockholders of the Company, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(ii) contravene or conflict with in any material respect, or result in a material violation of, or give any Governmental Body the right to challenge the Merger or any of the other Contemplated Transactions, or to exercise any remedy or obtain any relief under, any order, writ, injunction, judgment or decree to which any of the Acquired Corporations is subject as of the date of this Agreement;

(iii) contravene or conflict with in any material respect or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization of the type described in clause “(a)” of the definition “Governmental Authorization” that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(iv) contravene or conflict with in any material respect, or result in the creation of any material lien or material Encumbrance in or upon any of the material properties, assets or rights of the Company or any of the Company Subsidiaries, or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract (including any Company Leases), or give any Person the right to: (A) declare a material default or exercise any remedy under any such Material Contract; (B) receive or require a material rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (C) accelerate the maturity or performance of any such Material Contract; or (D) cancel, terminate or modify in any material respect any term of such Material Contract; or

(v) result in or give any other Person the right or option to cause or declare: (A) a loss of, or Encumbrance on, any material Company Intellectual Property; (B) a breach, default, or termination of any Contract listed or required to be listed in Part 2.9(c) of the Disclosure Schedule; (C) the release, disclosure or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (D) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property.

Except as may be required by the Exchange Act, the Securities Act, state securities or “blue sky” laws, the DGCL, the HSR Act, any foreign antitrust or competition-related Legal Requirement and the rules and regulations of the NASDAQ Stock Market, and assuming that the Company Stockholder Approval is obtained, (x) none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person, and (y) neither the execution, delivery or performance of this Agreement by the Company or (to the Company’s knowledge) the Voting Agreements nor the consummation of the Merger or any of the other Contemplated Transactions by the Company will contravene or conflict with, or result in any violation of, any Legal Requirement that is material to the Acquired Corporation.

2.27 Fairness Opinion. The Company’s board of directors has received the opinion of Dean Bradley Osborne Partners LLC (“DBO”) to the effect that, as of the date of such opinion, and based upon and subject to the considerations, limitations, qualifications and other matters set forth therein, the consideration to be received by the holders of Company Common Stock (other than Parent, Acquisition Sub or their respective Affiliates) in the Merger is fair to such holders from a financial point of view. The Company has furnished or will promptly furnish an accurate and complete copy of said written opinion to Parent solely for informational purposes.

2.28 Financial Advisor. Except for DBO, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission or expense reimbursement in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions, expenses or other amounts have been paid or may become payable (and describing any such fees, commissions, expenses or other amounts) and all indemnification and other agreements related to the engagement of DBO.

2.29 Information Supplied. The Proxy Statement will not, at the time it is first mailed to the Company’s stockholders, at the time of any subsequent amendments or supplements thereto, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Acquisition Sub specifically for inclusion or incorporation by reference therein. For purposes of this Agreement, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger (including any amendments or supplements) are collectively referred to as the “Proxy Statement.”

2.30 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2, neither the Company nor any Subsidiaries nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent and Acquisition Sub in connection with the transactions contemplated hereby.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub represent and warrant to the Company as follows:

3.1 Valid Existence, Etc..

(a) Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Each of Parent and Acquisition Sub has all necessary corporate power and authority to (i) conduct its business in a manner in which its business is currently being conducted and (ii) own and use its assets in the manner in which its assets are currently owned and used.

3.2 Authority; Binding Nature of Agreement. Each of Parent and Acquisition Sub has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement and consummate the Contemplated Transactions. The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the Contemplated Transactions have been duly authorized by all necessary action on the part of Parent and Acquisition Sub and their respective boards of directors and no additional corporate proceedings on the part of the Parent or the Acquisition Sub are necessary to authorize the execution, delivery and performance by the Parent and the Acquisition Sub of this Agreement or (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) the consummation by the Parent and the Acquisition Sub of the Contemplated Transactions. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Non-Contravention. Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the Merger will: (a) conflict with any provision of the certificate of incorporation or bylaws of Parent or Acquisition Sub; (b) result in a default by Parent or Acquisition Sub under any Contract to which Parent or Acquisition Sub is a party, or result in a contravention or conflict with any such Contract; or (c) result in a violation by Parent or Acquisition Sub of any order, writ, injunction, judgment or decree to which Parent or Acquisition Sub is subject, except in the case of clauses (b) and (c) above, for such defaults or violations would not reasonably be expected to have a Parent Material Adverse Effect. “Parent Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that materially impairs Acquisition Sub’s ability to consummate, or prevents or materially delays, the Merger or any of the Contemplated Transactions.

3.4 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of Parent or Acquisition Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first mailed to the Company’s stockholders, at the time of any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Acquisition Sub makes any representation or warranty with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

3.5 Sufficiency of Funds. As of the date hereof Parent has, and as of the Closing Date will have, sufficient funds available to consummate the Merger and the Contemplated Transactions, including, but not limited to, all related fees and expenses required to be paid by Parent and Acquisition Sub in connection with the Contemplated Transactions.

3.6 Financial Advisor. Except for Deutsche Bank Securities Inc., no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission or expense reimbursement in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Parent and Acquisition Sub.

3.7 Acquisition Sub. Acquisition Sub was formed solely for the purpose of engaging in the Merger and the other Contemplated Transactions and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Acquisition Sub is owned directly or indirectly by Parent.

3.8 Legal Proceedings. As of the date of this Agreement, there is no pending Legal Proceeding, and, to the Parent’s knowledge, no Person has threatened to commence any Legal Proceeding that involves Parent, Acquisition Sub or their respective subsidiaries challenging the validity or propriety of the Merger or any of the other Contemplated Transactions contemplated by this Agreement, which, if adversely determined, would have or reasonably be expected to have a Parent Material Adverse Effect.

3.9 No Other Representations or Warranties. Except for the representations and warranties contained in Section 2, Parent and Acquisition Sub acknowledge that none of the Acquired Corporations or any other Person on behalf of the Acquired Corporations makes any or has made any other express or implied representation or warranty with respect to the Acquired Corporations or with respect to any other information provided to Parent and Acquisition Sub.

Section 4. CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation.

(a) During the period from the date of this Agreement through the earlier of the Effective Time or the date of termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause its

Subsidiaries and their respective Representatives to (to the extent permitted under applicable Legal Requirements): (x) provide Parent and Parent’s Representatives with reasonable access during normal business hours upon reasonable notice and in a manner as shall not unreasonably interfere with the business or operations of the Company or any of its Subsidiaries to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations (subject to the Acquired Corporations’ reasonable security measures); and (y) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. During the Pre-Closing Period, the Company shall, and shall cause the Representatives of each of the Acquired Corporations to, permit Parent’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate with respect to the satisfaction by Parent or the Company of its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. All information exchanged pursuant to this Section 4.1 shall be subject to the provisions of the Confidentiality Agreement. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent (upon its reasonable request and to the extent permitted under applicable Legal Requirements) with copies of:

(i) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including: (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company’s senior management;

(ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

(iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions; and

(v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

(b) During the Pre-Closing Period, the Company covenants and agrees that Parent may retain environmental consultants and attorneys to conduct an environmental assessment of the real properties, assets, equipment and facilities owned or used by the Acquired Corporations (subject to the Acquired Corporations’ reasonable security measures). Such environmental assessment may consist of any activities deemed by Parent or its consultants to be reasonably necessary, including physical inspections of the real properties, assets, equipment and facilities, review of all relevant and available material records in the possession or under the control of the Acquired Corporations, review of relevant material Governmental Body records and contact with Governmental Body personnel, conduct of sampling activities and any other reasonable investigatory activities. The Company shall, and shall cause its Subsidiaries to, provide Parent’s environmental consultants and attorneys reasonable access during normal business hours to all real properties, assets, equipment and facilities owned or used by the Acquired Corporations, upon reasonable notice and in a manner as shall not unreasonably interfere with the business or operations of the Acquired Corporations, for purposes of conducting the environmental assessment.

(c) During the Pre-Closing Period, the Company covenants and agree that Parent may itself or through consultants, attorneys, or other experts retained by Parent, conduct reviews, assessments, evaluations and inquiries regarding the compliance of the Acquired Corporations with applicable Legal Requirements, including the Anti-Corruption Laws, Legal Requirements pertaining to export and import control, Government Contracts, privacy and personal information, Environmental Laws, including those pertaining to Conflict Minerals, product content and take-back, health and safety laws (subject to the Acquired Corporations’ reasonable security measures). The Company agrees to provide to Parent, its consultants, attorneys and experts, reasonable cooperation and access during normal business hours to Company employees, records and information in the possession or under the control of the Company, reasonably requested by Parent in connection with these reviews, assessments, evaluations and inquiries and in a manner as shall not unreasonably interfere with the business or operations of the Acquired Corporations.

Nothing in this Section 4.1 shall require the Acquired Corporations to disclose any information to the extent such disclosure would contravene any applicable Legal Requirements or would cause the waiver of any legal privilege, provided, that the parties will cooperate and use commercially reasonable efforts to find a way to allow diligence of such information in a manner that would not contravene any applicable Legal Requirements or cause such waiver of a legal privilege.

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, unless required by any Legal Requirement: except (i) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld or delayed); (ii) as otherwise contemplated by this Agreement; (iii) as required by applicable Legal Requirements; or (iv) as set forth on Part 4.2 of the Disclosure Schedule: (A) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and substantially in accordance with past practices; and (B) the Company shall use commercially reasonable efforts to ensure that each Acquired Corporation preserves intact its current business organization, keeps available the services of its current officers, consultants and employees and maintains its relations and goodwill with all suppliers, customers, producers, strategic partners, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Acquired Corporation.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed), and shall not permit any of the other Acquired Corporations to:

(i) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise, except for dividends by a wholly owned Subsidiary of the Company to its parent) in respect of any shares of its capital stock, or repurchase, redeem or otherwise reacquire any of its shares of capital stock or other securities or rights, warrants or options to acquire any such shares or securities of the Company, other than: (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Options; (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Equity Plans; and (C) the acquisition by the Company of Company Options or Company Restricted Stock in accordance with their terms in effect as of the date of this Agreement in connection with the forfeiture of such awards;

(ii) sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of: (A) any capital stock or other security; (B) any option, restricted stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement);

(iii) split, divide, subdivide, combine, consolidate or reclassify any of its capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for shares of its capital stock;

(iv) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s stock option or equity compensation plans, any provision of any agreement evidencing any outstanding stock option, any outstanding restricted stock unit or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding equity-based compensation award or other security or any related Contract;

(v) adopt, approve or implement any “poison pill” or similar rights plan or related agreement;

(vi) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization or similar transaction;

(vii) acquire any material equity interest or other material interest in any other Entity where such interest has a value in excess of $250,000;

(viii) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed (x) $2,000,000 in the aggregate in any given three month period, commencing from the date of this Agreement, or (y) $250,000 individually;

(ix) other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the material assets owned or used by it to become bound by, any Contract with a term of greater than six months or involving obligations on the part of the Acquired Corporation in excess of $250,000, or seek to amend, amend or seek to terminate, terminate, or waive or exercise any material right or remedy under, any Material Contract;

(x) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or waive or relinquish any material right, other than in the ordinary course of business and as consistent with past practices;

(xi) enter into any Contract to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Company Lease with any payment in excess of $150,000 or for a term (in the case of lease, sublease or other occupancy agreement) of more than one year, in each case including renewals of existing leases;

(xii) (A) incur any indebtedness for borrowed money, issue or sell any debt securities or rights to acquire any debt securities of the Company or such Acquired Corporation, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, other than: (1) any such indebtedness incurred, assumed or otherwise entered into in the ordinary course of business and in accordance with past practices (including any borrowings under the Company’s existing credit facilities and in respect of letters of credit) for additional amounts after the date of this Agreement not in excess of $250,000 in the aggregate; and (2) any such indebtedness incurred in connection with the refinancing of any indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder; or (B) make any loans to any Person, except for travel or similar advances in the ordinary course of business and consistent with past practices;

(xiii) other than as required by applicable Legal Requirements, establish, adopt, terminate or materially amend any Employee Plan or any plan, practice, agreement, arrangement or policy that would be an Employee Plan if it was in existence on the date of this Agreement, pay any bonus or make any profit-sharing or similar payment to or for the benefit of, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its current or former directors, officers or employees (except that the Company may pay customary bonus payments consistent with past practices, and in the case of bonuses, payable in accordance with the bonus program scheduled on Part 4.2(b)(xiii) of the Disclosure Schedule and as Made Available to Parent);

(xiv) (A) hire any employee at the level of Vice President or above; (B) hire any employee with an annual base salary in excess of $135,000; or (C) promote any employee to a level of Vice President or above;

(xv) materially change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies;

(xvi) materially change its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Legal Requirement, or (other than as required by GAAP for any assets which are required to be marked-to-market on a periodic basis) materially revalue any of its material assets;

(xvii) except as otherwise required by law and except to the extent that it would not have a materially adverse impact relating to Taxes of any Acquired Corporation for any taxable year or period beginning after the Closing, (A) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method of accounting for tax purposes, that is inconsistent with positions taken, elections made or methods used in similar Tax Returns filed in prior periods, (B) settle or otherwise compromise any claim, notice, audit report or assessment relating to any Tax, enter into any closing agreement or similar agreement relating to any Tax, otherwise settle any dispute relating to any Tax, (C) request any ruling or similar guidance with respect to any Tax, or (D) consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of any Tax;

(xviii) commence or settle any Legal Proceeding (other than a Legal Proceeding as a result of a Legal Proceeding commenced against the Company or any Company Subsidiaries except with respect to non-material disputes as may arise from time to time in the Company’s ordinary course of business);

(xix) enter into any material transaction with any of its Affiliates (other than the Company and any Company Subsidiary) other than pursuant to written arrangements in effect on the date of this Agreement and excluding any employment, compensation or similar arrangements otherwise permitted pursuant to this Section 4.2(b);

(xx) agree or commit to: (A) any fee, “profit sharing” payment or other consideration (including any increased rent payments or any other penalty), whether in cash or in any other form of consideration, in connection with any Consent from any Person relating to any Contract; or (B) provide additional security (including a guaranty, security interest or otherwise) with respect to any Contract;

(xxi) contribute any Acquired Corporation Product or Technology to Open Source Code or any Open Source Code project;

(xxii) (i) abandon, sell, license (other than non-exclusive end user licenses in the ordinary course of business consistent with past practice and on terms and conditions substantially similar to the Company’s standard terms and conditions) or otherwise assign or convey to any Person any ownership rights to any Company Intellectual Property or enter into any Contract with respect to any of the foregoing with any Person; (ii) buy or license or use any Intellectual Property Rights or enter into any Contract with respect to the Intellectual Property Rights of any Person other than licenses to generally available commercial software; (iii) enter into any Contract with respect to the development of any Intellectual Property Rights with a third party other than in the ordinary course of business consistent with past practices; (iv) materially change pricing or royalties charged by the Company to its existing customers or licensees or the pricing or royalties set or charged by Persons who have licensed Intellectual Property Rights to any of the Acquired Corporations; or (v) enter into any Contract for original design manufacturing, original equipment manufacturing, or solution reselling; or

(xxiii) agree or commit to take any of the actions described in clauses “(i)” through “(xxii)” of this Section 4.2(b).

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) During the Pre-Closing Period, the Company shall promptly notify Parent orally and in writing of: (i) the occurrence or non-occurrence of any event, condition, fact or circumstance that would be reasonably likely to cause any representation or warranty made by the Company in this Agreement to be untrue or inaccurate in any material respect at any time during such period; (ii) the failure by the Company to comply with or satisfy any covenant, condition or agreement to be satisfied by it pursuant to this Agreement, in the case of clauses “(i)” and “(ii)” if as a result of such breach any of the conditions set forth in Section 6.1 or 6.2 would not to be satisfied; (iii) (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding commenced or, to the Company’s knowledge, threatened, against, relating to or involving or otherwise affecting, any of the Acquired Corporations that relates to any of the Contemplated Transactions; or (iv) any event, condition, fact or circumstance that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties or covenants of the Company contained in this Agreement or any of the remedies available to Parent hereunder.

(e) During the Pre-Closing Period, Parent shall promptly notify the Company orally and in writing of: (i) the occurrence or non-occurrence of any event, condition, fact or circumstance that would be reasonably likely to cause any representation or warranty made by the Parent or Acquisition Sub in this Agreement to be untrue or inaccurate in any material respect at any time during such period; (ii) the failure by Parent or Acquisition Sub to comply with or satisfy any covenant, condition or agreement to be satisfied by either entity pursuant to this Agreement, in the case of clauses “(i)” and “(ii)” if as a result of such breach any of the conditions set forth in Section 6.1 or 6.3 would not to be satisfied; (iii) (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding commenced or, to Parent’s knowledge, threatened, against, relating to or involving or otherwise affecting Parent or Acquisition Sub that relates to any of the Contemplated Transactions; or (iv) any event, condition, fact or circumstance that has had or would reasonably be expected to have or result in a Parent Material Adverse Effect. No notification given to the Company pursuant to this Section 4.2(e) shall limit or otherwise affect any of the representations, warranties or covenants of Parent or Acquisition Sub contained in this Agreement or any of the remedies available to the Company hereunder.

(f) The Company shall timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period from any current or former employee, consultant, officer, member of the board of directors or other Person upon termination of such Person’s service to any of the Acquired Corporations where the repurchase price per share is less than the Merger Price; provided, however, that the Company shall use reasonable efforts to notify Parent in writing at least 10 days in advance of any such repurchase and, notwithstanding the above, shall only exercise any such repurchase right to the extent directed by Parent in writing.

(g) The Company will make available all resources as reasonably requested by Parent in order for Parent to assess the Company’s use of Open Source Software in Acquired Corporation Product Software. The Company will provide, and will ensure that all Acquired Corporations provide, to Parent a copy of all third-party software (excluding UV BIOS and UV BMC except as permitted by the applicable third-party licensors thereof) that is used in the development of or distributed with any Acquired Corporation Product Software, including any Open Source Software (including the source code form of such Open Source Software) that any Acquired Corporation obtains from a third-party.

(h) During the Pre-Closing Period, the Company will make or take all filings, payments or other actions required to be made or taken to maintain each item of Company Intellectual Property that is Owned Registered IP in full force and effect at least sixty (60) days before the applicable deadline for such filings, payments or other actions (such that at the Closing no such filings, payments or other actions are due less than sixty (60) days after the Closing).

4.3 No Solicitation.

(a) Except as permitted by this Section 4.3, the Company shall not (and shall not resolve or propose to) directly or indirectly, and shall ensure that each other Acquired Corporation and all Representatives of the Acquired Corporations do not (and do not resolve or propose to) directly or indirectly (other than with respect to Parent and Acquisition Sub): (i) solicit, initiate or knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Parent and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), prior to obtaining the Company Stockholder Approval, Section 4.3(a) shall not prohibit the Company or its Representatives from furnishing non-public information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to (and in connection with) an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) such Acquisition Proposal did not result from a breach of Section 4.3(a); (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of DBO, or another independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer; (iii) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company: (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person; and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations and containing other provisions no less favorable to the Company than the provisions of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”) and prior to or concurrently with furnishing any such non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any Representative of any of the Acquired Corporations that the Company may not take under this Section 4.3(a), whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of Section 4.3(a) by the Company.

(c) If the Company, any other Acquired Corporation or any of their directors, officers or financial advisors receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, the material terms and conditions thereof, and, if available, a copy of any written documentation received by such Acquired Corporation setting forth such terms and conditions). The Company shall promptly (and in no event later than 24 hours) respond to reasonable requests from Parent with respect to the status of any such Acquisition Proposal or Acquisition Inquiry.

(d) The Company shall, and shall ensure that each other Acquired Corporation and all Representatives of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation, encouragement, discussions or negotiations with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and shall ensure that each other Acquired Corporation will not in connection with an Acquisition Proposal, release or permit the release of any Person from, or amend or waive or permit the amendment or waiver of any provision of, any confidentiality, non-solicitation, no-hire or similar agreement or provision to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights; and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also shall promptly: (A) request each Person that has executed a confidentiality agreement or similar agreement in connection with its consideration of a possible Acquisition Proposal or investment in any Acquired Corporation to return or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations; and (B) discontinue the access of any third party that, as of the date hereof, has access to any physical or electronic data rooms relating to a possible Acquisition Proposal.

(f) Except as permitted by Section 4.3(g) and Section 4.3(h), neither the board of directors of the Company nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Acquisition Sub, permit the withdrawal or modification in a manner adverse to Parent or Acquisition Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Acquisition Sub, the Company Board Recommendation (any action described in this clause “(i)” being referred to as an “Adverse Recommendation Change”); or (ii) approve, endorse, accept or recommend, or publicly propose to approve, endorse, accept or recommend, any Acquisition Proposal, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating to, or that is intended to, contemplates or is reasonably likely to result in, an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

(g) Notwithstanding anything to the contrary contained in Section 4.3(f), the board of directors of the Company may, at any time prior to obtaining the Company Stockholder Approval, make an Adverse Recommendation Change and thereafter may cause the Company to terminate this Agreement in accordance with Section 7.1(e) and, concurrently with such termination, cause the Company to enter into a Specified Definitive Acquisition Agreement in accordance with and subject to compliance with Section 7.1(e) if: (i) an unsolicited, bona fide, written Acquisition Proposal that did not otherwise result directly or indirectly from a breach of the provisions of Section 4.3(a) is made to the Company and is not withdrawn; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of DBO or another independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that such Acquisition Proposal (after taking into account any adjustment to the terms and conditions of this Agreement proposed by Parent pursuant to clause (v) of this Section 4.3(g)) constitutes a Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Superior Offer, the failure to make such an Adverse Recommendation Change would be inconsistent with the Company’s board of directors’ exercise of its fiduciary obligations to the Company’s stockholders under applicable law; (iv) prior to effecting such Adverse Recommendation Change, the Company’s board of directors shall have given Parent at least five Business Days’ prior written notice: (A) that it has received a Superior Offer; (B) that it intends to make an Adverse Recommendation Change; and (C) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such offer (and attaching the most current and complete version of any written agreement or other document relating to the terms thereof) (it being understood and agreed that any change to the consideration payable in connection with such Superior Offer or any other material modification thereto shall require a new three Business Days’ advance written notice by the Company); and (v) during any such notice period(s), the

Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that such Acquisition Proposal shall cease to constitute a Superior Offer.

(h) Notwithstanding anything to the contrary contained in Section 4.3(f), the board of directors of the Company may, at any time prior to obtaining the Company Stockholder Approval, make an Adverse Recommendation Change, if: (i) there shall occur or arise after the date of this Agreement a material event, material development or material change in circumstances that relates to the Acquired Corporations but does not relate to any Acquisition Proposal that was not known to any of the Acquired Corporations on the date of this Agreement (or if known, the consequences of which are not known to or reasonably foreseeable by the Acquired Corporations as of the date of this Agreement), which event, development or change in circumstance, or any material consequences thereof, becomes known to the Acquired Corporations prior to obtaining the Company Stockholder Approval (any such material event, material development or material change in circumstances unrelated to an Acquisition Proposal being referred to as an “Intervening Event”); (ii) no Acquired Corporation, had knowledge, as of the date of this Agreement, that there was a reasonable possibility that such Intervening Event would occur or arise after the date of this Agreement; (iii) the Company provides Parent, at least two Business Days prior to any meeting of the Company’s board of directors at which such board of directors will consider and determine whether such Intervening Event may require the Company to make an Adverse Recommendation Change pursuant to clause “(i)” of the definition of Adverse Recommendation Change, with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a reasonably detailed description of such Intervening Event; (iv) the Company’s board of directors determines in good faith, after having taken into account the advice of DBO or another independent financial advisor of nationally recognized reputation and the advice of the Company’s outside legal counsel, that, in light of such Intervening Event (after taking into account any adjustment to the terms and conditions of this Agreement proposed by Parent pursuant to clause (vi) of this Section 4.3(h)), the failure to make such an Adverse Recommendation Change would be inconsistent with the Company’s board of directors’ exercise of its fiduciary obligations to the Company’s stockholders under applicable law; (v) no Adverse Recommendation Change pursuant to clause “(i)” of the definition of Adverse Recommendation Change has been made for five Business Days after receipt by Parent of a written notice from the Company confirming that the Company’s board of directors has determined to make such an Adverse Recommendation Change in light of such Intervening Event; and (vi) during such five Business Day notice period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to make such an Adverse Recommendation Change would no longer be inconsistent with the Company’s board of directors’ exercise of its fiduciary obligations to the Company’s stockholders under applicable law as a result of such Intervening Event.

(i) Nothing contained in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company or the Company’s board of directors from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to its stockholders if the board of directors of the Company determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that failure to do so would be inconsistent with the Company’s board of directors’ exercise of its fiduciary obligations to the Company’s stockholders under applicable law; provided, however, that this Section 4.3(i) shall not be deemed to permit the board of directors of the Company to make an Adverse Recommendation Change or take any of the actions referred to in clause “(ii)” of Section 4.3(f) except, in each case, to the extent permitted by Section 4.3(g) and Section 4.3(h).

4.4 Preparation of Proxy Statement; Stockholder Meeting.

(a) As promptly as practicable after the date of this Agreement, the Company shall (i) prepare and file a Proxy Statement with the SEC in preliminary form as required by the Exchange Act (in any event no later than fifteenth calendar days after the date hereof) and (ii) set a preliminary record date for the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. The Company shall consult with Parent in good faith regarding the foregoing. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. The Company shall obtain and furnish the information required to be included in the Proxy Statement, shall provide Parent and Acquisition Sub with any comments that may be received from the SEC or its staff with respect thereto, shall respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders at the earliest practicable date. If at any time prior to obtaining the Company Stockholder Approval, any information relating to the Merger, the Company, Parent, Acquisition Sub or any of their respective Affiliates, directors or officers should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent, Acquisition Sub and their counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent, Acquisition Sub and their counsel.

(b) As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders, the Company shall duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith (and such Company Stockholders Meeting shall in any event be no later than thirty-five calendar days after (i) the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if the SEC has, by the tenth calendar day after the preliminary Proxy Statement therefor has been filed with the SEC, informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement). The Company may postpone or adjourn the Company Stockholders Meeting solely (i) with the prior written consent of Parent; (ii)(A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of shares of Company Common Stock for the Company Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; provided, however, that the Company may not postpone or adjourn the Company Stockholders Meeting more than a total of two times pursuant to the preceding clause (ii)(A) and/or clause (ii)(B); or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the board of directors of the Company has determined in good faith after consultation with outside legal counsel is necessary under applicable Legal Requirements and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Legal Requirements, adjourn the Company Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares for the Company Stockholder Approval; provided, however, that the Company shall not be required to adjourn the Company Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten Business Days or for any period that would require the Company to select a different record date for the Company Stockholders Meeting, provided, further, that Parent shall not be entitled to exercise the foregoing right to cause the adjournment of the Company Stockholders Meeting if the Company has previously exercised the right to adjourn such meeting contained in clause (ii)(A) or clause (ii)(B) of the prior sentence. Except in the case of an Adverse Recommendation Change specifically permitted by Section 4.3, the Company, through the board of directors of the Company, shall (i) recommend to its stockholders that they adopt this Agreement and the transactions contemplated hereby and (ii) include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that (x) except in the event of an Adverse Recommendation Change specifically permitted by Section 4.3, the

Company shall use its reasonable best efforts to solicit proxies to obtain the Company Stockholder Approval and (y) its obligations pursuant to this Section 4.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or the occurrence of any Adverse Recommendation Change.

4.5 Stock Options and ESPP.

(a) Options. At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time and is held by a Person providing services to an Acquisition Corporation immediately prior to the Effective Time shall be converted into a fully vested and exercisable option to purchase Parent Common Stock (each a “Parent Option”), with (i) the number of shares of Parent Common Stock subject to the Parent Option obtained by multiplying the number of shares subject to such Company Option by the Conversion Ratio, rounded down to the nearest whole share, and (ii) an exercise price equal to the exercise price for the Company Option divided by the Conversion Ratio and rounded up to the nearest whole cent. Each Parent Option shall otherwise be subject to the same terms and conditions as the converted Company Option.

(b) Restricted Stock Units. At the Effective Time, each award of Company RSUs that is outstanding immediately prior to the Effective Time (but excluding, for the avoidance of doubt, any Company RSU that becomes settlable as a result of the consummation of the Merger and is settled in shares of Company Common Stock that, in turn, converts into the right to receive the Merger Price pursuant to Section 1.6(a)) and is held by a Person providing services to an Acquired Corporation immediately prior to the Effective Time shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume the Company RSUs, in accordance with the terms of the Company Equity Plan and/or restricted stock unit agreement by which each Company RSU is evidenced. All rights with regard to Company Common Stock under Company RSUs assumed by Parent shall thereupon be converted into RSUs with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (A) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Company RSU assumed by Parent, (B) the Company RSUs assumed by Parent shall represent the right to receive shares of Parent Common Stock (or cash, if so provided under the terms of such Company RSU or required under applicable Legal Requirement) upon settlement of such Company RSU promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement shall be in accordance with the specified terms), (C) the number of shares of Parent Common Stock subject to each award of Company RSUs shall be equal to the number of shares of Company Common Stock subject to such award immediately prior to Effective Time (100% of the target number of shares of Company Common Stock set forth in the applicable award agreement governing the Company RSU as applied to any portion of the Company RSU that remains subject to performance-based vesting criteria, in each case to the extent such portion is outstanding immediately prior to the cancellation of such Company RSU pursuant to this Section 4.5(b)) multiplied by the applicable Conversion Ratio, rounded down to the nearest whole share, with any remaining fractional share discarded (except that in no event shall any vesting restrictions applicable to a Company RSU be accelerated unless so provided under the terms of such Company RSU or other Company Equity Plan), and (D) the performance-based vesting requirement shall be waived in favor of time based vesting over the original vesting period. The “Conversion Ratio” shall be equal to the fraction having a numerator equal to the Merger Price and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as reported on the New York Stock Exchange for each of the five consecutive trading days immediately preceding (but not including) the Closing Date; provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Conversion Ratio shall be adjusted to the extent appropriate.

(c) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Equity Plans and otherwise) to effectuate the provisions of this Section 4.5 and to ensure that, from and after the Effective Time, holders of Company Options and Company RSUs have no rights with respect thereto other than those specifically provided in this Section 4.5.

(d) No later than the later to occur of (x) twenty Business Days after the Effective Time and (y) three Business Days after Parent’s first filing after the Effective Time of a periodic report under the Exchange Act with the SEC that requires the inclusion of a consent from Parent’s independent public auditors, Parent shall file with the SEC, a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company RSUs and Company Options assumed by Parent in accordance with Section 4.5.

(e) Prior to the Effective Time, the Company shall take all action that may be necessary to: (i) refund all participant contributions with respect to any terminated offering period under the ESPP; and (ii) provide that no further offering period or purchase period shall commence under the ESPP after the date of this Agreement;. Prior to and effective as of the Effective Time, the Company shall terminate the ESPP.

4.6 FIRPTA. On the Closing Date, the Company shall provide to Parent (i) a statement certifying that interests in the Company are not “United States real property interests” (within the meaning of Section 897 of the Code), which statement shall be dated as of the Closing Date signed under penalties of perjury and in accordance with the provisions of Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h); and (ii) a notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2). Parent shall be authorized to file with the IRS on behalf of the Company any notice provided to by the Company pursuant to this Section 4.6.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Takeover Statutes. The parties shall use all reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Contemplated Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the Contemplated Transactions, to take all action necessary so that such Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Contemplated Transactions.

5.2 Regulatory Approvals; Consents.

(a) Each party shall use reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger, the other Contemplated Transactions and the Voting Agreements, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notification and report forms required to be filed under the HSR Act and any notification or other document required to be filed under any applicable foreign antitrust or competition-related Legal Requirement in connection with the Merger, the other Contemplated Transactions and the Voting Agreements. The Company and Parent shall respond promptly to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or related matters. At the request of Parent, the Company shall divest, sell, dispose of, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Corporations, provided that any such action is conditioned upon the consummation of the Merger.

(b) Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.2(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement, each of Parent and the Company shall: (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the transactions contemplated hereby (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.

(c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.2(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Subject to Section 5.2(e), Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.2(e), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.

(e) Notwithstanding anything to the contrary contained in Section 5.2 or elsewhere in this Agreement, neither Parent nor Acquisition Sub shall have any obligation under this Agreement to divest or agree to divest (or cause any of its Subsidiaries or any of the Acquired Corporations to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any of the Acquired Corporations to take or agree to take) any other action with respect to any of its respective business, product lines or assets of Parent, its Subsidiaries and any of the Acquired Corporations or agree (or cause any of its Subsidiaries or any of the Acquired Corporations to agree) to any limitation or restriction on any of its respective businesses, product lines or assets.

5.3 Employee Benefits.

(a) The Company shall not take (or cause or permit to be taken) any action to terminate any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates), including any such plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “401(k) Plan”); provided, however, that if directed in writing by Parent prior to the Effective Time and, with respect to each 401(k) Plan, prior to the date on which the Effective Time occurs, the Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate any such employee benefit plan, with such termination effective as of the day immediately prior to the date on which the Effective Time occurs with respect to any such 401(k) Plan, and immediately prior to the Effective Time with respect to any other such employee benefit plan. Unless Parent provides such written notice to the Company, the Company shall provide Parent with evidence that such 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the date on which the Effective Time occurs) pursuant to resolutions of the board of directors of the Company or applicable Acquired Corporation, as the case may be. The form and substance of such resolutions shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld. The Company also shall take such other actions in furtherance of terminating such 401(k) Plan(s) as Parent may reasonably request. If the 401(k) Plan is terminated in accordance with the foregoing, Parent shall promptly cause another tax-qualified retirement plan of Parent or an Affiliate to accept direct rollovers of the account balances (including promissory notes to the extent permitted under the terms of the Parent 401(k) plan) of active Continuing Employees.

(b) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements: (i) to the extent consistent with Parent’s policies, all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s health, vacation, 401(k) and other employee benefit plans, to substantially the same extent as similarly situated employees of Parent; and (ii) for purposes of determining a Continuing Employee’s eligibility to participate in such plans, to the extent consistent with Parent’s policies, such Continuing Employee shall receive credit under such plans for his or her years of continuous service with the Acquired Corporations or a predecessor company prior to the Effective Time to the same extent as such service was recognized under any analogous Employee Plan in effect immediately prior to the Effective Time. In addition, with respect to each plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent or its Affiliates shall, to the extent consistent with the terms and policies of the relevant plans, take commercially reasonable efforts to, or to cause any third party insurance providers to, (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations in the plan year in which the Effective Time occurs, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by the Acquired Corporations in the plan year in which the Effective Time occurs.

(c) For a period of at least 12 months following the Effective Time, Parent shall (or shall cause an Affiliate to) provide each Continuing Employee during the period of such Continuing Employee’s employment with (i) a base salary or base rate of and (ii) target bonus and commission opportunities reasonably comparable in the aggregate to those provided to similarly situated employees of Parent and its Affiliates.

(d) To the extent that there is any Legal Requirement or binding obligation to inform, notify or consult with employees or their representatives with respect to the transactions contemplated by this Agreement, the Company shall reasonably cooperate with Parent to ensure that such notification, information or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, no Acquired Corporation shall communicate with Continuing Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which approval shall not be unreasonably withheld.

(e) Nothing in this Section 5.3 or elsewhere in this Agreement shall be deemed to make any employee of the parties or their respective Subsidiaries a third party beneficiary of this Section 5.3 or provide any such employee any rights relating hereto.

5.4 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the Company’s certificate of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) Made Available to Parent, shall survive the Merger and shall continue in full force and effect as an obligation of the Surviving Corporation (to the fullest extent such rights to indemnification are available under and consistent with Delaware law) until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

(b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation or Parent shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”); provided, however, that: (i) the Surviving Corporation or Parent, as applicable, may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) neither the Surviving Corporation nor Parent shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of 250% of the annual premium paid prior to the date of this Agreement by the Company for the Existing D&O Policy as disclosed in Part 2.19 of the Disclosure Schedule (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium in the aggregate, the Surviving Corporation or Parent, as applicable, shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium. Parent and the Surviving Corporation shall have the right in lieu of the foregoing to purchase a tail policy with substantially the same coverage as the Existing D&O Policy and the Parent and Surviving Corporation shall maintain such tail policy in full force and effect and continue to honor their respective obligations thereunder from the Effective Time until the sixth anniversary of the Effective Time.

(c) In the event that Parent, the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 5.4.

(d) The provisions of this Section 5.4 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

5.5 Public Announcement. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions or the Voting Agreements; provided, however, that this sentence shall not apply to any press release or public statement made with respect to the Merger that is not inconsistent with, or more expansive in any material respect than, any prior press release or public statement validly made in accordance with this Section 5.5 or in connection with any Adverse Recommendation Change. Without limiting the generality of the foregoing, other than with respect to disclosures included in a prior press release or public statement validly made in accordance with this Section 5.5 or in connection with any Adverse Recommendation Change, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure to employees of any of the Acquired Corporations, to the public or otherwise regarding the Merger or any of the other Contemplated Transactions or the Voting Agreements unless: (i) Parent shall (prior thereto) have approved such disclosure; or (ii) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements or in connection with any Adverse Recommendation Change and shall have provided Parent (to the extent permitted under applicable Legal Requirements) with reasonable advance notice of the Company’s intention to make such disclosure and the content of such disclosure.

5.6 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its officers or directors relating to any of the Contemplated Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed).

5.7 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

5.8 Resignation of Officers and Directors. If requested by Parent, the Company shall use reasonable efforts to obtain and deliver to Parent at the Closing (effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations.

5.9 Removal of all Encumbrances. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary to update the inaccuracies in the records of the U.S. Patent and Trademark Office, U.S. Copyright Office, and any other Government Body (including foreign counterparts of the U.S. Patent and Trademark Office) pertaining to Owned Registered IP that are set forth in Part 2.9(f)(ii) of the Disclosure Schedule. During the Pre-Closing Period, the Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments to evidence or reflect all such applicable lien releases, changes of ownership and assignment records with respect to such Owned Registered IP. In addition to the requirements of Section 6.2(f), the Company agrees that on or before the Closing it shall use reasonable efforts to cause all Encumbrances (regardless of whether such Encumbrance or Indebtedness is included in the Disclosure Schedule), other than Encumbrances securing Indebtedness owed by the Company or any Company Subsidiary that exists at the Closing, to be terminated and to take any action necessary, including, without limitation, the filing of termination statements, to evidence the termination of any documents and filings evidencing the perfection of such Encumbrances.

5.10 Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements (including the rules and regulations of the NASDAQ Stock Market) to enable the de-listing by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 6. CONDITIONS PRECEDENT TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (provided that no party may invoke the failure or nonsatisfaction of either such condition if such party’s failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure or nonsatisfaction of such condition):

(a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court or other Governmental Body of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes the consummation of the Merger or any of the other Contemplated Transactions, illegal; provided, however, that prior to invoking this Section 6.1(a), a party shall have taken all actions required of such party under this Agreement to have any such injunction, order or Legal Requirement or other prohibition lifted.

(b) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(c) Antitrust Approvals. The waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated. Any waiting period applicable to the Merger under any applicable foreign antitrust or competition-related Legal Requirement shall have expired or been terminated, and any Consent required under any applicable foreign antitrust or competition-related Legal Requirement in connection with the Merger shall have been obtained and shall be in full force and effect.

6.2 Additional Conditions to Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations and the representations and warranties contained in Sections 2.3(a) and 2.3(c) (but for the purpose of satisfying the conditions set forth in this Section 6.2(a), excluding Section 2.3(c)(iv)), Section 2.5(a) and Section 2.23, shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for any inaccuracies in such representations and warranties (considered collectively) that do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (ii) each of the Specified Representations shall have been accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any Specified Representation made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Specified Representations: (1) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (2) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (iii) the representations and warranties contained in Section 2.5(a) and Section 2.23 shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (iv) the representations and warranties contained in Sections 2.3(a) and 2.3(c) (but for the purpose of satisfying the conditions set forth in this Section 6.2(a), excluding Section 2.3(c)(iv)) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are de minimis in nature or are otherwise not material will be disregarded.

(b) Covenants and Agreements. The Company shall have complied with and performed in all material respects each covenant or agreement contained in this Agreement that the Company is required to comply with or to perform at or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing as of immediately prior to the Closing.

(d) Officers’ Certificate. Parent shall have received a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in clauses “(a),” “(b)” and “(c)” of this Section 6.2 have been duly satisfied.

(e) No Legal Proceedings. There shall not be pending any Legal Proceeding in which any Governmental Body is a party: (i) challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Company Common Stock pursuant to the consummation of the Merger or any of the other Contemplated Transactions or the Voting Agreements; (ii) relating to the Merger or any of the other Contemplated Transactions or the Voting Agreements and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (iii) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (iv) that could materially and adversely affect the right or ability of Parent, or any of the Acquired Corporations, to own the assets or operate the business of any of the Acquired Corporations; or (v) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any shares of Company Common Stock or any material assets as a result of the Merger or any of the other Contemplated Transactions.

(f) Pay-off Letter. Parent shall have received a duly executed payoff letter in customary form from Morgan Stanley Senior Funding, Inc. pertaining to the Loan Agreement providing for the release of all Encumbrances in favor of such party upon the discharge in full in accordance with such payoff letter.

6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for any inaccuracies in such representations and warranties (considered collectively) that do not constitute, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) Covenants and Agreements. Each of Parent and Acquisition Sub shall have complied with and performed in all material respects each covenant or agreement contained in this Agreement that it is required to comply with or to perform at or prior to the Closing.

(c) Officers’ Certificate. The Company shall have received a certificate signed on behalf of Parent and Acquisition Sub by a duly authorized officer of each of Parent and Acquisition Sub confirming that the conditions set forth in clauses “(a)” and “(b)” of this Section 6.3 have been duly satisfied.

Section 7. TERMINATION

7.1 Termination. This Agreement may be terminated and the Merger may be abandoned (other than in the case of Section 7.1(a), by written notice of the terminating party (acting through such party’s board of directors or its designee) to the other parties):

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b) by either Parent or the Company at any time prior to the Effective Time if a court or other Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of: (i) permanently restraining, enjoining or otherwise prohibiting the Merger; or (ii) making the consummation of the Merger, illegal; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the issuance of such order, decree or ruling or the taking of such action is attributable to the failure of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by either Parent or the Company if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting, including any adjournment or postponement thereof;

(d) by either Parent or the Company if the Closing shall not have occurred on or prior to May 11, 2017 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if such party’s failure to fulfill any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the Closing not occurring on or prior to the Outside Date;

(e) (i) by Parent at any time prior to the Closing if a Triggering Event shall have occurred and (ii) subject to the Company’s compliance with Section 4.3(g), by the Company at any time prior to the Closing in order to accept a Superior Offer and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”), if: (A) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a Specified Definitive Acquisition Agreement; (B) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into the Specified Definitive Acquisition Agreement with respect to such Superior Offer; and (C) the Company immediately prior to or concurrently with such termination, pays to Parent the payment required to be made to Parent pursuant to Section 7.3(a);

(f) by Parent at any time prior to the Closing if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate and continue to be inaccurate as of the Closing Date, such that the condition set forth in clause “(a)” of Section 6.2 would not be satisfied; or (ii) the Company shall have failed to perform any of its covenants or agreements contained in this Agreement, such that the condition set forth in clause “(b)” of Section 6.2 would not be satisfied; provided, however, that if (A) any inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or failure to perform any of the Company’s covenants or agreements is curable by the Company prior to the earlier of the Outside Date or 30 days after the date on which the Company is notified by Parent in writing of such inaccuracy or failure to perform; and (B) the Company is continuing to exercise reasonable efforts to cure such inaccuracy or failure to perform, then Parent may not terminate this Agreement under this Section 7.1(f) on account of such inaccuracy or failure to perform: (1) during such 30-day (or shorter) period; or (2) after such 30-day period, if such inaccuracy or failure to perform shall have been fully cured; provided, further, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if Parent of Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(g) by the Company at any time prior to the Closing if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate and continue to be inaccurate as of the Closing Date, such that the condition set forth in clause “(a)” of Section 6.3 would not be satisfied; or (ii) Parent shall have failed to perform any of its covenants or agreements contained in this Agreement and such failure has or would reasonably be expected to have a Parent Material Adverse Effect; provided, however, that if: (A) any inaccuracy of any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or failure to perform Parent’s covenants or agreements is curable by Parent prior to the earlier of the Outside Date or 30 days after the date on which Parent is notified by the Company in writing of such breach or failure to perform; and (B) Parent is continuing to exercise reasonable efforts to cure such inaccuracy or failure to perform, then the Company may not terminate this Agreement under this Section 7.1(g) on account of such inaccuracy or failure to perform: (1) during such 30-day (or shorter) period; or (2) after such 30-day period, if such inaccuracy or failure to perform shall have been fully cured; provided, further, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that: (i) Section 2.28, Section 3.6, Section 5.5, this Section 7.2, Section 7.3 and Section 8 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any party from any Liability for any willful, intentional and material inaccuracy in any representation or warranty contained in this Agreement or willful, intentional and material breach of any covenant or agreement contained in this Agreement.

7.3 Expenses; Termination Fees.

(a) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(c) or Section 7.1(d) or by Parent pursuant to Section 7.1(f) (in the case of Section 7.1(f)(i), only in the event of a willful and material breach of the Company’s representations or warranties contained in this Agreement); and (i) at or prior to the time of the Company Stockholder Meeting an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made; and (ii) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement contemplating an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed, then the Company shall pay to Parent, in cash at the earlier of the time such Acquisition Transaction is consummated or the time such definitive agreement is executed, a non-refundable fee in the amount of $12,200,000; provided, however, that for purposes of clause “(ii)” above, all references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%.”

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), or if this Agreement is terminated by Parent or the Company pursuant to any other provision of Section 7 at any time after the occurrence of a Triggering Event, then the Company shall pay to Parent in cash a non-refundable fee in the amount of $12,200,000 (i) immediately prior to or concurrently with such termination by the Company pursuant to Section 7.1(c) or (ii) within two Business Days after such termination in other cases.

(c) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 7.3, are an integral part of the Contemplated Transactions, and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails to pay when due any amount payable under this Section 7.3, then: (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

(d) The fees payable pursuant to this Section 7.3 shall be paid by the Company free and clear of all deductions or withholdings. In the event that a deduction or withholding is required by applicable Legal Requirements, the Company shall pay such additional amount as shall be required to ensure that the net amount received by Parent shall equal the full amount which would have been received by it, had no such deduction or withholding been required to be made, and the Company shall indemnify Parent for such withholding or deductions, and interest, additions to tax and penalties thereon.

Section 8. MISCELLANEOUS PROVISIONS

8.1 Amendment. This Agreement may be amended by the Company, Parent and Acquisition Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2 Waiver. At any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; or (c) waive compliance by the other with any of the covenants or conditions contained in this Agreement. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.4 Entire Agreement; Counterparts. This Agreement (including all Exhibits and Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 8.9 shall be effective service of process for any such action.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF

THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(c).

8.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2 (or other applicable provision of this Agreement), and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the representation or warranty set forth in the corresponding numbered or lettered section in Section 2 (or other applicable provision of this Agreement), or any other section or subsection to the extent that it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such other section or subsection.

8.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer any right, benefit or remedy of any nature whatsoever upon any Person (other than: (a) the parties hereto; and (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.4).

8.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, upon delivery; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Acquisition Sub:

Hewlett Packard Enterprise Company

3000 Hanover Street

Palo Alto, CA 94304

Attention: General Counsel

Facsimile: (650) 857-2012

Email: such email addresses as Parent may specify

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, CA 94304

Attention: Jennifer Fitchen, Esq.

Facsimile: (650) 565-7100

Email: jfitchen@sidley.com

if to the Company:

Silicon Graphics International Corp.

900 North McCarthy Blvd.

Milpitas, California 95035

Attention: General Counsel

Facsimile: (408) 934-9059

Email: kirkwilliams@sgi.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attention: Ryan A. Murr, Esq.

Facsimile: (415) 374-8430

Email: rmurr@gibsondunn.com

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to obtain, without proof of actual damages (and the parties hereby waive any requirement for the securing or posting of any bond in connection with such remedy): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

8.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement herein shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

SATELLITE ACQUISITION SUB, INC.

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	President and Secretary

SILICON GRAPHICS INTERNATIONAL CORP.

By:	/s/ Jorge Titinger
Name:	Jorge Titinger
Title:	Chief Executive Officer

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

401(k) Plan. “401(k) Plan” shall have the meaning set forth in Section 5.3(a).

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 4.3(b).

Acquired Corporation Data. “Acquired Corporation Data” means all right, title and interest in and with respect to the data contained in the Acquired Corporation IT Systems or any databases of the Acquired Corporations (including any and all Trade Secrets and User Data) and all other information and data compilations used by, or necessary to the business of, the Acquired Corporations.

Acquired Corporation Databases. “Acquired Corporation Databases” shall have the meaning set forth in Section 2.9(s).

Acquired Corporation IT Systems. “Acquired Corporation IT Systems” means all information technology and computer systems (including Computer Software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in or necessary to the conduct of the business of the Acquired Corporations.

Acquired Corporation Privacy Policy. “Acquired Corporation Privacy Policy” means each external or internal, past or present privacy policy of any Acquired Corporation, including any policy relating to: (a) the privacy of individuals in connection with any Acquired Corporation Web Site, Acquired Corporation Software or Acquired Corporation Product; (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data; and (c) any employee information.

Acquired Corporation Product. “Acquired Corporation Product” shall mean any product (including hardware or software products) or service (including servers, storage, software solutions and websites): (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any Acquired Corporation; (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person); or (c) contemplated for development or otherwise part of the product roadmap.

Acquired Corporation Product Software. “Acquired Corporation Product Software” shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party, and including firmware and other software embedded in hardware devices) contained or included in or provided with any Acquired Corporation Product or used directly in the development, manufacturing, maintenance, repair, support, testing or performance of any Acquired Corporation Product.

Acquired Corporation Service Provider. “Acquired Corporation Service Provider” means any current or former employee, worker, independent contractor, consultant, advisor, officer or director of any of the Acquired Corporations or any Affiliate of any of the Acquired Corporations.

Acquired Corporation Software. “Acquired Corporation Software” means Computer Software owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any Acquired Corporation (excluding any “off-the-shelf” third party Computer Software that is generally available on standard commercial terms, is not distributed by any Acquired Corporation, is not incorporated into, or used in the development, testing, distribution, delivery, maintenance or support of, any product or service of any Acquired Corporation, and is not otherwise material to business of any Acquired Corporation).

Acquired Corporation User Agreement. “Acquired Corporation User Agreement” means each Acquired Corporation Contract that constitutes a user agreement, terms of use, terms of service, developer agreement, or end user license agreement that governs (or is intended to govern) each user’s or developer’s access to and use of any Acquired Corporation Web Site, any Acquired Corporation Software, or any Acquired Corporation Product.

Acquired Corporation Web Site. “Acquired Corporation Web Site” means any public or private web site owned, maintained, or operated at any time by or on behalf of any of the Acquired Corporations, including the web site located at www.sgi.com.

Acquired Corporations. “Acquired Corporations” shall mean, collectively, the Company and the Company Subsidiaries.

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Affiliates) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent or any of its Affiliates) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Sub. “Acquisition Sub” shall have the meaning set forth in the preamble to this Agreement.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company or the surviving entity in a merger or the resulting direct or indirect parent of the Company or surviving entity; or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of any class of voting securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class);

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter); or

(c) any liquidation or dissolution of any of the Acquired Corporations whose business constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter).

Adverse Recommendation Change. “Adverse Recommendation Change” shall have the meaning set forth in Section 4.3(f).

Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Affiliated Group. “Affiliated Group” shall mean an “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included any Acquired Corporation or any direct or indirect predecessor of any Acquired Corporation, or any other group of corporations filing Tax Returns on a combined, consolidated, unitary or similar basis with respect to any Tax that, at any time on or before the Closing Date, includes or has included any Acquired Corporation or any direct or indirect predecessor of any Acquired Corporation.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Anti-Corruption Laws. “Anti-Corruption Laws” shall have the meaning set forth in Section 2.14(a).

Bid. “Bid” shall have the meaning set forth in Section 2.10(d)(i).

Book-Entry Shares. “Book-Entry Shares” shall have the meaning set forth in Section 1.7(b).

Business Day. “Business Day” shall have the meaning given such term in Rule 14d-1(g) under the Exchange Act.

Closing. “Closing” shall have the meaning set forth in Section 1.3.

Closing Date. “Closing Date” shall have the meaning set forth in Section 1.3.

COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company. “Company” shall have the meaning set forth in preamble to this Agreement.

Company Associate. “Company Associate” shall mean any current or former employee, independent contractor, consultant, advisor or director of or to any of the Acquired Corporations or any Company Affiliate.

Company Board Recommendation. “Company Board Recommendation” shall have the meaning set forth in the Recitals.

Company Common Stock. “Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

Company Equity Plans. “Company Equity Plans” shall mean, collectively, the 2014 Omnibus Incentive Plan, the 2006 New Recruit Equity Incentive Plan, the 2005 Equity Incentive Plan, the 2005 Non-Employee Directors’ Stock Option Plan and the 2005 Employee Stock Purchase Plan, each as amended.

Company Financial Statements. “Company Financial Statements” shall mean the: (a) audited consolidated balance sheets of the Company and its Subsidiaries as of June 28, 2013, June 27, 2014 and June 26, 2015 and the related audited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the years then ended, including the notes thereto and the reports of Deloitte & Touche LLP thereon; and (b) unaudited consolidated balance sheet of the Company and its

Subsidiaries as of March 25, 2016 and the related unaudited consolidated statements of operations, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the nine months then ended.

Company Government Contract. “Company Government Contract” shall have the meaning set forth in Section 2.10(d)(i).

Company Government Subcontract. “Company Government Subcontract” shall have the meaning set forth in Section 2.10(d)(i).

Company Intellectual Property. “Company Intellectual Property” shall mean: (a) all Intellectual Property Rights in or to the Acquired Corporation Products (including Acquired Corporation Product Software); and (b) all other Intellectual Property Rights in which any of the Acquired Corporations has (or purports to have) an ownership interest or a license, or that is otherwise used or to be used in the business of any of the Acquired Corporations as currently conducted or as currently proposed to be conducted.

Company IP Contract. “Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is or was a party or by which any Acquired Corporation is or was bound, that contains any assignment or license of, or rights regarding or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company Intellectual Property or any Technology developed by, with or for any of the Acquired Corporations.

Company Leases. “Company Leases” shall have the meaning set forth in Section 2.8(b).

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, is or would reasonably be expected to have a material adverse effect on: (a) the business, condition (financial or otherwise) or results of operations of the Acquired Corporations, taken as a whole; or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, a change shall not be deemed to constitute a Company Material Adverse Effect (and shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur) if such change results from: (i) adverse economic, financial and political conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or in other locations in the world in which the Acquired Corporations have material operations that do not disproportionately affect the Acquired Corporations relative to the other participants in the industry in which the Acquired Corporations operate; (ii) adverse economic, financial and political conditions that generally affect the industry in which the Acquired Corporations operate and that do not disproportionately affect the Acquired Corporations relative to the other participants in such industry; (iii) changes in the stock price or trading volume of the Company Common Stock (it being understood, however, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) changes or prospective changes in applicable law, GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, in each case after the date hereof; (v) the announcement or pendency or consummation of the Merger or any of the other transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, or Governmental Body (it being understood that this clause (v) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (vi) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, or any changes in the price or trading volume of the Company Common Stock (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been a Company Material Adverse Effect); or (vii) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company, arising out of Merger or in connection with any of the Contemplated Transactions.

Company Options. “Company Options” shall mean options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company Preferred Stock. “Company Preferred Stock” shall mean the Preferred Stock, par value $0.001 per share, of the Company.

Company Restricted Stock. “Company Restricted Stock” shall mean shares of Company Common Stock subject to vesting or other lapse restrictions (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company RSUs. “Company RSUs” shall mean each award of restricted stock units representing the right to receive shares of Company Common Stock (whether subject to time or performance vesting and whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with a merger, acquisition or similar transaction or otherwise issued or granted).

Company SEC Documents. “Company SEC Documents” shall mean each report, schedule, registration statement, proxy, form, statement or other document filed with, or furnished to, the SEC by the Company.

Company Stockholder Approval. “Company Stockholder Approval” shall have the meaning set forth in Section 2.25.

Company Stockholder Meeting. “Company Stockholder Meeting” shall have the meaning set forth in Section 4.4(b).

Company Subsidiary. “Company Subsidiary” shall mean each of the Subsidiaries of the Company.

Computer Software. “Computer Software” shall mean any and all computer software and code whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, libraries, and databases, and all related specifications and documentation, including developer notes, comments and annotations, user manuals and training materials relating to any of the foregoing.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Mutual Nondisclosure Agreement dated as of August 8, 2015, by and between the Company and the other party thereto, as supplemented by that Mutual Nondisclosure Agreement dated as of August 8, 2016, by and between the Company and Parent.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean all actions and transactions contemplated by this Agreement, including the Merger.

Continuing Employees. “Continuing Employees” shall have the meaning set forth in Section 5.3(b).

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, debenture, indenture, warrant, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Conversion Ratio. “Conversion Ratio” shall have the meaning set forth in Section 4.5(b).

Copyright. “Copyright” shall have the meaning set forth in the definition of Intellectual Property Rights.

COTS Software. “COTS Software” shall have the meaning set forth in Section 2.9(c)(i).

Customer. “Customer” shall have the meaning set forth in Section 2.9(e)(vii).

DBO. “DBO” shall have the meaning set forth in Section 2.27.

DGCL. “DGCL” shall have the meaning set forth in the Recitals.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.6 and that has been delivered by the Company to Parent on the date of this Agreement.

Dissenting Shares. “Dissenting Shares” shall have the meaning set forth in Section 1.8(a).

EDGAR. “EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

Effective Time. “Effective Time” shall have the meaning set forth in Section 1.4.

Employee Plans. “Employee Plans” shall have the meaning set forth in Section 2.17(a).

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, interest, claim, infringement, interference, option, license, right of first refusal, preemptive right, community property interest, easement, encroachment, covenant, right of way, defect in title or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Enforceability Exceptions. “Enforceability Exceptions” shall mean: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against Liabilities under securities laws in connection with the offering, sale or issuance of securities.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any Legal Requirement relating to: (a) pollution or to the protection of human health, the environment (including air, surface water, ground water, land surface, soil vapor, indoor air, or subsurface strata) or natural resources; (b) emissions, discharges, releases or threatened releases of Materials of Environmental Concern; or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, collection, recycling, labeling, packaging, sale, transport or handling of Materials of Environmental Concern or any product or waste containing Materials of Environmental Concern, including any product content, labeling, packaging, disclosure or product take-back requirements including but not limited to the E.U. Restrictions on the Use of Certain Hazardous Substances in Electrical & Electronic Equipment (Directive 2011/65/EU), E.U. Registration, Evaluation, Authorisation and Restriction of Chemicals and Similar Regulations; U.S. Toxic Substances Control Act and California Proposition 65; E.U. Waste Electrical and Electronic Equipment (Directive 2012/19/EU), California, the California Supply Chain Transparency Act and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act pertaining to Conflict Minerals and laws pertaining to the health and safety of employees.

ERISA. “ERISA” shall have the meaning set forth in Section 2.17(a).

ESPP. “ESPP” shall have the meaning set forth in Section 2.3(a).

European Union Data Protection Directive. “European Union Data Protection Directive” shall mean Directive 95/46/EC of the European Parliament and of the Council of 24 October, 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Existing D&O Policy. “Existing D&O Policy” shall have the meaning set forth in Section 5.4(b).

Export Approvals. “Export Approvals” shall have the meaning set forth in Section 2.13(c)(i).

FAR. “FAR” shall have the meaning set forth in Section 2.10(d)(i)(J).

FCPA. “FCPA” shall have the meaning set forth in Section 2.14(a).

Foreign Plan. “Foreign Plan” shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any Liability; (b) any Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Employee Plan that covers or has covered any former or current employee, consultant or director of any of the Acquired Corporations whose services are or have been performed primarily outside of the United States.

Former Government Employee. “Former Government Employee” shall have the meaning set forth in Section 2.10(d)(vii).

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement (including any of the foregoing that relate to export control); or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, any court or other tribunal and any stock exchange or self-regulatory organization).

Grant Date. “Grant Date” shall have the meaning set forth in Section 2.3(b).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Indebtedness. “Indebtedness” shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all capitalized lease obligations of such Person, (d) all obligations of such Person under installment sale contracts, and (e) all guarantees and all arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

Indemnified Persons. “Indemnified Persons” shall have the meaning set forth in Section 5.4(a).

Intellectual Property Rights. “Intellectual Property Rights” shall mean the worldwide common law and statutory rights associated with the following: (a) patents (including utility, utility model, design patents, and certificates of invention), patent applications (including additions, provisional, national, regional, and international applications, as well as original, continuation, continuation-in-part, divisional, continued prosecution applications, requests for examination, re-issues, and re-examination applications), and all re-issues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, re-examinations, continuations and continuations-in-part thereof (“Patents”); (b) know how, techniques, processes, technical data, customer lists, business, technical and know-how information, non-public information, confidential information and rights to limit the use or disclosure thereof by any party, and trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law) (“Trade Secrets”); (c) copyrights and mask works, whether registered or not, works of authorship and all other rights corresponding thereto, including moral and economic rights of authors and inventors, however denominated (“Copyrights”); (d) trademarks, trade names, service marks, service names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As) and logos, and all goodwill symbolized thereby and associated therewith (“Trademarks”); (e) Uniform Resource Locators, website addresses and domain names (“Internet Properties”) and (f) with respect to “(a)” through “(e),” all claims for Liabilities by reason of past, current and future infringement thereof, with the right to sue for, and collect, the same. Intellectual Property Rights excludes the tangible embodiment of any of the foregoing.

Internet Properties. “Internet Properties” shall have the meaning set forth in the definition of Intellectual Property Rights.

Intervening Event. “Intervening Event” shall have the meaning set forth in Section 4.3(h).

IRS. “IRS” shall mean the United States Internal Revenue Service.

IT System. “IT System” shall mean the information technology and computer systems (including information technology and telecommunication hardware, communications networks and data centers) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used in the business of the Acquired Corporations as currently conducted and currently contemplated by the Company to be conducted.

knowledge. “knowledge” shall mean, with respect to the Company, (a) the actual knowledge of the individuals listed in Part 1.1 of the Disclosure Schedule, and (b) any knowledge that any of such individuals would have obtained if such individual had performed his or her duties in a manner reasonably expected of someone holding the position such individual holds with the applicable Acquired Corporation.

Leased Real Property. “Leased Real Property” shall have the meaning set forth in Section 2.8(b).

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, directive, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market).

Liabilities. “Liabilities” shall mean any and all liabilities, obligations, guarantees (including lease guarantees), commitments, damages, losses, debts, claims, demands, judgments or settlements of any nature or kind, whether known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured.

Loan Agreement. “Loan Agreement” shall mean the Credit Agreement dated as of January 27, 2015, by and among the Company, as Borrower, certain lenders, and Morgan Stanley Senior Funding, Inc. as Administrative Agent and Collateral Agent.

Made Available. “Made Available” shall mean, with respect to any documents or other materials relating to the Acquired Corporations, that such documents or other materials were actually delivered by the Company to Parent or its counsel at least three Business Days prior to the date of this Agreement or were at all times between 11:59 pm Pacific time on August 8, 2016 and the date of this Agreement located in a section of the electronic data room organized by the Company in connection with the diligence investigation conducted by Parent and accessible to Parent or its counsel.

Material Contract. “Material Contract” shall have the meaning set forth in Section 2.10(a).

Material of Environmental Concern. “Material of Environmental Concern” shall mean chemicals, pollutants, contaminants, emissions, wastes, substances, petroleum and petroleum products, radioactive materials, asbestos, polychlorinated biphenyls, lead or lead-based paints or materials, radon, mold, chlorofluorocarbons and all other ozone-depleting substances, and any other substance that is now or hereafter regulated by, or gives rise to Liability under, any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

Maximum Premium. “Maximum Premium” shall have the meaning set forth in Section 5.4(b).

Measurement Date. “Measurement Date” shall have the meaning set forth in Section 2.3(a).

Merger. “Merger” shall have the meaning set forth in the Recitals.

Merger Price. “Merger Price” shall have the meaning set forth in Section 1.6(a)(iv).

Most Recent Balance Sheet. “Most Recent Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 25, 2016 included in the Company Financial Statements.

Open Source Code. “Open Source Code” shall mean any Computer Software that is distributed under “open source” or “free software” terms or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses), including any Computer Software distributed under the GNU Affero General Public License (AGPL), MIT License (MIT), Artistic License, GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms that: (a) require or condition the use or distribution of such Computer Software on the disclosure, licensing, or distribution of any source code for any portion of such Computer Software or any derivative work of such Computer Software; or (b) otherwise impose any limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute such Computer Software or any derivative work of such Computer Software.

Other Registered IP. “Other Registered IP” shall have the meaning set forth in Section 2.9(b).

Outside Date. “Outside Date” shall have the meaning set forth in Section 7.1(d).

Owned Real Property. “Owned Real Property” shall have the meaning set forth in Section 2.8(a).

Owned Registered IP. “Owned Registered IP” shall have the meaning set forth in Section 2.9(b).

Parent. “Parent” shall have the meaning set forth in the preamble to this Agreement.

Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, par value $0.001 per share, of Parent.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall have the meaning set forth in Section 3.3.

Parent Option. “Parent Option” shall have the meaning set forth in Section 4.5(a).

Patents. “Patents” shall have the meaning set forth in the definition of Intellectual Property Rights.

Paying Agent. “Paying Agent” shall have the meaning set forth in Section 1.7(a).

Payment Fund. “Payment Fund” shall have the meaning set forth in Section 1.7(a).

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Data. “Personal Data” shall mean a natural person’s name, age, gender, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, customer or account number, marital status, health, economic status, professional training, personal beliefs, opinions or any other piece of information that can be used to identify, contact or precisely locate a natural person (including Internet protocol address, device identifier or other persistent identifier); and any “personal data,” as defined by the European Union Data Protection Directive, and any national Legal Requirements implementing such directive

Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 4.1(a).

Proxy Statement. “Proxy Statement” shall have the meaning set forth in Section 2.29.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, issued, or granted under the authority of, with or by any Governmental Body, including all issued Patents, registered Copyrights, registered Trademarks, Internet Properties and all applications for any of the foregoing.

Related Persons. “Related Persons” shall include: (i) the former, current and future directors, officers, employees, agents, stockholders, Representatives, Subsidiaries, Affiliates and assignees of Parent; and (ii) any former, current or future director, officer, Affiliate or assignee of any Person described in clause “(i).”

Representatives. “Representatives” shall mean any officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Section 409A. “Section 409A” shall mean Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Specified Definitive Acquisition Agreement. “Specified Definitive Acquisition Agreement” shall have the meaning set forth in Section 7.1(e).

Specified Representations. “Specified Representations” shall mean the representations and warranties of the Company contained in Section 2.25 and Section 2.27.

Standard User License. “Standard User License” shall have the meaning set forth in Section 2.9(c)(ii).

Stock Certificates. “Stock Certificates” shall have the meaning set forth in Section 1.7(b).

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

Superior Offer. “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal, which the board of directors of the Company determines in good faith, after taking into account the advice of DBO, or another independent financial advisor of nationally recognized reputation and the Company’s outside legal counsel, is: (i) more favorable to the Company’s stockholders from a financial point of view than the terms of the Merger, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making the proposal (including any changes to the terms of this Agreement proposed by Parent to the Company in response to such proposal or otherwise, and any fees payable by the Company hereunder); and (ii) is reasonably likely to be consummated on the terms proposed; provided, that for purposes of this definition of “Superior Offer” and the definition of “Acquisition Proposal” as used in this definition, the references to 15% in the definition of Acquisition Transaction shall be deemed to be references to 50%.

Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in Section 1.1.

Takeover Statute. “Takeover Statute” shall have the meaning set forth in Section 2.23.

Tax. “Tax” (and, with correlative meaning, “Taxes”) includes (a) any federal, state, local, foreign, net income, gross income, gross receipts, profits, gains, registration, net worth, capital, windfall profit, severance, premium, real property, personal property, production, sales, use, transaction, stock, license, excise, franchise, employment, payroll, wages, lease, service, service use, withholding on amounts paid to or by any Person, social security, unemployment, welfare, disability, occupation, worker’s compensation, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, assessments, charges, levies, governmental fee or other like assessment or charge of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect to which a Person may have a duty to collect or withhold and remit any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) any Liability for the payment of amounts determined by reference to amounts described in clause “(a)” as a result of being or having been a member of any Affiliated Group.

Tax Return. “Tax Return” shall mean any return (including any information return, claim for refund or amended return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document, including any amendments thereof, required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax.

Technical Regulations. “Technical Regulations” shall mean any Legal Requirement pertaining to electromagnetic compatibility, product safety, electrical safety, radio communications, telecommunications, consumer protection, radiation emitting devices, electrical appliances, energy efficiency, CE Mark, and any Legal Requirement issued by or regulated by the FCC or similar organization.

Technology. “Technology” shall mean tangible embodiments, whether in electronic, written or other media, of technology, including designs, design and manufacturing documentation (such as bill of materials, build instructions and test reports), schematics, algorithms, routines, formulae, hardware, Software, databases, content, information, lab notebooks, specifications, development and lab equipment, processes, prototypes, know-how and devices. “Technology” does not include Intellectual Property Rights, including any Intellectual Property Rights in any of the foregoing.

Top Customers. “Top Customers” shall have the meaning set forth in Section 2.11(c).

Top Suppliers. “Top Suppliers” shall have the meaning set forth in Section 2.11(d).

Trade Secrets. “Trade Secrets” shall have the meaning set forth in the definition of Intellectual Property Rights.

Trademark. “Trademark” shall have the meaning set forth in the definition of Intellectual Property Rights.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have made an Adverse Recommendation Change; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the board of directors of the Company fails to reaffirm unanimously and publicly its recommendation of this Agreement and the Merger, within five Business Days (or, if earlier, prior to the time of the Company Stockholder Meeting) after Parent requests in writing that such recommendation be reaffirmed publicly following the delivery of a notice by the board of directors of the Company to Parent pursuant to Section 4.3(g) or 4.3(h); (d) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced by a third party and the Company shall not have sent to its security holders, within five Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the time of the Company Stockholder Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming its recommendation of this Agreement and the Merger; (e) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release that reaffirms its recommendation of this Agreement and the Merger, within five Business Days (or, if earlier, prior to the time of the Company Stockholder Meeting) after such Acquisition Proposal is publicly announced; or (f) the Company, any of its Subsidiaries or any of their respective Representatives shall have breached any of the provisions in Section 4.3 in any material respect, which results in an Acquisition Proposal.

User Data. “User Data” shall mean any Personal Data or other data or information collected by or on behalf of any Acquired Corporation from users of any Acquired Corporation website.

Viruses. “Viruses” shall have the meaning set forth in Section 2.9(k).

Voting Agreements. “Voting Agreements” shall have the meaning set forth in the Recitals.

WARN Act. “WARN Act” shall have the meaning set forth in Section 2.17(k).

Annex B

August 11, 2016

Board of Directors

Silicon Graphics International Corp.

900 N. McCarthy Boulevard

Milpitas, CA 95035

Members of the Board of Directors:

We understand that Silicon Graphics International Corp. (“SGI” or the “Company”), Hewlett Packard Enterprise Company (the “Buyer”) and Satellite Acquisition Sub, Inc., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), have entered into an Agreement and Plan of Merger, dated as of August 11, 2016 (the “Merger Agreement”), which provides, among other things, for the merger of Acquisition Sub with and into the Company (the “Merger” or the “Transaction”). Upon the effectiveness of the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.001 per share, of the Company (“the Company Common Stock”), other than (i) shares held in treasury, (ii) shares of Company Common Stock owned by Buyer or any of its affiliates or by the Company or any of its subsidiaries, or (iii) shares as to which appraisal rights have been properly asserted (clauses (i), (ii) and (iii) collectively, the “Excluded Shares”), will be converted into the right to receive $7.75 per share in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. The summary of the Transaction set forth above is qualified in its entirety by the terms of the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to the holders of such shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Reviewed published estimates of independent research analysts with respect to the future financial performance and price targets of the Company;

9)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and certain parties and their financial and legal advisors;

10)	Reviewed the Merger Agreement and certain related documents; and

11)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company (and have not assumed responsibility or liability for any independent verification of such information) and formed a substantial basis for this opinion. We further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information in accurate or misleading. With respect to the financial projections for the Company (the “Company Projections”) we have been advised by management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Transaction and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. As you know, we are not legal experts, and for purposes of our analysis we have not made any assessment of the status of any outstanding litigation involving the Company and have excluded the effects of any such litigation in our analysis. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) in the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of the shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement and does not address the underlying business decision of the Company to enter into the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon the rendering of this financial opinion and the substantial remainder of which is contingent upon the closing of the Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. Dean Bradley Osborne Partners LLC may also seek to provide such services to the Buyer and the Company in the future and expects to receive customary fees for the rendering of these services.

Please note that Dean Bradley Osborne Partners LLC provides investment banking and other services to a wide range of persons from which conflicting interest or duties may arise. Dean Bradley Osborne Partners LLC, its affiliates, directors, members, managers and officers may at any time hold long or short positions, and may trade or otherwise structure and effect transactions in debt or equity securities or loans of the Buyer, the Company, or any other company that may be involved in the Transaction.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purposes without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the

Transaction if such inclusion is required by applicable law. Dean Bradley Osborne Partners LLC expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held in connection with the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours, DEAN BRADLEY OSBORNE PARTNERS LLC

By:	/s/ Mathew Hein
Mathew Hein
Partner

Annex C

APPRAISAL RIGHTS OF STOCKHOLDERS

DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 11, 2016 (this “Agreement”), among Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”), and the stockholders of Silicon Graphics International Corp., a Delaware corporation (the “Company”), listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Satellite Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, each Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, par value $0.001 per share, of the Company (“Shares”) as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Parent and Acquisition Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent and Acquisition Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

1. Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares

(i) in favor of the Merger, the adoption of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), and (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement (collectively, the “Covered Proposals”). Notwithstanding the foregoing, nothing in this Agreement shall require any Stockholder to vote or otherwise consent to any amendment to the Merger Agreement or the taking of any action that could result in the amendment, modification or a waiver of a provision therein, in any such case, in a manner that decreases the amount or changes the form of the Merger Consideration. Except as expressly set forth in this Section 1 with respect to Covered Proposals, Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

2. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1 WITH RESPECT TO COVERED PROPOSALS. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b) The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

3. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Stockholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 and 12 to 26 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5. Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a) Such Stockholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Encumbrances other than as created by this Agreement. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares (and the equity awards relating thereto), such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(b) Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder which is an entity, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Body is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, in each case other than as would not restrict, prohibit or impair the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(d) There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) Except as provided in the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder (in such Stockholder’s capacity as a stockholder of the Company and in no other capacity).

(f) Such Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

6. Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a) Prior to the Termination Date, such Stockholder (solely in his, her or its capacity as a stockholder and in no other capacity) shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Acquisition Proposal;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, any Acquisition Proposal;

(iii) execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

(b) Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 6(a) above, to the extent such discussions or negotiations occurred in the capacity of the Stockholder as a stockholder and in no other capacity.

(c) Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement, in each case other than Permitted Transfers. Any Transfer in violation of this provision shall be void. Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares, other than Permitted Transfers. If so requested by Parent, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(d) Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Parent and the Company of any such event.

(e) “Permitted Transfers” shall mean any Transfer of securities (including any contract, option, agreement or other arrangement or understanding with respect thereto) (i) for the net settlement of Stockholder’s Company Options (to pay the exercise price thereof and any tax withholding obligations), (ii) for the net settlement of Stockholder’s Company RSUs settled in Shares (to pay any tax withholding obligations), (iii) for the exercise of Stockholder’s Company Options, to the extent such options would expire prior to the Effective Time, (iv) for the exercise of Stockholder’s Company Options, or the receipt upon settlement of Stockholder’s Company RSUs, and the sale of a sufficient number of such Shares acquired upon exercise or settlement of such securities as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by Stockholder as a result of such exercise or settlement, (v) made as a bona fide gift to a charitable entity, (vi) to any family member or trust for the benefit of any family member, (vii) to any stockholder, member or partner of any Stockholder which is an entity, (viii) to any Affiliate of Stockholder, or (ix) to any person or entity if and to the extent required by any non-consensual legal order, by divorce decree or by will, intestacy or other similar Legal Requirement, so long as, in the case of the foregoing clauses (vi), (vii), (viii) and (ix), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

7. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a stockholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company. Any references to Subsidiaries, Affiliates or Representatives of Stockholder in this Agreement shall not be deemed to include the Company, its Subsidiaries or Affiliates, or their respective Representatives.

8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Legal Requirements.

9. Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

10. Further Assurances. From time to time, at the request of Parent and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by Parent to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

11.Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the Termination Date.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

13. Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

14. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, upon delivery; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

(i) If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(ii) If to Parent:

Hewlett Packard Enterprise Company

3000 Hanover Street

Palo Alto, CA 94304

Attention: General Counsel

Facsimile: (650) 857-2012

Email: such email addresses as Parent may specify

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, CA 94304

Attention: Jennifer Fitchen, Esq.

Facsimile: (650) 565-7100

Email: jfitchen@sidley.com

15. Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

17. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) In any action between any of the parties arising out of or relating to this Agreement or the transactions contemplated hereby each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 17 shall be effective service of process for any such action.

(c) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF EITHER OF SUCH WAIVERS; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (iii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17(C).

18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19. Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to obtain, without proof of actual damages (and the parties hereby waive any requirement for the securing or posting of any bond in connection with such remedy): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

20. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in an effort to replace such invalid or unenforceable term or provision with a valid enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

21. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

22. Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

23. Confidentiality. The Stockholders agree (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by law or legal process not to divulge any such non-public information to any third Person.

24. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT:

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

JORGE L. TITINGER

/s/ Jorge L. Titinger

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

CASSIO CONCEICAO

/s/ Cassio Conceicao

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

MEKONNEN ASRAT

/s/ Mekonnen Asrat

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

KIRK WILLIAMS

/s/ Kirk Williams

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

PETER HILLIARD

/s/ Peter Hilliard

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

CHARLES M. BOESENBERG

/s/ Charles M. Boesenberg

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

GARY A. GRIFFITHS

/s/ Gary A. Griffiths

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

RONALD D. VERDOORN

/s/ Ronald D. Verdoorn

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

DOUGLAS R. KING

/s/ Douglas R. King

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

MICHAEL W. HAGEE

/s/ Michael W. Hagee

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

NINA RICHARDSON

/s/ Nina Richardson

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDERS:

KIRSTEN WOLBERG

/s/ Kirsten Wolberg

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name and Address	Common Stock	Vested and Unexercised Options	Unvested Options	Unvested Restricted Stock Units		Total
Jorge L. Titinger 900 North McCarthy Blvd. Milipitas, California 95035	244,344	209,896	—	454,032	*	908,272

Cassio Conceicao 900 North McCarthy Blvd. Milipitas, California 95035	106,759	—	—	181,489	*	288,248

Mekonnen Asrat 900 North McCarthy Blvd. Milipitas, California 95035	19,995	14,584	—	119,064	*	153,643

Kirk Williams 900 North McCarthy Blvd. Milipitas, California 95035	2,969	—	—	49,032	*	52,001

Peter Hilliard 900 North McCarthy Blvd. Milipitas, California 95035	—	—	—	102,563	*	102,563

Charles M. Boesenberg 900 North McCarthy Blvd. Milipitas, California 95035	41,156	92,081	—	20,980	*	154,217

Gary A. Griffiths 900 North McCarthy Blvd. Milipitas, California 95035	45,250	60,998	—	20,980	*	127,228

Ronald D. Verdoorn 900 North McCarthy Blvd. Milipitas, California 95035	74,281	68,499	—	20,980	*	163,760

Douglas R. King 900 North McCarthy Blvd. Milipitas, California 95035	30,531	92,833	—	20,980	*	144,344

Michael W. Hagee 900 North McCarthy Blvd. Milipitas, California 95035	30,790	82,833	—	20,980	*	134,603

Nina Richardson 900 North McCarthy Blvd. Milipitas, California 95035	—	—	—	21,162	*	21,162

Kirsten Wolberg 900 North McCarthy Blvd. Milipitas, California 95035	—	—	—	20,352	*	20,352

*	Assuming such units are earned or vest at their target amount, as applicable.

D-22